UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BIOGEN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

2017 Annual Meeting of

Stockholders and Proxy Statement

        Wednesday, June 7, 2017

        9:00 a.m., Eastern Daylight Time

        Online at www.virtualshareholdermeeting.com/BIIB2017

Letter from our Chairman

April 26, 2017

To our Stockholders:

We invite you to attend our 2017 annual meeting of stockholders, which will be held online on Wednesday, June 7, 2017, beginning at 9:00 a.m., Eastern Daylight Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/BIIB2017, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the annual meeting.

The following notice of our annual meeting of stockholders contains details of the business to be conducted at the meeting. Only stockholders of record at the close of business on April 10, 2017 will be entitled to notice of, and to vote at, the annual meeting.

On behalf of the Board of Directors, thank you for your continued support and investment in Biogen.

Very truly yours,

STELIOS PAPADOPOULOS

Chairman of the Board

On behalf of the Board of Directors of Biogen Inc.

Notice of 2017 Annual Meeting of Stockholders

Date:	Wednesday, June 7, 2017

Time:	9:00 a.m., Eastern Daylight Time

Place:	Online at www.virtualshareholdermeeting.com/BIIB2017

Record Date:	April 10, 2017. Only Biogen stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the annual meeting.

Items of Business:	1.	To elect the eleven nominees identified in the accompanying proxy statement to our Board of Directors to serve for a one-year term extending until the 2018 annual meeting of stockholders and their successors are duly elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	To hold an advisory vote on executive compensation.

4.	To hold an advisory vote on the frequency of the advisory vote on executive compensation.

5.	To approve the Biogen Inc. 2017 Omnibus Equity Plan.

6.	To transact such other business as may be properly brought before the annual meeting and any adjournments or postponements.

Virtual Meeting:	To participate in the annual meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/BIIB2017. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, or your proxy card or the instructions that accompanied your proxy materials. Stockholders will be able to vote and submit questions during the annual meeting.

You will not be able to attend the annual meeting in person.

Voting:	Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting online, we urge you to vote as promptly as possible by telephone or Internet or by signing, dating, and returning a printed proxy card or voting instruction form, as applicable. If you attend the annual meeting online, you may vote your shares during the annual meeting virtually via the Internet even if you previously voted your proxy. Please vote as soon as possible to ensure that your shares will be represented and counted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders

To Be Held on June 7, 2017:

The Notice of 2017 Annual Meeting of Stockholders, Proxy Statement, and 2016 Annual Report on Form 10-K are

available at the following website: www.proxyvote.com.

By Order of Our Board of Directors,

SUSAN H. ALEXANDER,

Secretary

225 Binney Street

Cambridge, Massachusetts 02142

April 26, 2017

This notice and proxy statement are first being sent to stockholders on or about April 26, 2017. Our Annual Report on Form 10-K is being sent with this notice and proxy statement.

Proxy Statement Table of Contents

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Proxy Statement Table of Contents (continued)

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Proxy Statement Summary

This summary highlights important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

Annual Meeting Information

DATE:	Wednesday, June 7, 2017
TIME:	9:00 a.m., Eastern Daylight Time
LOCATION:	Online only at www.virtualshareholdermeeting.com/BIIB2017. You will not be able to attend the meeting in person.
RECORD DATE:	April 10, 2017

Voting Matters and Vote Recommendation

Voting Matter	Board Recommendation	Page Number for more detail
Item 1—Election of Directors	FOR each nominee	10
Item 2—Ratification of Selection of Independent Registered Public Accounting Firm for 2017	FOR	24
Item 3—Advisory Vote on Executive Compensation	FOR	27
Item 4—Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	ONE YEAR	55
Item 5—Approval of the Biogen Inc. 2017 Omnibus Equity Plan	FOR	55

How to Vote

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Proxy Statement Summary (continued)

Corporate Governance Matters

We strive to maintain effective corporate governance practices to ensure that our company is managed for the long-term benefit of our stockholders. To that end, we continually review and refine our corporate governance policies, procedures, and practices. See Part 2 – “Corporate Governance at Biogen” for more information.

Corporate Governance Highlights

Board and Board Committees
Number of Independent Director Nominees/Total Number of Director Nominees	10/11
Number of Female Director Nominees/Total Number of Director Nominees	3/11
Average Age of Directors Standing for Election (as of April 13, 2017)	62
All Board Committees Consist of Independent Directors	Yes
Risk Oversight by Full Board and Committees	Yes
Separate Risk Committee	Yes
Separate Chairman and CEO	Yes
Regular Executive Sessions of Independent Directors	Yes
Annual Board and Committee Self-Evaluations	Yes
Annual Independent Director Evaluation of CEO	Yes
Director Education and Orientation	Yes
Annual Equity Grant to Directors	Yes
Director - Stockholder Engagement Initiative	Yes
Stockholder Rights, Accountability, and Other Governance Practices
Annual Election of All Directors	Yes
Majority Voting for Directors and Resignation Policy	Yes
Proxy Access Bylaw (3% ownership, 3 years, nominees for up to 25% of our Board)	Yes
Annual Advisory Stockholder Vote on Executive Compensation	Yes
Stockholder Ability to Call Special Meetings (25% Threshold)	Yes
Stockholder Ability to Act by Written Consent	Yes
Stock Ownership Guidelines for Directors and Executives	Yes
Prohibition from Hedging and Pledging Securities or Otherwise Engaging in Derivative Transactions	Yes
Compensation Recovery in Equity and Annual Bonus Plans	Yes
Absence of a Stockholder Rights Plan (referred to as “Poison Pill”)	Yes
Strong Commitment to Environmental and Sustainability Matters	Yes
Board Oversight and Expanded Disclosure on Website Related to Corporate Political Contributions and Expenditures	Yes

Director - Stockholder Engagement Initiative

We value the views of our stockholders and other stakeholders, and we solicit input throughout the year on topics such as business strategy, capital allocation, corporate governance, executive compensation, sustainability, and corporate social responsibility initiatives. During fiscal 2016, independent members of our Board of Directors conducted outreach to stockholders to discuss a variety of issues, including business, corporate governance, and compensation related matters.

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Proxy Statement Summary (continued)

Our Director Nominees

Proposal 1 — Election of Directors

You are being asked to vote on the election of the following eleven nominees for director. All Directors are elected annually by the affirmative vote of a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 10.

			Committee Memberships*						Other Public Boards
Name, Occupation, and Experience	Age*	Independent	AC	CC	CGC	FC	RC	STC
Alexander J. Denner, Ph.D. Founding Partner, Sarissa Capital	47	Yes							2
Caroline D. Dorsa Retired Executive Vice President and Chief Financial Officer, Public Service Enterprise Group Incorporated	57	Yes							3
Nancy L. Leaming Retired Chief Executive Officer and President, Tufts Health Plan	69	Yes							—
Richard C. Mulligan, Ph.D. Portfolio Manager, Icahn Capital LP and Mallinckrodt Professor of Genetics, Emeritus, Harvard Medical School	62	Yes							—
Robert W. Pangia Partner, Ivy Capital Partners, LLC	65	Yes							—
Stelios Papadopoulos, Ph.D. Chairman, Biogen Inc., and Chairman, Exelixis, Inc. and Regulus Therapeutics Inc.	68	Yes							3
Brian S. Posner President, Point Rider Group and Private Investor	55	Yes							3
Eric K. Rowinsky, M.D. President and Executive Chairman of RGenix, Inc.	60	Yes							2
The Honorable Lynn Schenk Attorney, Former Chief of Staff to the Governor of California and Former U.S. Congresswoman	72	Yes							1
Stephen A. Sherwin, M.D. Clinical Professor of Medicine, University of California, San Francisco and Advisor to Life Sciences Companies	68	Yes							3
Michel Vounatsos Chief Executive Officer, Biogen Inc.	55	No							—

* Age and Committee memberships are as of April 13, 2017.

AC: Audit Committee	CGC: Corporate Governance Committee	RC: Risk Committee
CC: Compensation and Management Development Committee	FC: Finance Committee	STC: Science and Technology Committee

Chair:	Member:	Financial Expert:

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Proxy Statement Summary (continued)

Our Auditors

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

You are being asked to vote to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. Detailed information about this proposal can be found beginning on page 24.

Executive Compensation Matters

Proposal 3 – Advisory Vote on Executive Compensation

Our Board of Directors recommends that stockholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers (NEOs) as described in this Proxy Statement (the “say-on-pay” vote). Detailed information about the compensation paid to our NEOs can be found beginning on page 27.

Our compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns executive interests with those of our stockholders. Highlights of our compensation program for 2016 and our compensation best practices follow.

Pay-for-Performance
Short- and long-term incentive compensation rewards financial, strategic, and operational performance and goals that are set to support our long-range plans.
Approximately 91% of the compensation pay mix for George A. Scangos, our former CEO, was performance-based and at-risk in 2016.
Approximately 84% of the compensation pay mix for our other for our other full-year active NEOs serving at the end of 2016 was performance-based and at-risk in 2016.
Other Compensation Best Practices
We provide competitive total pay opportunities after consideration of many factors, including comparative data from a carefully selected peer group.
An independent compensation consultant assists our Compensation and Management Development Committee in setting executive and non-employee director compensation.
Our compensation programs do not encourage unnecessary and excessive risk taking, and risk assessments are conducted annually.
Payments under our annual bonus plan are performance-based and capped.
Long-term incentive awards are performance-based and subject to multi-year vesting.
Any stock option awards are granted at fair market value; We do not backdate or reprice stock option awards.
We maintain robust share ownership guidelines for executive officers and directors.
Compensation may be recouped/clawed back under our equity and annual bonus plans.
A double-trigger is required for accelerated equity vesting upon change in control for all post-2014 grants.
In June 2009, we adopted a policy to eliminate excise tax gross ups for newly-hired executives.

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Proxy Statement Summary (continued)

Other Management Proposals

Proposal 4 – Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Proposal 3 above requests that you cast an advisory vote for the compensation paid to the Company’s NEOs as described in this Proxy Statement (the “say-on-pay” vote). In this Proposal 4, as required pursuant to Section 14A of the Securities Exchange Act, you are being asked to cast a non-binding, advisory vote on how frequently we should have say-on-pay votes in the future. You can vote to hold say-on-pay votes every one, two, or three years, or you can abstain from voting. Our Board of Directors believes that say-on-pay votes should be held annually to give stockholders the opportunity to provide regular input on our executive compensation programs and increase our Board’s accountability for its compensation decisions and therefore recommends that stockholders vote for the one year option. Detailed information about this proposal can be found on page 55.

Proposal 5 – Approval of the Biogen Inc. 2017 Omnibus Equity Plan

You are being asked to approve the Biogen Inc. 2017 Omnibus Equity Plan. Our Board of Directors, upon the recommendation of our Compensation and Management Development Committee, approved the Biogen Inc. 2017 Omnibus Equity Plan, subject to stockholder approval. The Biogen Inc. 2017 Omnibus Equity Plan will not become effective unless and until it is approved by our stockholders.

The Biogen Inc. 2017 Omnibus Equity Plan will allow our Compensation and Management Development Committee to make grants of stock options, stock appreciation rights, restricted stock units, restricted stock awards, and other awards (including performance-based awards) to employees. Our Board believes that equity awards have been, and will continue to be, a critical part of our total compensation program and allow us to attract and retain the key talent needed to effectively compete in our industry, incentivize superior results and long-term value creation, and align the interests of our employees with those of our stockholders. As discussed in our Compensation Discussion and Analysis, equity compensation is a key element of total compensation at Biogen, and the Biogen Inc. 2017 Omnibus Equity Plan will allow us to continue to grant this key element of compensation and to attract and retain key employees and motivate superior results with long-term incentive awards. Detailed information about this proposal can be found beginning on page 55.

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1	General Information About the Meeting

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

The Board of Directors of Biogen Inc. is soliciting your proxy to vote at our 2017 annual meeting of stockholders (Annual Meeting) to be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, June 7, 2017 for the purposes summarized in the accompanying Notice of 2017 Annual Meeting of Stockholders. Our 2016 Annual Report on Form 10-K is also available with this Proxy Statement.

References in this Proxy Statement to “Biogen” or the “Company,” “we”, “us”, and “our” refer to Biogen Inc.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon the matters that are summarized in the formal meeting notice. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting virtually via the Internet.

Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BIIB2017. The Annual Meeting will start at 9:00 a.m., Eastern Daylight Time, on June 7, 2017. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.

You will not be able to attend the meeting in person.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card or voting instruction form in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

Who can vote?

Each share of our common stock that you own as of the close of business on the record date of April 10, 2017 (Record Date) entitles you to one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 213,616,278 shares of our common stock were outstanding and entitled to vote. We are making this Proxy Statement and other Annual Meeting materials available on the Internet or, upon request, by sending printed versions of these materials on or about April 26, 2017 to all stockholders of record as of the Record Date. For ten days before the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our offices located at 225 Binney Street, Cambridge, Massachusetts 02142 and will be available for examination during the Annual Meeting at www.virtualshareholdermeeting.com/BIIB2017. If you would like to review the list, please call our Investor Relations department at (781) 464-2442.

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1	General Information About the Meeting (continued)

What am I voting on at the Annual Meeting?

Stockholders will be asked to vote on the following items at the Annual Meeting:

•    The election to our Board of Directors of the eleven director nominees (Proposal 1);

•    The ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);

•    The advisory vote on executive compensation (Proposal 3);

•    The advisory vote on the frequency of the advisory vote on executive compensation (Proposal 4);

•    The approval of the Biogen Inc. 2017 Omnibus Equity Plan (Proposal 5); and

•    The transaction of such other business as may be properly brought before the meeting and any adjournments or postponements.

What is the recommendation of our Board on each of the matters scheduled to be voted on at the Annual Meeting?

Our Board of Directors recommends that you vote:

•    “FOR” each of the director nominees (Proposal 1);

•    “FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);

•    On an advisory basis, “FOR” the approval of our executive compensation (Proposal 3);

•    On an advisory basis, for the “ONE YEAR” option as the frequency of the advisory vote on executive compensation (Proposal 4); and

•    “FOR” the approval of the Biogen Inc. 2017 Omnibus Equity Plan (Proposal 5).

How do proxies work?

Our Board of Directors is asking for your proxy authorizing the individuals named as proxies to vote your shares at the Annual Meeting in the manner you direct. You may abstain from voting on any matter. If you submit your proxy without specifying your voting instructions, we will vote your shares on the matters scheduled to be voted on at the Annual Meeting in accordance with our Board of Directors’ recommendations described above. As to any other matter that may properly come before the meeting or any adjournment or postponement, the individuals named as proxies will vote your shares at the Annual Meeting in accordance with their best judgment.

Shares represented by valid proxies received in time for the Annual Meeting and not revoked before the Annual Meeting will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described below (under the heading “Can I revoke or change my vote after I submit my proxy?”). If your shares are held through a bank, broker, or other nominee, please follow the instructions that you were provided by your bank, broker, or other nominee.

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1	General Information About the Meeting (continued)

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

       By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 6, 2017.

       By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 6, 2017.

       By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 6, 2017 to be voted at the Annual Meeting.

       During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/BIIB2017. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

Beneficial Owners. If your shares are held in a brokerage account in your broker’s name, then you are the beneficial owner of shares held in “street name”. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the bank, broker, or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your bank, broker, or other nominee in order to instruct your bank, broker, or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, broker or other nominee. Shares held beneficially may not be voted during the Annual Meeting; instead a beneficial holder must instruct their bank, broker, or other nominee in advance of the meeting.

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1	General Information About the Meeting (continued)

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

•    signing and returning a new proxy card with a later date, to be received no later than June 6, 2017;

•    submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Daylight Time, on June 6, 2017, will be counted;

•    participating in the Annual Meeting virtually via the Internet and voting again; or

•    delivering a written revocation to our Secretary at Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, to be received no later than June 6, 2017.

Only your latest vote, in whatever form, will be counted.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the bank, broker, or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Will my shares be counted if I do not vote?

Stockholders of Record. If you are the stockholder of record and you do not vote before the Annual Meeting by proxy card, telephone, or via the Internet, or during the Annual Meeting via the Internet, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of shares, your bank, broker, or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The proposal to ratify the selection of our independent registered public accounting firm is a routine matter and the other proposals are non-routine matters. If you do not give your broker voting instructions, your broker (1) will be entitled to vote your shares on the proposal to ratify the selection of our independent registered public accounting firm and (2) will not be entitled to vote your shares on the other proposals. We urge you to provide instructions to your bank, broker, or other nominee so that your votes may be counted on all of these important matters.

You should vote your shares by telephone or by Internet according to the instructions provided by your bank, broker, or other nominee or by signing, dating, and returning a printed voting instruction form to your bank, broker, or other nominee to ensure that your shares are voted on your behalf.

How many shares must be present to hold the Annual Meeting?

A majority of our issued and outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described above (under the heading “How do I vote and what are the voting deadlines?”) will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

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1	General Information About the Meeting (continued)

What vote is required to approve each proposal and how are votes counted?

•     Proposal 1: Election of Directors: Directors are elected by a majority vote of the votes cast in uncontested elections — that is, a director will be elected if more votes are cast for that director’s election than against that director — and by a plurality of votes cast in contested elections — that is, the directors receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes, if any, are not counted for purposes of electing directors and will have no effect on the results of this vote.

•     Proposal 2: Ratification of PwC: The affirmative vote of a majority of shares present in person or represented by proxy and having voting power at the Annual Meeting is required to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions will have the effect of votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.

•     Proposal 3: Advisory Vote on Executive Compensation: Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation and Management Development Committee of our Board of Directors (sometimes referred to in this Proxy Statement as the “Compensation Committee”), which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

•     Proposal 4: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation: This proposal also calls for a non-binding, advisory vote. Our Board of Directors has recommended an annual vote, and we believe that stockholders will overwhelmingly support that recommendation. However, if another frequency receives more votes, our Board of Directors will take that fact into account when making its decision on how often to hold executive compensation advisory votes. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

•     Proposal 5: Approval of the Biogen Inc. 2017 Omnibus Equity Plan: The affirmative vote of a majority of shares present in person or represented by proxy and having voting power at the Annual Meeting is required to approve the Biogen Inc. 2017 Omnibus Equity Plan. Abstentions will have the effect of votes against this proposal and broker non-votes will not have any effect on the results of this proposal.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

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1	General Information About the Meeting (continued)

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the Securities and Exchange Commission (SEC). Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders. You can access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or you may request printed versions of our proxy materials for the Annual Meeting. In addition, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date, and return a proxy card or voting instruction form for each account.

Where do I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting. You may request a copy of this Form 8-K by contacting Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. You will also be able to find a copy of this Form 8-K on the Internet through the SEC’s electronic data system, called EDGAR, at www.sec.gov or through the “Investors” section of our website, www.biogen.com.

Who should I call if I have any questions?

If you have any questions or require any assistance with voting your shares, please contact the bank, broker, or other nominee holding your shares, or our Investor Relations department at (781) 464-2442.

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2	Corporate Governance at Biogen

Corporate Governance Practices

We strive to maintain effective corporate governance practices to ensure that our company is managed for the long-term benefit of our stockholders. We review our corporate governance principles and practices on a regular basis. A description of our corporate governance highlights is set forth in the “Proxy Statement Summary” above.

We believe that our Board’s primary functions are to appoint, evaluate and hold accountable management, as well as assuring optimal capital allocation and strategic decisions such that long-term shareholder value is maximized.

We believe part of effective corporate governance includes active engagement with our stockholders. We value the views of our stockholders and other stakeholders, and we communicate with them regularly and solicit input on a number of topics such as business strategy, capital allocation, corporate governance, executive compensation, sustainability, and corporate social responsibility initiatives.

•	Director – Stockholder Engagement Initiative. Our Corporate Governance Committee leads our Board’s efforts on director – stockholder engagement, and directs discussions with stockholders to the appropriate Board and committee members. During fiscal 2016, independent members of our Board of Directors conducted outreach to stockholders to discuss a variety of issues, including business, corporate governance, and compensation related matters. We remain committed to investing time with our stockholders to increase transparency and better understand our stockholder base and their perspectives.
•	Corporate Responsibility. Our passion for developing medicines that make a meaningful difference in patients’ lives is reflected in our commitment to our global impact: citizenship, environmental sustainability, diversity and inclusion, and other key initiatives. Our Global Citizenship Report is posted on our website, www.biogen.com, under the “Corporate Citizenship” subsection of the “Responsibility” section of the website as we believe these efforts reflect the best interests of our patients, stakeholders, and the communities in which we operate in and serve. Our citizenship and sustainability commitments and performance have been recognized over the years, including the most recent acknowledgements noted in the executive summary section under Compensation Discussion and Analysis.

Director Independence

Board of Directors. All of our directors and nominees for director, other than Mr. Vounatsos, our Chief Executive Officer, satisfy the independence requirements of The NASDAQ Stock Market (NASDAQ). In determining that Stelios Papadopoulos, the Chairman of our Board of Directors, is independent, our Board of Directors considered that Dr. Papadopoulos is a director or advisor to certain companies with which we collaborate.

Committees.

•	All members of the committees of our Board of Directors are independent directors, as defined by NASDAQ rules.
•	All members of our Audit Committee meet the additional SEC and NASDAQ independence and experience requirements applicable specifically to audit committee members.
•	All members of our Compensation Committee are non-employee directors within the meaning of the rules under Section 16 of the Securities Exchange Act and outside directors for purposes of Section 162(m) of the Internal Revenue Code, and our Board of Directors has affirmatively determined that the members of our Compensation Committee satisfy the additional independence requirements specifically applicable to compensation committee members.

Leadership Structure. We currently separate the roles of Chairman of the Board of Directors and Chief Executive Officer. Dr. Papadopoulos, an independent director, is Chairman of our Board. Among other responsibilities, our Chairman:

•	presides at meetings of our Board of Directors, executive sessions of our independent directors, and our annual meetings of stockholders;
•	reviews and assists in setting the agenda and schedule for our Board of Directors meetings in collaboration with our Chief Executive Officer;
•	advises the committee chairs in fulfilling their responsibilities to our Board of Directors;
•	recommends to our Board of Directors the retention of any advisors who report directly to our Board of Directors;
•	serves as a liaison for stockholder communications with our Board of Directors;
•	leads the process of evaluating our Chief Executive Officer; and
•	discharges such other responsibilities as our Board of Directors may assign from time to time.

7

2	Corporate Governance at Biogen (continued)

We believe that having an independent Chairman promotes a greater role for the independent directors in the oversight of the Company, including oversight of material risks facing the Company, encourages active participation by the independent directors in the work of our Board of Directors, enhances our Board of Directors’ role of representing stockholders’ interests, and improves our Board of Directors’ ability to supervise and evaluate our Chief Executive Officer and other executive officers.

Nominating Processes

Our Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors and reviewing candidates recommended by stockholders. Stockholders may recommend nominees for consideration by our Corporate Governance Committee by submitting the names and supporting information to our Secretary, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142. Any such recommendation should include at a minimum the name(s) and address(es) of the stockholder(s) making the recommendation and appropriate biographical information for the proposed nominee(s). Candidates who are recommended by stockholders will be considered in the same manner as candidates from other sources. For all potential candidates, our Corporate Governance Committee will consider all factors it deems relevant, including at a minimum those listed below in the subsection titled “Director Qualifications, Standards, and Diversity.” Director nominations are recommended by our Corporate Governance Committee to our Board of Directors and must be approved by a majority of independent directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at an annual meeting of stockholders.

•	Stockholder Nominations Not for Inclusion in Company’s Proxy Statement. Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws and give timely notice of the nomination to our Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, stockholders must provide the notice required by our Bylaws not less than 90 days and not more than 120 days in advance of the first anniversary of the date our proxy statement was released to our stockholders in connection with the previous year’s annual meeting of stockholders.
•	Stockholder Nominations Under Proxy Access Bylaw. In addition, our Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years.

The number of stockholder-nominated candidates appearing in any annual meeting proxy statement can equal up to 25% of the number of directors then serving on our Board. If 25% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 25%, subject to a minimum of one. A nominee will be counted in determining whether the 25% maximum has been reached if the nominee was submitted under the proxy access procedures and later withdrawn, the nominee was included in the proxy materials as a Board-nominated candidate, or the nominee was nominated in any of the Company’s three preceding annual meetings and is being recommended by our Board for reelection.

The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws.

Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by our Secretary no earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of stockholders.

Annual Elections and Majority Voting

Our directors are elected annually to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Our directors must be elected by a majority of votes cast in uncontested elections (meaning any election for which the number of directors nominated does not exceed the number of directors to be elected at such meeting), and by a plurality of votes cast in contested elections (meaning any election for which the number of directors nominated exceeds the number of directors to be elected at such meeting, regardless of whether such nominees were proposed by the Company or by stockholders). In addition, following their appointment or election by stock-

8

2	Corporate Governance at Biogen (continued)

holders to our Board of Directors, directors must submit an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which they face reelection and (2) acceptance of such resignation by our Board of Directors. If an incumbent director fails to receive the number of votes required for reelection, our Board of Directors (excluding the director in question) will, within 90 days after certification of the election results, decide whether to accept the director’s resignation taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director, and whether accepting the resignation would cause us to fail to meet any applicable listing standards or would violate state law. Our Board of Directors will promptly disclose its decision in a filing with the SEC.

Director Qualifications, Standards, and Diversity

•	General Qualifications and Standards. Our Corporate Governance Principles provide that directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment.
•	Diversity. In accordance with our Corporate Governance Principles, we endeavor to have a Board of Directors that collectively represents diverse experience at strategic and policy-making levels in business, government, education, healthcare, science, and technology, and the international arena, and collectively has knowledge and expertise in the functional areas of accounting and finance, risk management and compliance, strategic and business planning, corporate governance, human resources, marketing and commercial, and research and development. Consistent with our Corporate Governance

Principles, in selecting nominees to our Board of Directors, our Corporate Governance Committee considers the diversity of skills and experience that a potential nominee possesses and the extent to which such diversity would enhance the perspective, background, knowledge, and experience of our Board of Directors as a whole. Our Board of Directors considers personal diversity, including gender, national origin, ethnic, and racial diversity, as an additional benefit to our Board of Direc- tors as a whole.

•	Director Term and Resignation. Our Board of Directors does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated. Our Corporate Governance Principles provide that directors should offer their resignation in the event of any significant change in personal circumstances, including a significant change in principal job responsibilities or any circumstances that may adversely affect their ability to effectively carry out their duties and responsibilities or in the case of a significant conflict of interest that cannot otherwise be resolved. Our directors are also expected to offer their resignation to our Board of Directors effective at the annual meeting of stockholders in the year of their 75th birthday.
•	Board and Committee Evaluations. Regular evaluations are an important determinant for continued tenure, and, to that end, our Board of Directors and its committees perform a self-evaluation on an annual basis. Our Corporate Governance Committee oversees the evaluations, and reports the results to our Board.
•	Director Orientation and Continuing Education. We provide orientation for new directors, and provide directors with materials or briefing sessions on subjects that we believe will assist them in discharging their duties. We also make director education program information available to directors on a regular basis and encourage directors to attend director education programs and reimburse the costs of attending such programs.

9

3	Board of Directors

Proposal 1 – Election of Directors

Our Board of Directors currently consists of the following directors, all serving one-year terms extending until the Annual Meeting and until their successors are duly elected and qualified:

Alexander J. Denner	Robert W. Pangia	Lynn Schenk
Caroline D. Dorsa	Stelios Papadopoulos	Stephen A. Sherwin
Nancy L. Leaming	Brian S. Posner	Michel Vounatsos
Richard C. Mulligan	Eric K. Rowinsky

Other than Mr. Vounatsos, all directors are standing for reelection to serve a one-year term extending until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified, unless they resign or are removed. Mr. Vounatsos was appointed to our Board of Directors in January 2017 and is standing for election to serve a one-year term extending until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified, unless he resigns or is removed. Our Board of Directors has nominated these eleven directors based on its carefully considered judgment that the experience, qualifications, attributes, and skills of our nominees qualify them to serve on our Board of Directors. As described in detail below, our nominees have considerable professional and business expertise. We know of no reason why any nominee would be unable to accept nomination or election.

If any nominee is unable to serve on our Board of Directors, the shares represented by your proxy will be voted for the election of such other person as may be nominated by our Board of Directors. In addition, in compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable, (1) identifies the alternate nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees. All nominees have consented to be named in this Proxy Statement and to serve if elected.

Our Nominees for Director

(Information is as of April 13, 2017)

Alexander J. Denner, Ph.D.
•	Experience

Dr. Denner, 47, has served as one of our directors since 2009. Dr. Denner is a founding partner and Chief Investment Officer of Sarissa Capital Management LP. Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value. From 2006 to 2011, Dr. Denner served as a Senior Managing Director at Icahn Capital. Prior to that, he served as a portfolio manager at Viking Global Investors and Morgan Stanley Investment Management.

•	Qualifications

Dr. Denner has significant experience overseeing the operations and research and development of healthcare companies and evaluating corporate governance matters. He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad healthcare industry knowledge.

•	Biogen Committee Memberships

– Corporate Governance (Chair)

– Finance

•	Other Current Public Company Boards

– The Medicines Company

– Bioverativ Inc.

•	Former Public Company Directorships Held in the Past Five Years

– Amylin Pharmaceuticals, Inc.

– Ariad Pharmaceuticals, Inc. (Chair)

– Vivus, Inc.

– Enzon Pharmaceuticals, Inc.

10

3	Board of Directors (continued)

Caroline D. Dorsa

•	Experience

Ms. Dorsa, 57, has served as one of our directors since 2010. Ms. Dorsa served as the Executive Vice President and Chief Financial Officer of Public Service Enterprise Group Incorporated, a diversified energy company, from April 2009 until her retirement in October 2015, and served on its Board of Directors from 2003 to April 2009. From February 2008 to April 2009, she served as Senior Vice President, Global Human Health, Strategy and Integration at Merck & Co., Inc., a pharmaceutical company. From November 2007 to January 2008, Ms. Dorsa served as Senior Vice President and Chief Financial Officer of Gilead Sciences, Inc., a life sciences company. From February 2007 to November 2007, she served as Senior Vice President and Chief Financial Officer of Avaya, Inc., a telecommunications company. From 1987 to January 2007, Ms. Dorsa held various financial and operational positions at Merck & Co., Inc., including Vice President and Treasurer, Executive Director of U.S. Customer Marketing and Executive Director of U.S. Pricing and Strategic Planning. Ms. Dorsa also serves as a director of Illumina, Inc., Intellia Therapeutics, Inc., and as a Trustee of the Goldman Sachs ETF Trust, the Goldman Sachs MLP and Energy Renaissance Fund, and the Goldman Sachs MLP Income Opportunities Fund, investment funds within the Goldman Sachs fund complex.

•	Qualifications

Ms. Dorsa has significant financial and accounting expertise and a deep knowledge of the pharmaceutical industry. Her strategic perspective on the industry is particularly valuable to our Board of Directors as it oversees our growth initiatives and reviews both internal development projects and external opportunities.

•	Biogen Committee Memberships

– Audit (Chair)

– Risk

•	Other Current Public Company Boards

– Illumina, Inc.

– Intellia Therapeutics, Inc.

– Goldman Sachs Investment Funds

•	Former Public Company Directorships Held in the Past Five Years

– None

Nancy L. Leaming
•	Experience

Ms. Leaming, 69, has served as one of our directors since 2008. Ms. Leaming has been an independent consultant since 2005. From 2003 to 2005, she served as the Chief Executive Officer and President of Tufts Health Plan, a provider of healthcare insurance. From 1986 to 2003, Ms. Leaming served in several executive positions at Tufts Health Plan, including President, Chief Operating Officer, and Chief Financial Officer.

•	Qualifications

Ms. Leaming has well-developed leadership skills and financial acumen and provides insights into the healthcare reimbursement and payor market, where she served for 20 years in senior operational, financial, and managerial roles.

•	Biogen Committee Memberships

– Audit

– Risk

•	Other Current Public Company Boards

– None

•	Former Public Company Directorships Held in the Past Five Years

– Edgewater Technology, Inc.

– Hologic, Inc.

11

3	Board of Directors (continued)

Richard C. Mulligan, Ph.D.
•	Experience

Dr. Mulligan, 62, has served as one of our directors since 2009. He is currently a Portfolio Manager at Icahn Capital LP and, since 2013, the Mallinckrodt Professor of Genetics, Emeritus, at Harvard Medical School, after serving as the Mallinckrodt Professor of Genetics and Director of the Harvard Gene Therapy Initiative since 1996. Prior to that, he was Professor of Molecular Biology at the Massachusetts Institute of Technology, a member of the Whitehead Institute for Biomedical Research, and the Chief Scientific Officer of Somatix Therapy Corporation, a drug discovery and development company that he founded. Dr. Mulligan was a founding partner of Sarissa Capital Management LP, an investment firm, from 2013 to 2016. Dr. Mulligan was named a MacArthur Foundation Fellow in 1981.

•	Qualifications

Dr. Mulligan has scientific expertise in the areas of molecular biology, genetics, gene therapy, and biotechnology, as well as extensive experience within the healthcare industry, including overseeing the operations and research and development of healthcare companies.

•	Biogen Committee Memberships

– Science and Technology (Chair)

– Compensation and Management Development

•	Other Current Public Company Boards

– None

•	Former Public Company Directorships Held in the Past Five Years

– Cellectis SA

– Enzon Pharmaceuticals, Inc.

Robert W. Pangia
•	Experience

Mr. Pangia, 65, served as a director of the Company from 1997 to 2003 during the period the Company was operated as IDEC Pharmaceuticals, and has served as a director since 2003 following IDEC’s merger with Biogen Inc. Mr. Pangia has been a partner in Ivy Capital Partners, LLC, the general partner of Ivy Healthcare Capital, L.P., a private equity fund specializing in healthcare investments, since 2003. From 2011 to 2016 he was also the Chief Executive Officer of Ivy Sports Medicine, LLC, a medical device company. From October 2007 to October 2009, he also served as the Chief Executive Officer of Highlands Acquisition Corp., a special purpose acquisition company. From 1996 to 2003, Mr. Pangia was self-employed as an investment banker. From 1987 to 1996, he held various senior management positions at PaineWebber, a financial services company, including Executive Vice President and Director of Investment Banking for PaineWebber Incorporated of New York, a member of the Board of Directors of PaineWebber, Inc., Chairman of PaineWebber Properties, Inc., and a member of several of PaineWebber’s executive and operating committees.

•	Qualifications

Mr. Pangia has significant financial acumen and breadth of expertise within the healthcare industry.

•	Biogen Committee Memberships

– Compensation and Management Development (Chair)

– Finance

•	Other Current Public Company Boards

– None

•	Former Public Company Directorships Held in the Past Five Years

– None

12

3	Board of Directors (continued)

Stelios Papadopoulos, Ph.D.
•	Experience

Dr. Papadopoulos, 68, has served as one of our directors since 2008 and as our independent Chairman since June 2014. Dr. Papadopoulos also serves as the Chairman of Regulus Therapeutics Inc., a biopharmaceutical company, and Exelixis, Inc., a drug discovery and development company that he co-founded in 1994. Previously, he was an investment banker with Cowen & Co., LLC, a financial services company, focusing on the biotechnology and pharmaceutical sectors, from 2000 until his retirement as Vice Chairman in August 2006. Prior to joining Cowen & Co., Dr. Papadopoulos served for 13 years as an investment banker at PaineWebber, Inc., a financial services company, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology.

•	Qualifications

Having founded multiple life sciences companies and worked as an investment banker focused on the life sciences industry, Dr. Papadopoulos brings to our Board of Directors a firsthand understanding of the demands of establishing, growing, and running life sciences businesses.

•	Biogen Committee Memberships

– Audit

– Finance

– Science and Technology

•	Other Current Public Company Boards

– BG Medicine, Inc.

– Exelixis, Inc. (Chair)

– Regulus Therapeutics, Inc. (Chair)

•	Former Public Company Directorships Held in the Past Five Years

– None

Brian S. Posner
•	Experience

Mr. Posner, 55, has served as one of our directors since 2008. Mr. Posner has been a private investor since March 2008 and is the President of Point Rider Group LLC, a consulting and advisory services firm serving predominantly the financial services industry, as well as institutional investors seeking to make control investments in that industry. From 2005 to March 2008, Mr. Posner served as the President, Chief Executive Officer, and co-Chief Investment Officer of ClearBridge Advisors LLC, an asset management company and a wholly-owned subsidiary of Legg Mason. Prior to that, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund, in 2000 and served as its Managing Partner for five years. He served as a portfolio manager and an analyst at Fidelity Investments, a financial services company, from 1987 to 1996 and, from 1997 to 1999, at Warburg Pincus Asset Management/Credit Suisse Asset Management where he also served as co-Chief Investment Officer and Director of Research.

•	Qualifications

Given his substantial experience as a leading institutional investment manager and advisor, Mr. Posner brings a professional investor’s perspective and significant management and financial expertise that are valuable to our Board of Directors as it oversees our strategy for enhancing stockholder value.

•	Biogen Committee Memberships

– Finance (Chair)

– Audit

– Corporate Governance

•	Other Current Public Company Boards

– Arch Capital Group Ltd.

– AQR Funds

– Bioverativ Inc. (Chair)

•	Former Public Company Directorships Held in the Past Five Years

– BG Medicine, Inc.

– River Park Funds

13

3	Board of Directors (continued)

Eric K. Rowinsky, M.D.

•	Experience

Dr. Rowinsky, 60, has served as one of our directors since 2010. He has served as President of RGenix, Inc., a privately-held life sciences company, since November 2015 and as its Executive Chairman since December 2015. From January 2012 to November 2015, Dr. Rowinsky was the Head of Research and Development and Chief Medical Officer of Stemline Therapeutics, Inc., a biotechnology company focusing on the discovery and development of therapeutics targeting cancer stem cells. Dr. Rowinsky is an Adjunct Professor of Medicine at New York University and has been an independent consultant since January 2010. Prior to that, he was the Chief Medical Officer of Primrose Therapeutics, Inc., a start-up biotechnology company focusing on the development of therapeutics for polycystic kidney disease, from August 2010 until its acquisition in September 2011. From 2005 to December 2009, he served as the Chief Medical Officer and Executive Vice President of ImClone Systems Incorporated, a life sciences company. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute for Drug Development, including Director of the Institute and Director of Clinical Research. During that time, he held the SBC Endowed Chair for Early Drug Development and Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins School of Medicine and on the staff of the Johns Hopkins Hospital.

•	Qualifications

Dr. Rowinsky has extensive research and drug development experience, oncology expertise, and broad scientific and medical knowledge.

•	Biogen Committee Memberships

– Compensation and Management Development

– Corporate Governance

– Science and Technology

•	Other Current Public Company Boards

– Fortress Biotech Inc.

– Navidea Biopharmaceuticals, Inc.

•	Former Public Company Directorships Held in the Past Five Years

– BIND Therapeutics, Inc.

14

3	Board of Directors (continued)

Lynn Schenk, J.D.
•	Experience

Ms. Schenk, 72, served as a director of the Company from 1995 to 2003 during the period the Company was operated as IDEC Pharmaceuticals, and has served as a director since 2003 following IDEC’s merger with Biogen Inc. Ms. Schenk is an attorney and consultant in private practice with extensive public policy and business experience. She is also a member of the Board of Overseers of the Scripps Research Institute, a director of the California High Speed Rail Authority Board, and a trustee of the University of California, San Diego Foundation. From 1999 to 2003, she served as Chief of Staff to the Governor of California, during which time she led the effort to create the Institutes for Science and Innovation at the University of California. She headed the State’s Executive Branch risk management team post 9/11 and during the California energy crisis. From 1993 to 1995, Ms. Schenk was a Member of the United States House of Representatives, representing San Diego, California and served on the House Energy & Commerce Committee with a special emphasis on biotechnology. From 1980 to 1983, she was the California Secretary of Business, Transportation and Housing during which time she formed the California Commission on Industrial Innovation. Ms. Schenk is a member of the Board of Directors of Sempra Energy, an energy services and development company, and serves on the Compensation Committee and Environmental Health, Safety and Technology Committee of which she is the Chair.

•	Qualifications

Ms. Schenk’s strong public policy, government, legal, and private sector experience provides vital insights to our Board of Directors about significant issues affecting the highly regulated life sciences industry. She brings public sector operations and management expertise to our Board of Directors. She has demonstrated her commitment to boardroom excellence by completing the National Association of Corporate Directors’ (NACD) comprehensive program of study for corporate directors. She supplements her skill sets through ongoing engagement with the director community, and access to leading practices.

•	Biogen Committee Memberships

– Risk (Chair)

– Compensation and Management Development

•	Other Current Public Company Boards

– Sempra Energy

•	Former Public Company Directorships Held in the Past Five Years

– None

15

3	Board of Directors (continued)

Stephen A. Sherwin, M.D.
•	Experience

Dr. Sherwin, 68, has served as one of our directors since 2010. Dr. Sherwin currently divides his time between advisory work in the life sciences industry and patient care and teaching in his specialty of medical oncology. He is a Clinical Professor of Medicine at the University of California, San Francisco, and a volunteer Attending Physician in Hematology-Oncology at San Francisco General Hospital. Dr. Sherwin also currently serves as a venture partner with Third Rock Ventures, LLC. Dr. Sherwin previously served as the Chairman of Ceregene, Inc., a life sciences company that he co-founded, from 2001 until its acquisition by Sangamo Biosciences, Inc. in 2013. He was also a co-founder and chairman of Abgenix, Inc., an antibody company which was acquired by Amgen Inc. in 2006. From 1990 to October 2009, he served as the Chief Executive Officer of Cell Genesys, Inc., a life sciences company, and was its Chairman from 1994 until the company’s merger with BioSante Pharmaceuticals, Inc. in October 2009. Prior to that, he held various positions at Genentech, Inc., a life sciences company, most recently as Vice President, Clinical Research. Dr. Sherwin is a member of the Boards of Directors of Neurocrine Biosciences, Inc., Rigel Pharmaceuticals, Inc., and Aduro Biotech, Inc., all of which are clinical-stage life sciences companies. During the past five years, Dr. Sherwin also served as a director of BioSante Pharmaceuticals until its merger with ANI Pharmaceuticals, Inc. in September 2013, Vical Inc., and Verastem Inc.

•	Qualifications

Dr. Sherwin has extensive knowledge of the life sciences industry and brings more than 30 years of experience in senior leadership positions at large and small publicly traded life sciences companies to our Board of Directors.

•	Biogen Committee Memberships

– Finance

– Risk

– Science and Technology

•	Other Current Public Company Boards

– Aduro Biotech, Inc.

– Neurocrine Biosciences, Inc.

– Rigel Pharmaceuticals, Inc.*

* On February 22, 2017, Dr. Sherwin notified Rigel Pharmaceuticals, Inc. of his decision to not stand for re-election and to resign from the Board of Directors of Rigel Pharmaceuticals, Inc., effective May 11, 2017.

•	Former Public Company Directorships Held in the Past Five Years

– Biosante Pharmaceuticals, Inc.

– Vical, Inc.

– Verastem, Inc.

16

3	Board of Directors (continued)

Michel Vounatsos
•	Experience

Mr. Vounatsos, 55, has served as our Chief Executive Officer and one of our directors since January 2017. Prior to that, from April 2016 to December 2016, he served as our Executive Vice President, Chief Commercial Officer. Prior to joining Biogen, Mr. Vounatsos spent 20 years at Merck & Co., Inc., a pharmaceutical company, where he most recently served as President, Primary Care, Customer Business Line. In this role, he led Merck’s global primary care business unit, a role which encompassed Merck’s cardiology-metabolic, general medicine, women’s health, and biosimilars groups and developed and instituted a strategic framework for enhancing the company’s relationships with key constituents, including the most significant providers, payers, and retailers and the world’s largest governments. Mr. Vounatsos previously held leadership positions across Europe and in China for Merck. Prior to that, Mr. Vounatsos held management positions at Ciba-Geigy. Mr. Vounatsos received his C.S.C.T. certificate in Medicine from the Universite Victor Segalen, Bordeaux II, France, and his M.B.A. from the HEC School of Management in Paris.

•	Qualifications

Mr. Vounatsos has significant knowledge and experience with respect to the biotechnology, healthcare, and pharmaceutical industries, a comprehensive leadership background resulting from service as an executive in the pharmaceutical industry, and studied medicine as part of his educational background.

•	Biogen Committee Memberships

– None

•	Other Current Public Company Boards

– None

•	Former Public Company Directorships Held in the Past Five Years

– None

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

17

3	Board of Directors (continued)

Committees and Meetings

Our Board of Directors met 17 times in 2016. Our Board of Directors also has six standing committees. The principal functions of each committee, the committee composition in 2016, and number of meetings held in 2016 are described in the table below. The Chair of each committee periodically reports to our Board of Directors on committee deliberations and decisions. Each committee’s charter is posted on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website. Also posted there are our Corporate Governance Principles, which, together with our committee charters, comprise our governance framework.

Committee	Function	2016 Members	Meetings in 2016
Audit	Assists our Board of Directors in its oversight of: • the integrity of our financial statements; • our accounting and financial reporting processes; • the independence, qualifications, and performance of our independent registered public accounting firm; • our global tax compliance and tax audit processes; and • our internal audit and corporate compliance functions. Our Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, evaluation, and oversight of the work of our independent registered public accounting firm.	Caroline D. Dorsa† (Chair) Nancy L. Leaming † Stelios Papadopoulos Brian S. Posner†	10
Compensation and Management Development	Assists our Board of Directors with oversight of executive compensation and management development, including: • recommending to our Board of Directors the compensation for our Chief Executive Officer, and approving the compensation for our other executive officers; • administration of our short- and long-term incentive plans; • reviewing executive and senior management development programs (including succession plans for executives and senior management); and • recommending to our Board of Directors the compensation of our non-employee directors.	Robert W. Pangia (Chair) Caroline D. Dorsa* Richard C. Mulligan Eric K. Rowinsky Lynn Schenk	18
Corporate Governance	Assists our Board of Directors in assuring sound corporate governance practices and identifying qualified nominees to our Board of Directors and its committees.	Alexander J. Denner (Chair) Brian S. Posner Eric K. Rowinsky Lynn Schenk*	12
Finance	Assists our Board of Directors with oversight of our financial strategy, policies, and practices.	Brian S. Posner (Chair) Alexander J. Denner Robert W. Pangia Stelios Papadopoulos Stephen A. Sherwin	14
Risk	Assists our Board of Directors with oversight of management’s exercise of its responsibility to assess and manage risks associated with our business and operations. For more information on our Board oversight of risks, please see “Board Risk Oversight” below.	Lynn Schenk (Chair) Alexander J. Denner* Caroline D. Dorsa Nancy L. Leaming Stephen A. Sherwin	5
Science and Technology	Assists our Board of Directors with oversight of our key strategic decisions involving research and development matters and our intellectual property portfolio.	Richard C. Mulligan (Chair) Stelios Papadopoulos Eric K. Rowinsky Stephen A. Sherwin	5
†	Determined by our Board of Directors to be an audit committee financial expert.
*	Effective April 1, 2016, this director no longer serves on this committee.

•	Special Board Committees. From time to time, our Board may establish ad hoc committees to address particular matters. In 2016, our Board had two ad hoc committees. The first ad hoc committee was comprised of Alexander J. Denner, Caroline D. Dorsa, Richard C. Mulligan, Stelios Papadopoulos, and Brian S. Posner and met 14 times in 2016. Robert W. Pangia was also a member of this committee for a portion of 2016. The second ad hoc committee was comprised of Richard C. Mulligan and Lynn Schenk and met three times in 2016.

•	Attendance at Board and Committee Meetings. No director attended fewer than 75% of the total number of meetings of our Board of Directors and the committees on which he or she served during 2016.

18

3	Board of Directors (continued)

•	Executive Sessions. Under our Corporate Governance Principles, the independent directors of our full Board are required to meet without management present at least four times each year, and may also meet without management present at such other times as determined by our Chairman, or if requested by at least two other directors. In 2016, the independent directors of our full Board met without management present seven times. Each committee of our Board also had numerous executive sessions throughout the year.

•	Attendance at Stockholder Meeting. We expect all of our directors and director nominees to attend our annual meetings of stockholders. All of our directors attended our 2016 Annual Meeting of Stockholders.

Director Compensation

This section describes our compensation program for our non-employee directors and shows the compensation paid to or earned by our non-employee directors during 2016. George A. Scangos, Ph.D., our former Chief Executive Officer and a former member of our Board of Directors, received no compensation for his service on our Board during 2016. Mr. Vounatsos, our current Chief Executive Officer, receives no compensation for his service on our Board of Directors.

Retainers, Meeting Fees, and Expenses

The following table presents the retainers and meeting fees for all non-employee members of our Board of Directors in effect in 2016:

Retainers		Meeting Fees
Annual Board Retainer	$65,000	Board of Directors Meetings (per meeting day):
Annual Retainers (in addition to Annual Board Retainer):		In-person attendance	$2,500
		Telephonic attendance	$1,500
Independent Chairman of the Board	$50,000	Committee Meetings (per meeting)	$1,500
Audit Committee Chair	$25,000	Attendance at Annual Science and Technology Committee Portfolio Review (per day)	$1,500
Compensation and Management Development Committee Chair	$20,000
Corporate Governance Committee Chair	$15,000
Finance Committee Chair	$15,000
Risk Committee Chair	$15,000
Science and Technology Committee Chair	$15,000
Audit Committee Member (other than Chair)	$5,000

Our non-employee directors are also eligible to be paid a fee of $1,000 for each full day of service to the Company other than in connection with meetings of our Board of Directors or its committees.

Our non-employee directors may defer all or part of their cash compensation under our Voluntary Board of Directors Savings Plan, which is similar to our Supplemental Savings Plan described in the narrative preceding the 2016 Non-Qualified Deferred Compensation Table in Part 5 – Executive Compensation Matters of this Proxy Statement, but without any Company matching contributions. If non-employee directors choose to defer compensation under our Voluntary Board of Directors Savings Plan, their notional accounts under the plan will periodically be credited with amounts of deemed investment earnings as if their deferred compensation was actually invested in the notional investment(s) selected by the director or in a default investment if the director does not make a selection. These notional investment options include the mutual funds available under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s retirement committee. For non-employee director contributions notionally invested in the fixed rate option in 2016, this rate of return was set at 5.50%. Contributions notionally invested in the fixed rate option continue to be credited with the rate of return that was in effect during the year of contribution.

Non-employee directors are also reimbursed for actual expenses incurred in attending meetings of our Board of Directors and its committees, as well as service to our Board of Directors unrelated to such meetings.

19

3	Board of Directors (continued)

Equity Awards

Awards Under Our Non-Employee Directors Equity Plan

Our non-employee directors receive awards under our 2006 Non-Employee Directors Equity Plan (the Non-Employee Directors Equity Plan). The Non-Employee Directors Equity Plan was initially approved by stockholders at our 2006 Annual Meeting of Stockholders. In 2015, our stockholders approved an amendment to extend the term of the plan until June 10, 2025.

General Provisions of the Non-Employee Directors Equity Plan

Non-employee directors receive annual grants under the Non-Employee Directors Equity Plan effective on the date of each annual meeting of stockholders (or a pro rata grant upon election other than at an annual meeting of stockholders). Under the Non-Employee Directors Equity Plan, a maximum of 17,500 shares of our common stock (or 30,000 shares for the independent Chairman of the Board) may be granted to a non-employee director pursuant to such annual grants each calendar year. Annual grants vest on the one-year anniversary of the date of grant or over a longer period in the discretion of our Compensation Committee.

Grants to non-employee directors are recommended by our Compensation Committee and approved by our Board of Directors, with the independent Chairman recused from discussion and voting upon his awards.

Awards granted under the Non-Employee Directors Equity Plan are subject to accelerated vesting upon termination of a director’s service by reason of death, disability, or retirement and upon a change in control (as such terms are defined in the plan). In addition, non-employee director awards will become fully vested upon an involuntary termination of a director’s service within two years following certain mergers or other corporate transactions, as defined in the plan.

Grants During 2016

In June 2016, our Compensation Committee recommended, and our Board of Directors approved, annual grants to non-employee directors with a grant date fair value of approximately $270,000 for each director and an additional grant of approximately $135,000 for the independent Chairman. These amounts were consistent with those approved in 2015 and were below the limits set forth in the

Non-Employee Directors Equity Plan described above. The June 2016 annual grants were awarded in the form of restricted stock units (RSUs) vesting in full on the first anniversary of the grant date, generally subject to the director’s continued service.

Periodically we review our compensation program for our non-employee directors in relation to those of the peer group used for compensation purposes (as described below in our Compensation Discussion and Analysis) to assess its competitiveness and appropriateness. While the grant date fair values of the equity awards granted in 2016 were above the median of our peer group, the annual cash retainer for directors was at or below the 25th percentile of that same peer group. Overall, the total compensation levels were market competitive. Our Compensation Committee and our Board of Directors believe that a somewhat heavier reliance on equity awards than that of our peer group companies is appropriate because it will further align the interests of our directors with those of our stockholders.

10b5-1 Trading Plans

Our directors must use pre-established trading plans to sell shares of our common stock. Trading plans may only be entered into during an open trading window and when the director is not in possession of material non-public information about the Company. We require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our directors to have an opportunity to realize the value intended by the Company in granting equity-based awards.

Non-Employee Director Share Ownership Guidelines

We maintain the following share ownership guidelines for our non-employee directors:

Position	Share Ownership Requirement(1)
Non-Employee Chairman	Number of shares equal in value to 5x the total annual cash retainer for (i) the independent Chairman position and (ii) Board members
Non-Employee Directors (excluding Chairman)	Number of shares equal in value to 5x the annual cash retainer for Board members
(1)	The director has five years from the date of initial election or appointment to meet the share ownership requirement. All of our non-employee directors currently meet the share ownership requirements.

20

3	Board of Directors (continued)

2016 Director Compensation

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) (d)	All Other Compensation(3) (e)	Total (f)
Alexander J. Denner	$173,500	$269,420	—	—	$442,920
Caroline D. Dorsa	$170,000	$269,420	—	—	$439,420
Nancy L. Leaming	$127,500	$269,420	—	—	$396,920
Richard C. Mulligan	$176,500	$269,420	—	—	$445,920
Robert W. Pangia	$153,000	$269,420	$57,011	—	$479,431
Stelios Papadopoulos	$213,500	$404,130	—	$10,000	$627,630
Brian S. Posner	$186,000	$269,420	—	$25,000	$480,420
Eric K. Rowinsky	$151,000	$269,420	—	—	$420,420
Lynn Schenk	$160,000	$269,420	—	$25,000	$454,420
Stephen A. Sherwin	$133,000	$269,420	—	$25,000	$427,420

Notes to the 2016 Director Compensation Table

(1)	Reflects the grant date fair value of annual time-vested RSU grants made in 2016 to non-employee directors under the Non-Employee Directors Equity Plan, as described in the narrative preceding this table. These RSUs are scheduled to vest in full and be settled in shares on the first anniversary of the grant date, generally subject to continued service. Grant date fair values were computed in accordance with Accounting Standards Codification (ASC) 718 and determined by multiplying the number of RSUs granted by the fair market value of the Company’s common stock on the relevant grant date. These RSU grants were subsequently adjusted pursuant to the anti-dilution provisions of such awards in connection with the spin-off of Bioverativ Inc. on February 1, 2017. The amounts reported in this column do not reflect such anti-dilution adjustments.
(2)	The amounts in column (d) represent earnings in the Voluntary Board of Directors Savings Plan that are in excess of 120% of the average applicable federal long-term rate. The federal long-term rate for 2016 applied in this calculation is 3.14%, the federal long-term rate effective in January 2016 when the Fixed Rate Option (FRO) under this plan was established for 2016. Only Mr. Pangia has deferred compensation notionally invested in the FRO.
(3)	The amounts in column (e) represent the amount of matching contributions made in 2016 by the Biogen Foundation on behalf of the director pursuant to the terms of a matching gift program offered by the Biogen Foundation to all U.S. employees and non-employee directors of Biogen. Under the matching gift program, the Biogen Foundation matches gifts to eligible U.S.-based non-profit organizations, in accordance with the Biogen Foundation’s guidelines, up to an annual maximum per donor of $25,000 per calendar year and up to a program total of $1.5 million per calendar year. The matching contributions made by the Biogen Foundation are not taxable income to the director, and the director may not take any tax deductions for such matching contributions.

21

3	Board of Directors (continued)

Director Equity Outstanding at 2016 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2016 for each of the non-employee directors serving during 2016.

	Option Awards(1)	Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options	Number of Shares or Units of Stock That Have Not Vested
Alexander J. Denner	—	1,060
Caroline D. Dorsa	—	1,060
Nancy L. Leaming	—	1,060
Richard C. Mulligan	—	1,060
Robert W. Pangia	17,125	1,060
Stelios Papadopoulos	—	1,590
Brian S. Posner	—	1,060
Eric K. Rowinsky	—	1,060
Lynn Schenk	—	1,060
Stephen A. Sherwin	12,000	1,060

Notes to the Director Equity Outstanding at 2016 Fiscal Year-End Table

(1)	All stock options were granted with a ten-year term. Stock options vested in full on the first anniversary of the grant date. All stock options were vested and exercisable as of December 31, 2016.
(2)	RSUs granted to non-employee directors as part of the annual grant vest in full on the first anniversary of the grant date. Each RSU award was subsequently adjusted pursuant to the anti-dilution provisions of such award in connection with the spin-off of Bioverativ Inc. on February 1, 2017. The numbers reported in this column do not reflect such anti-dilution adjustments.

Board Risk Oversight

Our Board of Directors believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks, and adopting appropriate control and mitigation of these risks. As stated in our Corporate Governance Guidelines, our Board and its committees are responsible for “reviewing the Company’s significant risk exposures and steps taken by management to monitor and mitigate such exposure.” Our Board oversees the management of material risks facing the Company. Biogen is committed to fostering a company culture of risk-adjusted decision-making without constraining reasonable risk-taking and innovation, and our Board and its committee oversees our efforts to foster this culture.

Our Board regularly receives information about our material strategic, operational, financial, and compliance risks and management’s response to, and mitigation of, such risks. In addition, our risk management systems, including our risk assessment processes, internal controls over financial reporting, compliance programs, and internal and external auditing procedures are designed to inform management and our Board about our material risks. As part of its risk oversight function, our Board and its committees review this framework, its operation, and our strategies for generating long-term value for our stockholders to ensure that such strategies will not motivate management to take excessive risks.

In determining the allocation of risk oversight responsibilities, our Board and its committees generally oversee material risks within their identified areas of concern. Our Board and each committee meet regularly with management to ensure that management is exercising its responsibility to identify relevant risks and is adequately assessing, monitoring, and taking appropriate action to mitigate risk. When a committee receives a report from members of management on areas of material risk to the Company, the Chair of the relevant committee reports on the discussion to the full Board of Directors during the next Board of Directors meeting. This enables our Board and its committees to coordinate their oversight of risk and identify risk interrelationships.

22

3	Board of Directors (continued)

Our independent Chairman of the Board promotes effective communication and consideration of matters presenting significant risks to the Company through his role in developing our Board’s meeting agendas, advising committee chairs, chairing meetings of the independent directors, and facilitating communications between independent directors and our Chief Executive Officer.

A summary of the key areas of risk oversight responsibility of our Board and each of its committees is set forth below:

Board or Committee	Area of Risk Oversight
Board	• Corporate and commercial strategy and execution, pricing and reimbursement, competition, and other material risks.
Audit

•   Financial, accounting, disclosure, corporate compliance, distributors, anti-bribery and anti-corruption matters, and other risks reviewed in its oversight of the internal audit and corporate compliance functions.

Compensation and Management Development

•   Workforce and compensation matters.

•   Oversight of compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

Corporate Governance	• Corporate governance and board succession, director independence, potential conflicts of interest, and related party transactions involving directors and executive officers.
Finance	• Financial, capital, and credit risks.
Risk

•   Review of the Company’s risk governance framework and infrastructure designed to identify, assess, manage, and monitor the Company’s material risks.

•   Review of the risk management policies, guidelines, and practices implemented by Company management.

•   The allocation of risk oversight responsibilities to our Board and its committees.

•   Information technology, cybersecurity, environmental, health and sustainability, and other material risks not allocated to our Board or another committee.

•   Material government and other investigations.

Science and Technology	• Research and development activities, clinical development and drug safety, and intellectual property.

Compensation Risk Assessment

The Compensation Discussion and Analysis (CD&A) section of this Proxy Statement describes our compensation policies, programs, and practices for our named executive officers. Our goal-setting, performance assessment, and compensation decision-making processes described in the CD&A apply to all employees. We offer a limited number of short-term cash incentive plans, with employees eligible for either our annual bonus plan or a sales incentive compensation plan; no employee is eligible to participate in more than one cash incentive plan at any time. Our annual bonus plan is consistently maintained for all participants globally, with the same Company performance goals, payout levels, and administrative provisions regardless of the participant’s job level, location, or function in the Company. We also have a long-term incentive program that provides different forms of awards depending upon an employee’s level, but is otherwise consistent throughout the Company.

In the CD&A, we describe the risk-mitigation controls for our compensation programs, including the role of our Compensation Committee to review and approve the design, goals, and payouts under our annual bonus plan and long-term incentive program and to each executive officer’s compensation. In addition, we have reviewed the processes, controls, and design of our sales incentive compensation plans. Based on our assessment, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and Company-wide goals, our compensation policies, programs, and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

23

4	Audit Committee Matters

Proposal 2 – Ratification of the Selection of Our Independent Registered Public Accounting Firm

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. Our Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. PwC has served as our independent registered public accounting firm since 2003.

In order to assure continuing auditor independence, our Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner required by applicable SEC rules, our Audit Committee and its Chair has in the past been and in the future will be directly involved in the selection of PwC’s new lead engagement partner.

Our Audit Committee believes at this time that the continued retention of PwC to serve as our independent registered public accounting is in the best interest of Biogen and its stockholders.

Although stockholder approval of our Audit Committee’s selection of PwC is not required, our Board of Directors believes that it is a matter of good corporate practice to solicit stockholder ratification of this selection. If our stockholders do not ratify the selection of PwC as our independent registered public accounting firm, our Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee always has the ability to change the engagement of PwC if it considers that a change is in Biogen’s best interest. Representatives of PwC will participate in the Annual Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF

THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

24

4	Audit Committee Matters (continued)

Audit Committee Report

The Audit Committee’s role is to act on behalf of our Board of Directors in the oversight of Biogen’s financial reporting, internal control, and audit functions. The roles and responsibilities of the Audit Committee are set forth in the written charter adopted by our Board of Directors, which is posted on our website, www.biogen.com, under the “Governance” subsection of the “About Us” section of the site. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee, among other things:

•	reviewed and discussed with management the audited consolidated financial statements contained in Biogen’s 2016 Annual Report on Form 10-K;
•	discussed with PwC, Biogen’s independent registered public accounting firm, the overall scope and plans for the audit;
•	met with PwC, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen’s internal controls, the overall quality of Biogen’s financial reporting, the selection, application, and disclosure of critical accounting policies, new accounting developments and accounting-related disclosures, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to Biogen’s accounting, internal controls, and financial reporting;
•	discussed with representatives of Biogen’s corporate internal audit staff their purpose, authority, audit plan, and reports;
•	reviewed and discussed with PwC the matters required to be discussed with the Audit Committee under generally accepted auditing standards (including Public Company Accounting Oversight Board — Auditing Standard No. 1301);
•	discussed with PwC its independence from management and Biogen, including the written disclosures and letter concerning independence received from PwC under applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has determined that the provision of non-audit services to Biogen by PwC is compatible with its independence;
•	provided oversight and advice to management in connection with Biogen’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Audit Committee reviewed a report by management on the effectiveness of Biogen’s internal control over financial reporting; and
•	reviewed PwC’s Report of Independent Registered Public Accounting Firm included in Biogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Biogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The Audit Committee of our Board of Directors:

Caroline D. Dorsa (Chair)

Nancy L. Leaming

Stelios Papadopoulos

Brian S. Posner

25

4	Audit Committee Matters (continued)

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PwC for the audit of our annual consolidated financial statements for the years ended December 31, 2016 and December 31, 2015, and fees billed to us by PwC for other services provided during 2016 and 2015:

Fees	2016	2015
Audit fees	$4,359,989	$4,717,996
Audit-related fees	2,661,994	406,442
Tax fees*	365,638	542,125
All other fees	7,110	13,547
Total	$7,394,731	$5,680,110
*	Includes tax compliance fees of $137,746 in 2016 and $286,229 in 2015.

Audit fees are fees for the audit of our 2016 and 2015 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our outstanding registration statements, and statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are also performed by our independent registered public accounting firm. More specifically, these services include audits of employee benefit plan information, accounting consultations, due diligence, and audits in connection with business development activity, internal control reviews, and attest services related to financial reporting that are not required by statute or regulation. The increase in fees in 2016 over 2015 was primarily due to audit-related services provided in relation to the spin-off of Bioverativ Inc. (Bioverativ), a wholly-owned subsidiary of the Company, as an independent publicly traded company on February 1, 2017.

Tax fees are fees for tax compliance and planning services.

All other fees include license fees for a web-based accounting research tool, which totaled $7,110 and $7,470 in 2016 and 2015, respectively. All other fees in 2015 also include $6,077 of fees incurred for services provided in assessing the technical structure and format of reports submitted to government authorities to ensure compliance with applicable regulations.

Policy on Pre-Approval of Audit and Non-Audit Services

Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. Our Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, NASDAQ requirements, or Public Company Accounting Oversight Board rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, our Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. Our Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

Our Audit Committee annually reviews and pre-approves the audit, audit-related, tax, and other permissible non-audit services that can be provided by the independent registered public accounting firm. After the annual review, any proposed services exceeding pre-set levels or amounts or additional services not previously approved requires separate pre-approval by our Audit Committee or the Chair of our Audit Committee. Any pre-approval decision made by the Chair of our Audit Committee is reported to our Audit Committee at the next regularly scheduled Audit Committee meeting. Our Chief Accounting Officer and Chief Financial Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that our Audit Committee (or the Chair through its delegated authority) has pre-approved.

All of the services provided by PwC during 2016 and 2015 were pre-approved in accordance with this policy, except for $6,077 of fees incurred in 2015 for technical compliance services described under the caption “All other fees”, which were subsequently ratified by our Audit Committee.

26

5	Executive Compensation Matters

Proposal 3 – Advisory Vote on Executive Compensation

Our Compensation Discussion and Analysis, which appears below, describes our executive compensation programs and the compensation decisions that our Compensation Committee and our Board of Directors made with respect to the 2016 compensation of our named executive officers (listed in the Summary Compensation Table). As required pursuant to Section 14A of the Securities Exchange Act, our Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Our Board of Directors is asking that our stockholders support this proposal. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and our Compensation Committee and our Board of Directors will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As we describe in our Compensation Discussion and Analysis, our executive compensation programs embody a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. In particular, our compensation programs reward financial, strategic, and operational performance and the goals set for each performance category support our long-range plans. In addition, to discourage excessive risk taking, we maintain policies for share ownership and recoupment of compensation, we cap payments under our annual bonus plan, and we require multi-year vesting of long-term incentive awards.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

27

5	Executive Compensation Matters (continued)

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our compensation strategy, philosophy, policies, and practices underlying our executive compensation programs for 2016. It also provides information regarding the manner and context in which compensation was earned by and awarded to our 2016 named executive officers listed below, whom we refer to collectively as “named executive officers” or “NEOs”.

George A. Scangos, Ph.D.* Former Chief Executive Officer
Michel P. Vounatsos, M.B.A.* Chief Executive Officer and Former Executive Vice President, Chief Commercial Officer
Paul J. Clancy, M.B.A. Executive Vice President, Finance and Chief Financial Officer
John G. Cox, M.S., M.B.A.** Former Executive Vice President, Pharmaceutical Operations and Technology of Biogen and Chief Executive Officer of Bioverativ
Michael Ehlers, M.D., Ph.D. Executive Vice President, Research and Development
*	Dr. Scangos’ ceased to be our Chief Executive Officer in January 2017 and Mr. Vounatsos was appointed our Chief Executive Officer effective in January 2017. From April 2016 to December 2016, Mr. Vounatsos served as our Executive Vice President, Chief Commercial Officer.
**	Mr. Cox served as our Executive Vice President, Pharmaceutical Operations and Technology through June 30, 2016 and thereafter served as our Executive Vice President and Chief Executive Officer of Bioverativ, which was a wholly-owned subsidiary of the Company until it was spun-off in February 2017. In addition, from October 2015 through May 2016, Mr. Cox also served as our interim Executive Vice President, Global Therapeutics Operations. Mr. Cox voluntarily separated from the Company on January 31, 2017 in connection with the closing of the Bioverativ spin-off.

Executive Summary

2016 Highlights

In 2016, we experienced solid performance across our portfolio of multiple sclerosis and hemophilia therapies and received marketing approval of SPINRAZA. We also strengthened our research and development and leadership teams, and made significant progress in building and advancing our pipeline.

We provided value to our stockholders through the return of approximately $1.0 billion in capital, and we continued our leading efforts in environmental, sustainability, and diversity matters.

Our executive compensation programs for 2016 were similar to past years, remaining closely-linked to the achievement of our corporate performance goals and aligned with stockholder interests.

We achieved the majority of our corporate performance goals that we set in the beginning of the year under our incentive compensation plans and, accordingly, the payouts under these plans for 2016 were moderately above target payout amounts.

A brief summary of our 2016 business, financial, and executive compensation highlights follow:

Financial Performance

We had moderate financial growth in 2016 when compared to our performance in 2015.

A reconciliation of our GAAP to non-GAAP financial measures is provided in Appendix A to this Proxy Statement.

28

5	Executive Compensation Matters (continued)

Product and Pipeline Developments

Approvals

•	SPINRAZA was approved by the U.S. Food and Drug Administration (FDA) for the treatment of spinal muscular atrophy (SMA) in pediatric and adult patients in the U.S., the first approved treatment for this disease.
•	ZINBRYTA was approved for the treatment of relapsing forms of multiple sclerosis (MS) in the U.S. by the FDA and in the European Union (EU) by the European Medicines Agency (EMA).
•	BENEPALI and FLIXABI, two anti-tumor necrosis factor (TNF) biosimilars developed through our joint venture, Samsung Bioepis, were approved by the European Commission (EC).
•	The EC approved a variation to the marketing authorization of TYSABRI, which extended its indication to include relapsing-remitting MS patients with highly active disease activity despite a full and adequate course of treatment with at least one disease modifying therapy. TYSABRI was previously indicated only for patients who had failed to respond to beta-interferon or glatiramer acetate in the EU.

Applications for Marketing and Agency Actions

Biologics license applications, new drug applications, and/or marketing authorization applications for product candidates were accepted by the FDA or the EMA:

•	SPINRAZA — new drug application submitted to the FDA and marketing authorization application validated by the EMA for the treatment of SMA.
•	Aducanumab for the treatment of early Alzheimer’s disease granted “Fast Track” designation by the FDA and accepted into the EMA’s Priority Medicines (PRIME) program.
•	Adalimumab (SB5), an anti-TNF biosimilar developed through our joint venture, Samsung Bioepis, marketing authorization application submitted to EMA.

Data Readouts

•	Opicinumab (Anti-Lingo-1) (Phase 2 — relapsing MS)
•	Aducanumab (Phase 1b — Alzheimer’s disease — presented new data supporting the ongoing Phase 3 studies)
•	SPINRAZA (Phase 3 — SMA in infants and children)

Leadership Team

At the core of what we do are our people and our leaders. As a result, our goal is to find top-tier talent with the skills necessary to imagine and lead us into the future. We advanced this goal in 2016 with the addition of three key members to our leadership team.

•	Michel Vounatsos, Chief Executive Officer, formerly Executive Vice President, Chief Commercial Officer. Mr. Vounatsos joined us in April 2016 as our Executive Vice President, Chief Commercial Officer after a 20-year career with Merck and became our Chief Executive Officer in January 2017. While at Merck, he held leadership positions of increasing responsibility in Europe, China, and the U.S., driving significant and consistent growth across multiple geographies. We believe that his significant knowledge and experience with respect to the biotechnology, healthcare, and pharmaceutical industries, and his comprehensive leadership background, will guide Biogen in the next phase of its evolution.
•	Michael Ehlers, Executive Vice President, Research and Development. Dr. Ehlers joined us in May 2016 from Pfizer, where he was Senior Vice President & Head, BioTherapeutics R&D and the Chief Scientific Officer, Neuroscience & Pain. Prior to joining Pfizer in 2010, Dr. Ehlers was the George Barth Geller Professor of Neurobiology and an Investigator of the Howard Hughes Medical Institute at Duke University Medical Center, where he pioneered studies on neuronal organelles and the trafficking of neurotransmitter receptors. He holds M.D. and Ph.D. degrees from the Johns Hopkins University School of Medicine and has authored more than 100 scientific papers. We believe Dr. Ehlers will play a critical role in not only research and development but our overall mission.
•

Paul McKenzie, Executive Vice President, Pharmaceutical Operations and Technology. Dr. McKenzie joined us in February 2016 from Johnson & Johnson, where he held a variety of leadership roles, most recently as vice president of R&D for Johnson & Johnson’s Ethicon business. Prior to that role, he led the manufacturing and technical operations team responsible for internal and external manufacturing of Janssen’s pharmaceutical portfolio. He also ran Global

29

5	Executive Compensation Matters (continued)

Development for Janssen R&D, helping to manage pipeline activities from discovery through clinical development and commercialization. Dr. McKenzie also held various R&D and manufacturing positions at Bristol-Myers Squibb and Merck. We believe that Dr. McKenzie’s extensive technical and development expertise will allow him to lead the next phase of growth across Biogen’s development and manufacturing operations.

Hemophilia Spin-off

•	Announced in May 2016 our intention to spin off our hemophilia business, Bioverativ, as an independent, publicly traded company and completed the spin-off on February 1, 2017.

Capital Allocation

•	Announced a $5.0 billion stock repurchase program and returned approximately $1.0 billion to stockholders in 2016.
•	Completed transactions giving us access to potential therapies in new areas, including: neuropathic pain; an oral compound that targets the sphingosine 1-phosphate receptor for multiple autoimmune indications; and gene-based therapies in multiple ophthalmic diseases.

Other Notable Achievements in the Workplace and Community

•	Achieved carbon neutrality across our value chain since 2014.
•	Procured electricity for global operations from renewable sources, earning Biogen a Green Power Leadership Award from the Environmental Protection Agency.
•	Earned a perfect score of 100% on the Human Rights Campaign’s Corporate Equality Index (a national benchmarking tool on corporate policies and practices pertinent to LGBTQ employees) for the fourth consecutive year.
•	Over 3,000 employees volunteered from 27 countries in the annual Care Deeply Day.
•	Engaged 29,000+ students in hands-on learning to inspire their passion for science since the inception of Biogen’s Community Labs.

Total Shareholder Return

•	Our one-, three- and five-year total shareholder return (TSR)* compared to our peer group and the Standard & Poor’s 500 (S&P 500) is set forth below.

*	TSR is a measure of performance over time that combines changes in share price and dividends paid to show the total return to the shareholder expressed as an annualized percentage.

2016 Executive Compensation Programs and Pay-for-Performance Alignment

We believe our executive compensation programs are effectively designed and have worked well to implement a pay-for-performance culture that is aligned with the interests of our stockholders. In 2016, our executive compensation programs consisted of base salary, short- and long-term incentives, and other benefits.

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5	Executive Compensation Matters (continued)

91% of our CEO’s and 84% of our other NEOs’ 2016 compensation was performance-based and at-risk.

*	Reflects actual salary, target bonus, and planned approximate annual long-term incentive (LTI) grant date value awarded in 2016. CEO pay mix reflects compensation for Dr. Scangos, who served as our CEO for all of 2016. NEO pay mix excludes Mr. Cox’s special recognition award, as described in further detail below, as well as compensation for Mr. Vounatsos and Dr. Ehlers due to their partial year employment with Biogen in 2016.

Our 2016 performance-based compensation payouts align with our commitment to strong performance.

In 2016, overall we achieved the majority of the corporate performance goals that we set in the beginning of the year for our incentive compensation plans. As a result, the payouts, as a percentage of target, for our 2016 annual bonus plan, 2016 granted cash-settled performance units, and 2016 granted market stock units were above target payout levels, as described in further detail below.

Annual Bonus Plan

121%*

110% Company Performance Multiplier

(The overall Annual Bonus Plan multiplier was further increased because the individual multiplier for the NEOs was the same as the Company multiplier)

Cash-Settled Performance Units (CSPUs) 120%* Performance multiplier for the CSPUs during the 2016 performance period. (Earned units are subject to three-year time vesting)	Market Stock Units (MSUs) 111%* Performance multiplier for the MSUs during the 2016 performance period.

*	Actual multiplier for applicable 2016 award.

2016 Advisory Vote on Executive Compensation

At our 2016 Annual Meeting of Stockholders, we continued to receive support for our executive compensation programs with approximately 97% of the votes cast for approval of our annual “say-on-pay” proposal. Our Compensation Committee viewed this as very positive support for our executive compensation programs and their alignment with long-term stockholder value creation and noted that the Company’s executive compensation programs have been effective in implementing the Company’s stated compensation philosophy and objectives.

Our Compensation Committee is committed to continually reviewing our executive compensation programs on a proactive basis to ensure the ongoing alignment of such programs with the interests of our stockholders.

In 2016, we reviewed the external landscape, the results from our “say-on-pay” proposal at last year’s Annual Meeting of Stockholders, and the results of our current compensation programs. Our Compensation Committee was satisfied that our existing compensation programs further our pay-for-performance outcomes, and, accordingly, did not recommend any significant changes to our executive compensation programs for 2016.

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5	Executive Compensation Matters (continued)

Roles & Responsibilities

Role of our Compensation Committee

Our Compensation Committee, which is composed of four independent directors, oversees and administers our executive compensation programs. In making executive compensation decisions, our Compensation Committee considers a variety of factors and data, most importantly our performance and individual executives’ performance, and takes into account the totality of compensation that may be paid. In addition, our Compensation Committee administers our annual bonus plan and our 2008 Omnibus Equity Plan, reviews business achievements relevant to compensation levels, makes recommendations to our Board of Directors with respect to compensation policies and practices, and seeks to ensure that total compensation paid to our executive officers is fair and aligned with stockholder interests. Our Compensation Committee retains the right to hire outside advisors as needed to assist it in reviewing and revising our executive compensation programs.

The duties and responsibilities of our Compensation Committee are described on page 18 and can be found in our Compensation Committee’s written charter adopted by our Board of Directors, which can be found on our website, www.biogen.com, under the “Governance” subsection of the “About Us” section of the site.

Role of the Independent Compensation Consultant

Our Compensation Committee believes that independent advice is important in developing Biogen’s executive compensation programs. Frederic W. Cook & Co., Inc. (FW Cook) is currently engaged as our Compensation Committee’s independent compensation consultant. FW Cook does not provide any other services to Biogen.

Reporting directly to our Compensation Committee, FW Cook provides guidance on trends in CEO, executive, and non-employee director compensation, the development of specific executive compensation programs, and the composition of the Company’s compensation peer group. Additionally, FW Cook prepares a report on CEO pay that compares each element of compensation to that of CEOs in comparable positions at companies in our peer group. Using this and other similar information, our Compensation Committee recommends, and our Board of Directors approves, the elements and target levels of our CEO’s compensation. FW Cook also engages in other matters as needed and as directed solely by our Compensation Committee.

During 2016, the Company paid FW Cook approximately $246,252 in consulting fees directly related to these serv-

ices. Our Compensation Committee assesses FW Cook’s independence annually and, in accordance with applicable SEC and NASDAQ rules, confirmed in December 2016 that FW Cook’s work did not raise any conflicts of interest and that FW Cook remains independent under applicable rules.

Role of our CEO

Each year our CEO provides an assessment of performance of each executive officer, other than himself, during the prior year and recommends to our Compensation Committee the compensation to be awarded to each executive. Our CEO’s recommendations are based on numerous factors including:

•	Company, team, and individual performance;
•	potential for future contributions;
•	leadership competencies;
•	external market competitiveness;
•	internal pay comparisons; and
•	other factors deemed relevant.

To understand the external market competitiveness of the compensation for our executive officers, our CEO and our Compensation Committee review a report analyzing publicly-available information and surveys prepared by our internal compensation group and reviewed by FW Cook. The report compares the compensation of each executive officer, other than our CEO, relative to data for comparable positions at companies in our peer group, by compensation element (see “External Market Competitiveness and Peer Group” below for further details). Our Compensation Committee considers all of the information presented, discusses the recommendations with our CEO and with FW Cook, and applies its judgment to determine the elements of compensation and target compensation levels for each executive officer other than the CEO.

Our CEO also provides a self-assessment of his achievements for the prior year. Our Compensation Committee reviews and considers this in analyzing the CEO’s performance, and in recommending for approval by our Board of Directors, the compensation of our CEO. Our CEO does not participate in any deliberations regarding his own compensation.

Executive Compensation Philosophy and Objectives

Our executive compensation programs are designed to drive the creation of long-term stockholder value by delivering performance-based compensation that is competitive with our peer group in order to attract and retain extraordinary leaders who can perform at high levels and suc-

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5	Executive Compensation Matters (continued)

ceed in a demanding business environment. We aim to achieve this by designing programs that are:

•	Mission Focused and Business Driven. Our executive compensation programs support the relentless pursuit of delivering meaningful and innovative therapies to patients by providing our executives with incentives to achieve the near- and long-term objectives of our business. Substantially all of our executive incentive compensation programs are tied directly, and meaningfully, to Company performance. Our objective is to emphasize the importance of achieving short-term goals while building and sustaining a foundation for long-term success.
•	Competitively Advantageous. We benchmark our executive compensation programs against a peer group of biotechnology and pharmaceutical companies that we believe are representative of the companies we primarily compete with for talent, balanced with factors such as business scope and size, including revenue and market capitalization, business focus, and geographic scope of operations. We consider peer group practices as one of many factors to be taken into account in developing programs that we believe are most meaningful to our leaders and the Company, and which enable us to recruit, retain, and motivate our leadership team to achieve their best for Biogen and our stockholders.
•	Performance Differentiated. We believe strongly in pay-for-performance and endeavor to significantly differentiate rewards by delivering the highest rewards to our best performers and little or no rewards to those who do not perform at pre-established levels.
•	Ownership Aligned. At Biogen, we believe every employee contributes to the success of the Company and, as such, every employee has a vested interest in the Company’s success. To reinforce this alignment with our stockholders, we strongly encourage stock ownership through our equity-based compensation programs. For members of our executive team, including our NEOs, who set and lead the future strategic direction of our Company, we ensure that a significant portion of their total pay opportunities are equity-based to maintain alignment between the interests of our executive officers and our stockholders.
•	Flexible. We are committed to providing flexible benefits designed to allow our diverse global workforce to have reward opportunities that meet their varied needs so that they are inspired to perform their very best on behalf of patients and stockholders each day.

External Market Competitiveness and Peer Group

Market practices are one of our considerations when determining executive compensation levels and program designs at Biogen. We do not target a specific market percentile or simply replicate the market practice. Instead, we review external market practices as a reference point to assist us in providing programs designed to attract, retain, and inspire extraordinary talent. Our Compensation Committee also uses a peer group to provide context for its executive compensation decision-making. Each year our compensation consultant reviews the external market landscape and evaluates the composition of our peer group for appropriateness.

Our Compensation Committee reviews the information provided from internal sources as well as the information provided by our compensation consultant to select our peer group based on comparable companies that approximate (1) our scope of business, including revenue and market capitalization, (2) our global geographical reach, (3) our research-based business with multiple marketed products, and (4) a comparable pool of talent for which we compete.

The peer group for determining our February 2016 compensation decisions primarily consisted of biotechnology and pharmaceutical companies, as we compete with companies in both of these sectors for executive talent.

Biotech Peers
Alexion Pharmaceuticals, Inc. Amgen Inc. Celgene Corporation Gilead Sciences Inc. Vertex Pharmaceuticals International, Inc.
Pharmaceutical Peers
AbbVie Inc. Allergan plc Bristol-Myers Squibb Company Eli Lilly and Company Endo Health Solutions Merck & Co, Inc. Mylan N.V. Valeant Pharmaceuticals Incorporated

For each of the companies in our peer group, where available we analyze the company’s Compensation Discussion and Analysis and other data publicly filed during the prior year to identify the executives at such companies whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the compensation programs as well as the targeted value of the compensation under these programs.

For our NEOs other than our CEO, we may supplement the data for our peer group with published compensation surveys where appropriate. For 2016, consistent with past

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5	Executive Compensation Matters (continued)

years, we used the Towers Watson U.S. CDB Pharmaceutical and Health Sciences Executive Compensation Database survey (which we refer to as the Towers Watson survey). We chose this survey because of the number of companies in our peer group that participate in it, the number of positions reported by the survey that continue to be comparable to our executive positions, and the high standards under which we understand the survey is conducted (including data collection and analysis methodologies). All of the companies in our peer group are represented in a special cross-section of the survey focused on our peer group, other than Valeant Pharmaceuticals Incorporated who did not participate in the survey.

Compensation Elements

Our Compensation Committee determines the elements of compensation we provide to our executive officers. The elements of our executive compensation programs and their objectives are as follows:

Element		Objective(s)
Base Salary	•

Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, responsibilities, and potential to contribute to our future success.

Annual Bonus Plan	•	Aligns short-term compensation with the annual goals of the Company.
	•	Motivates and rewards the achievement of annual goals that support short- and long-term value creation.
Long-term Incentives	•	Aligns executives’ interests with the long-term interests of our stockholders by linking awards to increases in our stock price.
	•	Motivates and rewards the achievement of stock price growth and pre-established financial goals.
	•	Promotes executive retention and stock ownership, and focuses executives on enhancing stockholder value.
Benefits	•	Promotes health and wellness.
	•	Provides financial protection in the event of disability or death.
	•	Provides tax-beneficial ways for executives to save towards their retirement, and encourages savings through competitive matches to executives’ retirement savings.

Compensation Pay Mix

Our Compensation Committee determines the general mix of the elements of our executive compensation programs. It does not target a specific mix of value for the compensation elements within these programs in either the program design or pay decisions. Rather, our Compensation Committee reviews the pay mix to ensure an appropriate level of performance-based compensation is apportioned to the short-term and even more to the long-term to ensure alignment with our business goals and performance.

Additionally, our Compensation Committee believes the greater the leadership responsibilities, the greater the potential impact an individual will have on Biogen’s future strategic direction. Therefore, for our executive officers, including our NEOs, additional emphasis is placed on performance-based compensation, with a particular emphasis on long-term incentives.

The 2016 pay mix for Dr. Scangos and our other NEOs was highly performance-based and at-risk; 91% of 2016 compensation was performance-based for Dr. Scangos and 84% of 2016 compensation was performance-based for our other full-year active NEOs serving at the end of 2016, assuming target level achievement of applicable corporate performance goals and with long-term incentive awards measured at planned approximate grant date values.

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5	Executive Compensation Matters (continued)

Performance Goals and Target Setting Process

Early each year, our Compensation Committee reviews and establishes the pay levels of each element of total compensation for our executive officers. Total compensation is comprised of base salary, annual bonus, and long-term incentive awards. A summary of the process our Compensation Committee follows in setting compensation is described below:

Target Setting	Monitoring & Tracking • Our Compensation Committee closely monitors the progress against the performance goals throughout the year and engages in dialogue with management on such progress.	Results & Awards: Compensation Committee Actions

•    Our Compensation Committee assesses the outcomes of the prior year to determine whether the intended behaviors and results were achieved with respect to the incentives from the prior year.

•    Our Compensation Committee and our CEO discuss potential goals for the upcoming year that are tied to the short- and longer-term strategic goals of the Company.

•    The annual business plan for the year is approved by our Board of Directors, and incentive goals and targets are aligned with the business plan.

•    Payout levels for each goal are established by management and approved by our Compensation Committee.

•    The goals are then applied to our executive officers, including NEOs, so that there is full alignment of executive incentive goals with the critical objectives that have been established for the year.

•    Our Compensation Committee also reviews base salaries, bonus, and long-term incentive planning ranges, plan designs, benefits, and peer group data.

•    Reviews and certifies the annual Company results against the pre-established goals for our incentive compensation plans.

•    Reviews and discusses the performance of our CEO.

•    Reviews and discusses the Company, team, and individual performance of each executive officer as assessed by our CEO.

•    Reviews and discusses our CEO’s recommended compensation levels for each executive officer other than himself in the context of such executive officer’s contributions to the Company and the other factors described above.

•    Approves the final compensation for each NEO other than our CEO, including base salary, bonus, and long-term incentive awards.

•    Reviews CEO compensation and recommends to our Board of Directors for approval the compensation of our CEO, including base salary, bonus, and long-term incentive awards.

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2016 and 2017 Hiring- and Transition-Related Compensation Decisions

Arrangements with Mr. Vounatsos and Dr. Ehlers

In April 2016, we hired Mr. Vounatsos as our Executive Vice President, Chief Commercial Officer and, in May 2016, we hired Dr. Ehlers as our Executive Vice President, Research and Development. Mr. Vounatsos was appointed as our Chief Executive Officer effective in January 2017.

In determining annual and long-term compensation for Mr. Vounatsos and Dr. Ehlers, our Compensation Committee followed the same compensation philosophy and objectives described in this CD&A and also took into consideration the value of compensation that Mr. Vounatsos and Dr. Ehlers would have been eligible to earn had they remained employed by their prior employers. After considering the compensation opportunities that Mr. Vounatsos and Dr. Ehlers would be required to forfeit in order to join us, and in order to incentivize them to do so, our Compensation Committee granted Mr. Vounatsos a one-time cash sign-on bonus of $1,500,000, a long-term incentive award of Cash-Settled Performance Units (CSPUs) with a grant date fair value of $1,550,454, and a long-term incentive award of Market Stock Units (MSUs) with a grant date fair value of $1,600,745 and granted Dr. Ehlers a one-time cash sign-on bonus of $1,170,177, a long-term incentive award of CSPUs with a grant date fair value of $1,250,535, a long-term incentive award of MSUs with a grant date fair value of $1,289,903, and a long-term incentive award of RSUs with a grant date fair value of $870,212. These amounts represent a portion of the compensation that Mr. Vounatsos and Dr. Ehlers would have been eligible to receive had they remained employed with their prior employer as well as, for Dr. Ehlers, compensation that was recouped by Dr. Ehlers’ former employer in connection with his departure.

Mr. Vounatsos’ one-time cash sign-on bonus is subject to recoupment by the Company as follows: 100% of his cash sign-on bonus is subject to recoupment if Mr. Vounatsos voluntarily resigns within the first two years of his employment; 50% of his cash sign-on bonus is subject to recoupment if Mr. Vounatsos voluntarily resigns within the third year of his employment; and 25% of his cash sign-on bonus is subject to recoupment if Mr. Vounatsos voluntarily resigns within the fourth year of his employment. Dr. Ehlers’ one-time cash sign on bonus is subject to recoupment by the Company as follows: $300,000 of his cash sign-on bonus is subject to recoupment if Dr. Ehlers voluntarily resigns within the first year of his employment and $150,000 of his cash sign-on bonus is subject to recoupment if Dr. Ehlers voluntarily resigns within the second year of his employment. The terms of the CSPUs and MSUs awards granted to Mr. Vounatsos and Dr. Ehlers are described below in the section entitled “Long-Term Incentives (LTI).” The RSUs granted to Dr. Ehlers vest ratably over three years, subject to Dr. Ehlers’ continued employment. The payments that Dr. Ehlers will be eligible to receive in connection with certain terminations of employment are described in further detail under the heading “Potential Payments Upon Termination or Change in Control” below.

In connection with Mr. Vounatsos’ appointment as Chief Executive Officer in January 2017, in December 2016 our Compensation Committee approved, as part of the employment agreement he entered into with us, an increase in his annual base salary to $1.1 million and a target bonus of 125% of his base salary under our annual bonus plan. In addition, on February 15, 2017, he received a long-term incentive award of CSPUs with a grant date fair value of $4,999,754 and a long-term incentive award of MSUs with a grant date fair value of $4,999,754. The payments that Mr. Vounatsos will be eligible to receive in connection with certain terminations of employment are described in further detail under the heading “Potential Payments Upon Termination or Change in Control” below. Our Compensation Committee approved these terms after reviewing peer group data provided by FW Cook.

Arrangement with Mr. Cox

Prior to Mr. Vounatsos’ hiring, Mr. Cox served as our interim Executive Vice President, Global Therapeutic Operations, while concurrently serving as our Executive Vice President, Pharmaceutical Operations and Technology. In recognition of the substantial additional responsibilities that Mr. Cox assumed, and his exceptional contributions to the Company, our Compensation Committee granted Mr. Cox a one-time special recognition award consisting of time-based RSUs having a grant date fair value of $2.2 million. These RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant. In connection with the Bioverativ spin-off, these RSUs were converted into RSUs for Bioverativ common stock and will continue to vest in accordance with the terms of his original grant. Our Compensation Committee believes this one-time special recognition award was appropriate in light of Mr. Cox’s exceptional contributions to the Company

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5	Executive Compensation Matters (continued)

and the additional responsibilities he assumed throughout the year, and that the value of the award was commensurate with such contributions and responsibilities.

Dr. Scangos’ Arrangements

On January 6, 2017, Dr. Scangos ceased to be our Chief Executive Officer (which was considered a termination without cause under his employment agreement) and the Company paid him the severance benefits payable under his employment agreement, consisting of a lump sum cash payment in the amount $7.2 million (two times his annual base salary and target annual bonus), provided him with up to nine months of executive-level outplacement services at our cost, and continuation of certain subsidized medical and dental benefits until the earlier of (1) January 8, 2019, (2) the date on which he becomes eligible to receive substantially comparable benefits through another employer, or (3) the date he is eligible for Medicare. In addition, pursuant to the terms of his employment agreement, all of his outstanding MSUs, CPSUs and stock options will continue to vest as if he had remained employed by the Company for the duration of the respective award’s vesting period and all awards that require exercise by him will remain exercisable until the earlier of January 7, 2020 or their expiration date.

2016 Base Salary

In 2016, in determining Dr. Scangos’ base salary, our Board of Directors reviewed the base salaries of comparable chief executive officers in our peer group and considered Dr. Scangos’ pay mix, capabilities, performance, and future expected contributions. Based on its review, Dr. Scangos’ base salary was held constant as compared to 2015, which positioned him at or around the market median when compared to the chief executive officers of our peer group.

Our Compensation Committee undertook a similar review when approving the base salaries for Messrs. Clancy and Cox, which positioned them, on average, slightly below the market median compared to persons with comparable jobs within our peer group.

The base salary of each of our NEOs in 2016 compared to 2015 was as follows:

Name	2015 Salary	2016 Salary	% Increase(1)
G. Scangos	$1,500,000	$1,500,000	—
M. Vounatsos(2)	n/a	$750,000	n/a
P. Clancy	$722,933	$860,470	18.5%
J. Cox	$656,121	$702,049	7%
M. Ehlers(2)	n/a	$775,000	n/a
(1)	Percentage increase reflects the annual merit increase and, in the case of Mr. Clancy, an additional 15% market adjustment.
(2)	Mr. Vounatsos and Dr. Ehlers were each hired in 2016. The initial determination of their base salaries took into account Biogen’s peer group data and their respective base salaries at their prior employers.

2016 Performance-Based Plans and Goal Setting

Our executive compensation programs place a heavy emphasis on performance-based rewards.

We maintain a short-term incentive plan, known as our annual bonus plan, as well as a long-term incentive plan.

Awards to our NEOs under our annual bonus plan are made under our 2008 Performance-Based Management Incentive Plan, and awards under our long-term incentive plan are granted under our 2008 Omnibus Equity Plan.

Awards under our annual bonus plan are directly tied to the achievement of our corporate performance goals, which are aligned with the Company’s short- and long-term strategic plans. Our long-term incentives are directly tied to the performance of the price of our common stock, which align our executives’ long-term interests with the interests of our stockholders. Some of our long-term incentives are also tied to the Company’s financial performance, as described below.

In setting our annual goals, in addition to our internal forecasts, we consider analysts’ projections for our performance and the performance of companies in our peer group, as well as broad economic and industry trends. We establish challenging targets that result in payouts at or above target levels only when Company performance warrants it. Our Compensation Committee is responsible for reviewing and approving our annual goals, targets, and levels of payout (e.g., threshold, target, and maximum) for our executive incentive compensation plans and for reviewing and determining actual performance results at the end of the applicable performance period.

In setting and approving the corporate performance goals for our executive officers and for the Company under both the short- and long-term plans, our Compensation Committee considers the alignment of such goals to our business plan, the degree of difficulty of attainment, and the potential for the goals to encourage inappropriate risk-taking. Our Compensation Committee has determined that the structures of our executive compensation programs do not put our patients, investors, or the Company at any material risk.

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5	Executive Compensation Matters (continued)

Annual Bonus Plan

Our annual bonus plan is a cash incentive plan that rewards near-term financial, strategic, and operational performance. Our Compensation Committee reviews our annual target bonus opportunities by job level each year to ensure they are competitive.

Based on the results of an annual competitive market review, the target annual bonus opportunities for Dr. Scangos and Messrs. Clancy and Cox were below the median target amounts provided by companies in our peer group to persons with comparable jobs, due to our compensation programs placing a greater emphasis on long-term incentives. No changes were made in 2016 to the target annual bonus opportunities, as a percentage of year-end base salary, for Dr. Scangos and Messrs. Clancy and Cox. In accordance with our policy, target annual bonus opportunities for Mr. Vounatsos and Dr. Ehlers in 2016 were determined based on their positions as Executive Vice Presidents.

The target annual bonus opportunity as a percent of year-end base salary for each of our NEOs in 2016 was as follows:

Name	2016 Target %
G. Scangos	140%
M. Vounatsos	70%
P. Clancy	70%
J. Cox	70%
M. Ehlers	70%

2016 Annual Bonus Plan Design

Awards for our NEOs under our 2016 annual bonus plan were based solely on the achievement of Company goals. Consistent with recent years, each NEO’s individual goals were identical to the Company goals, which we believe further reinforces the importance of working to achieve the Company’s goals as an integrated leadership team.

Our 2016 annual bonus plan provided for a payout multiplier ranging from 0% to 150% for each Company goal based on the determination of the level of achievement of each goal and application of the weighting previously assigned to each goal, which determined the Company performance multiplier applied to the bonus calculation. Because our 2016 annual bonus plan design provided that individual goals would be identical to Company goals, the individual performance multiplier applied to the bonus calculation is the same as the Company performance multiplier.

The Company performance multiplier and, correspondingly, the individual performance multiplier, ranged from 0% to 150% as follows:

Performance Multipliers	Below Threshold	Threshold	Target	Max
Company	0%	50%	100%	150%
Individual	0%	50%	100%	150%

We determined the individual annual bonus payments for 2016 using the following calculation:

Our 2016 annual bonus plan provided that if the Company performance multiplier was less than 50%, there would be no payout. Further, because the individual performance multiplier was the same as the Company performance multiplier for 2016, the combined multiplier for each NEO could not exceed 225%.

2016 Company Performance Goals and Results

Company goals were established at the start of 2016 with assigned weightings that reflected the Company’s focus on the following priorities:

•	Strengthen Financial performance results;
•	Capitalize on the value of our commercial portfolio; and
•	Extend our capabilities and portfolio to catalyze future value through our pipeline.

The goals and weightings we selected reflect the importance of linking reward opportunities to both near-term results and our progress in achieving longer-term goals.

The strategic goals we selected in 2016 were designed to measure the achievement of our annual strategic priorities relating to our commercial opportunities and pipeline progress. Our financial performance goals were based on the Company’s annual operating plan and long-range plan approved by our Board of Directors and with reference to analyst consensus for Biogen revenue and non-GAAP earnings per share (EPS) based on the most current analyst reports at the time we set our targets.

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5	Executive Compensation Matters (continued)

The following table presents our financial targets relative to analysts’ consensus for 2016:

2016 BIIB Targets(1) vs. Wall Street Consensus(2)

(1) See “2016 Annual Bonus Plan Company Target and Results Table” for more details.

(2) Wall Street figures reflect estimates made in December 2015 for the Biogen fiscal year ending December 31, 2016.

(3) Reflects Non-GAAP Diluted EPS.

2016 Annual Bonus Plan Company Target and Results Table

Set forth below is a summary of the Company goals and weightings that our Compensation Committee established for our 2016 annual bonus plan and the degree to which we attained these goals. As described below, the Company performance multiplier was 110%. Because the individual performance multiplier was the same as the Company performance multiplier for 2016, the combined annual bonus multiplier for each NEO was 121%.

		Performance Range
Company Goals	Weight	Threshold	Target		Max	Results		Payout
FINANCIAL PERFORMANCE
EPS	25%	$17.62	$19.06		$20.50	$20.16	(1)	134.1%
Revenue	25%	$10,760M	$11,385M	(1)	$12,010M	$11,481M	(1)	104.5%
MARKET PERFORMANCE
Achieve Global MS Market Share	15%	Specific market goals are not disclosed for competitive reasons				Below Goal (2)		70.0%
Increase Global Hemophilia Units	5%	Specific market goals are not disclosed for competitive reasons				Above Goal (2)		150.0%
PIPELINE DEVELOPMENT
Build and Advance Total Pipeline	20%	Specific pipeline goals are not disclosed for competitive reasons				Above Goal (3)		105.0%
Achieve Aducanumab Phase 3 Enrollment	10%	Specific enrollment goals are not disclosed for competitive reasons				Above Goal (4)		110.5%
Weighted Company Performance Multiplier								110.0%*
*	Numbers may not recalculate due to rounding.

Notes to 2016 Annual Bonus Plan Company Targets and Results Table

(1)	These financial measures were based on our publicly reported revenues of $11,449 million and our publicly announced Non-GAAP diluted EPS of $20.22. For purposes of our 2016 annual bonus plan, revenues were adjusted to neutralize the effects of foreign exchange rate fluctuations and EPS was reduced to account for the net impact of share repurchases not originally contemplated at the time the Company performance goals were determined.
(2)	Market goals for MS and Hemophilia were below and above goals, respectively. Specific details are not disclosed for competitive reasons.

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5	Executive Compensation Matters (continued)

(3)	The Company continued to expand and re-shape its pipeline of pre-clinical and clinical stage programs, through advancement of internal programs, entering into external collaborations, and exceeding expectations of the level of confidence in and momentum of its clinical stage portfolio. Specific details are not disclosed for competitive reasons.
(4)	Aducanumab Phase 3 clinical trial patient enrollment was above goal. Specific details are not disclosed for competitive reasons.

2016 Annual Bonus Plan Awards

Our Compensation Committee determined that the final bonus awards under our 2016 annual bonus plan were as follows:

Name	Year-end Salary (A) x	Target Bonus % (B) x	Overall Multiplier (C) =	Bonus Award (D)
G. Scangos	$1,500,000	140%	121%	$2,541,000
M. Vounatsos(1)	$750,000	70%	121%	$447,799
P. Clancy	$860,470	70%	121%	$728,818
J. Cox(2)	$702,049	70%	121%	$594,636
M. Ehlers(1)	$775,000	70%	121%	$425,062

Notes to the 2016 Annual Bonus Plan Awards Table

(1)	Bonus awards for Mr. Vounatsos and Dr. Ehlers were prorated to reflect partial year employment with Biogen.
(2)	Although Mr. Cox earned this award while employed by Biogen, the payment obligation was transferred to Bioverativ in connection with the spin-off.

Long-Term Incentives (LTI)

All annual LTI awards granted to our executives are performance-based and are designed to reward long-term Company performance.

Our executive LTI program consists primarily of CSPUs and MSUs. The CSPUs we grant to executive officers are performance-based RSUs that may be settled in cash, or, at the discretion of our Compensation Committee, shares of our common stock. The MSUs are performance-based RSUs that are settled in shares of our common stock. The performance conditions applicable to CSPUs and MSUs are described in further detail below. As used in this Proxy Statement, references to RSUs include CSPUs and MSUs. The annual LTI awards are equally weighted between CSPUs and MSUs, based on grant date values.

We also generally grant time-based RSUs in lieu of CSPUs at the time an executive is hired if employment commences after June 30th, as the performance period for CSPUs would be substantially in progress as of such time, and from time to time we grant time-based RSUs in connection with new hires or to recognize extraordinary contributions to the Company, as we did for Dr. Ehlers and Mr. Cox in 2016.

Our LTI planning range is reviewed each year. Our LTI grant values are differentiated based on an executive’s individual performance, potential future contributions, and market competitiveness, as well as other factors. In determining the LTI planning range, our Compensation Committee reviews our LTI planning ranges against target LTI awards of our peer group and also reviews the overall total compensation of our executive officers against our peer group due to our heavier weighting in executive pay mix towards LTI awards. No changes to our LTI planning range were made in 2016 as the current range positions us competitively against our peer group and allows for individual LTI award differentiation. On average, annual LTI grant values for our NEOs (excluding NEOs who joined in 2016 after the annual awards were granted) position their overall compensation at or around the median values of our peer group in cases where there are comparable positions at the peer companies.

We have an established annual LTI grant practice where LTI grants are made following the completion of our internal performance reviews of our executive officers as well as our external market review of equity practices of our peer group, including the data from the Towers Watson survey described above. Since 2004, we have made our annual LTI grants in February of each year following our annual earnings release. Other grants, such as those made in connection with a new hire, are generally granted on the first trading day of the month following the date of hire.

In 2016, the planned and approved LTI grant date values were as follows:

Name	LTI Grant Date Value
G. Scangos	$12,800,000
M. Vounatsos(1)	n/a
P. Clancy	$ 3,500,000
J. Cox	$ 3,750,000
M. Ehlers(1)	n/a

Notes to the 2016 Annual Long-Term Incentives Awards Table

(1)	Joined Biogen after the annual LTI awards were granted. Please see the section entitled “2016 and 2017 Hiring- and Transition-Related Compensation Decisions — Arrangements with Mr. Vounatsos and Dr. Ehlers” above for a discussion of the LTI awards Mr. Vounatsos and Dr. Ehlers received in connection with their hiring.

The actual value that will be realized from the CSPUs depends on our 2016 revenue, adjusted free cash flow, and the 30-day average closing stock price on each of the dates they vest.

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5	Executive Compensation Matters (continued)

The actual value that will be realized from the MSUs depends on our 30-day average common stock price growth between the grant date and each of the dates they vest. Our common stock price is influenced by the Company’s performance as well as external market factors.

2016 CSPUs

CSPUs are performance-based RSUs that are subject to a one-year performance period and three-year service-based vesting. Our 2016 CSPU awards are eligible to vest upon the achievement of an equal weighting of revenue and adjusted free cash flow results when compared to pre-established goals set at the start of the performance period by our Compensation Committee.

•	Revenue was selected as in past years, and is the same financial measure utilized in the determination of the 2016 annual cash bonuses. We selected revenue as a measure to reinforce the importance of achieving and exceeding this financial goal and to provide further incentive to achieve such results.
•	We also selected an adjusted free cash flow measure, similar to past years, because our Compensation Committee views it as a critical measure to align the interests of management with those of our stockholders as it reflects net cash flows provided by operating activities less capital expenditures. We believe that long-term cash flow generation of our Company most reflects the intrinsic value of our enterprise. As such, cash flow encourages management to optimize capital expenditures, invest prudently in high return projects, and optimize working capital.

In order to further motivate our executives to work toward the achievement of these goals, we provide for a maximum payout (200%). CSPUs are subject to service-based vesting, with one-third of CSPUs vesting on each of the first three anniversaries of the grant date, subject to continued service with the Company.

2016 Cash-Settled Performance Units Company Target and Results Table

The final CSPU performance multiplier was determined by our Compensation Committee and applied to the target units granted to determine the actual units earned and eligible to vest. The following chart shows the pre-established corporate performance goals and the actual results that determined the final CSPU Multiplier for 2016:

Company Goals (1)	Weight %	Target Performance Range				Payout
		Threshold	Target	Max	Results
Revenue	50%	$10,760M	$11,385M	$12,343M	$11,481M	104.5%
Adjusted Free Cash Flow	50%	$3,341M	$3,656M	$4,139M	$3,906M	136.5%
Weighted CSPU Performance Multiplier						120.0%*
*	Numbers may not recalculate due to rounding.

Notes to 2016 Cash-Settled Performance Units Company Targets and Results Table

(1) See Notes to 2016 Annual Bonus Plan Company Targets and Results Table above for definitions and adjustments related to revenue goals and results. Adjusted free cash flow was decreased to reflect the delay in Swiss large scale manufacturing capital spending.

The 2016 CSPUs are also subject to stock price performance, in that the value actually received in respect of CSPUs is dependent on the performance of our common stock, and service-based vesting over three years from the grant date, in furtherance of the Company’s long-term pay-for-performance philosophy and to encourage employee retention. Once vested, the CSPUs are generally converted into and settled in cash, based on the 30-day average closing price of our common stock prior to and including the date on which they vest, except that, with respect to grants to the executive officers, our Compensation Committee may settle such grants in shares of our common stock or in cash at its discretion.

CSPU Illustration:

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5	Executive Compensation Matters (continued)

2016 MSUs

MSUs are performance-based RSUs that are earned based on the growth of our common stock price from the date of grant to each of the three annual vesting dates. On each vesting date, the performance multiplier is derived based on the stock price growth measured from the grant date to each of the three annual vesting dates using the average closing stock price for the 30 calendar days prior to and including the grant date and each vesting date. The performance multiplier for MSUs granted prior to 2014 continues to be calculated using a 60-day average closing stock price and vesting occurs over four annual installments.

The maximum payout of MSUs granted in 2016 is 200% of the target grant, consistent with the 2016 CSPUs. Once the performance multiplier is determined, it is applied to the target number of units granted to each executive and can increase or decrease the overall number of MSUs earned based on stock price performance. For grants made prior to 2014, the maximum payout continues to be 150%.

	Below Threshold	Threshold	Target	Max
Stock Price Growth	< -50%	-50%	0% (no change)	+100%
Performance Multiplier	0%	50%	100%	200%

MSU Illustration:

The three-year vesting period ties executive compensation even more directly to our common stock price performance, as the value actually received in respect of MSUs is dependent on the performance of our common stock. On each vesting date, the earned MSUs are settled in shares of our common stock.

The following table shows the vesting date, performance period and performance multiplier applied for MSUs vesting in 2016 and 2017:

Grant Date	Vest Date	Performance Period	Performance Multiplier
2/2016	2/2017	1 year	111%
2/2015	2/2017	2 years	75%
	2/2016	1 year	67%
2/2014	2/2017	3 years	92%
	2/2016	2 years	86%
2/2013	2/2017	4 years	150%
	2/2016	3 years	150%
2/2012	2/2016	4 years	150%

Retirement Plans

We maintain a Supplemental Savings Plan (SSP), which is a non-qualified deferred compensation plan covering our executive officers and other management employees in the U.S. We offer the SSP as part of the retirement savings component of our benefits program. We designed the SSP to be competitive with the non-qualified deferred compensation plans offered by companies in our peer group. Details of the SSP are presented in the narrative preceding the “2016 Non-Qualified Deferred Compensation Table” below.

Other Benefits

In addition to eligibility for the benefit programs generally provided to all employees, such as our employee stock purchase plan and medical, dental, vision, life, and disability insurance, we provide certain supplemental benefits to our executives. These benefits include:

Life Insurance

All of our U.S. executives, including our NEOs, receive Company-paid term life insurance equal to three times their annual base salary, up to a maximum benefit of $1.5 million. Employees who are not executives receive Company-paid term life insurance equal to two times their annual base salary. The additional value of Company-provided life insurance for our executive officers reflects competitive practices and is consistent with our philosophy to provide appropriate levels of financial security for our employees based on their positions within the Company. The cost of Company-paid life insurance in excess of a $50,000 insurance level is taxable income to U.S. employees and is not grossed up by the Company.

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5	Executive Compensation Matters (continued)

Executive Physicals, Tax Preparation, Financial and Estate Planning

Our executive officers, other than our CEO, are eligible for reimbursement of expenses incurred for tax preparation and financial and estate planning services, as well as the purchase of tax preparation and financial planning software, subject to annual expense limits of $7,500 for executive vice presidents. Such reimbursements are taxable income to our executives and are not grossed up.

All of our executive officers, including our CEO, are eligible for reimbursement for the cost of their executive physicals, subject to the annual expense limit noted directly above (which for our CEO is $7,500). This benefit provides our executives with additional flexibility to proactively manage their health and wellness.

Relocation Expenses

Under our Executive Relocation Policy, we will provide relocation benefits when executives first join us. In 2016, we provided Mr. Vounatsos with relocation benefits of $147,958, which includes a tax gross-up of $71,372.

Post-Termination Compensation and Benefits

We provide severance benefits to all of our executive officers if they are terminated without cause or in certain other instances following a corporate transaction or a corporate change in control. The terms of these arrangements and the amounts payable under them are described below for each NEO in the subsection titled “Potential Payments Upon Termination or Change in Control.” We provide these benefits because we believe that severance protection is necessary to help our executives maintain their focus on the best interests of the Company when providing advice to the Company and making strategic decisions about a potential corporate transaction or change in control, and encourages effective leadership in the closing and integration of significant transactions affecting the Company.

Share Ownership Guidelines

We maintain share ownership guidelines for our executive officers to strengthen and reinforce the link our compensation programs create between our executives and our stockholders. A summary of our share ownership guidelines is set forth below.

Level	Number of Shares Equal in Value to:
CEO	6x salary
EVP	3x salary

Executive officers have five years from their initial appointment to meet the requirement. In the event the requirement is not met within that time, 100% of vested shares received in respect of LTI awards are required to be held until the requirement is satisfied. Only shares owned outright or otherwise earned are credited toward the share ownership requirement. Shares underlying unvested RSUs are not included in the calculation. All of our executive officers currently meet the share ownership requirement or are still within the five-year period to meet such requirement.

Recoupment of Compensation

We may recover compensation from our employees, including our executive officers, who engage in detrimental or competitive activity. Detrimental activity includes any action or failure to act that constitutes financial malfeasance that is materially injurious to the Company, violates our Code of Business Conduct (Values in Action), results in a restatement of our earnings or financial results, or results in a violation or breach of law or contract. Competitive activity includes any action or failure to act that violates non-disclosure, non-competition, and/or non-solicitation agreements. Our 2008 Performance-Based Management Incentive Plan allows for the forfeiture and/or repayment of cash-based awards, and our 2008 Omnibus Equity Plan allows for the cancellation of LTI grants in these circumstances. In addition, cash sign-on bonuses to our NEOs may be forfeited if they voluntarily resign from the Company within a pre-determined period of time.

Insider Trading, Hedging, and Pledging Policy Prohibitions

We maintain a Global Insider Trading Policy that prohibits our employees and directors from, among other things, engaging in hedging or derivative transactions with respect to the Company’s equity securities, purchasing Company stock on margin, pledging Company securities as collateral for a loan, or engaging in short sales of the Company’s securities.

Tax-Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the amount a company may deduct for compensation paid to its chief executive officer and any of its other three named executive officers (excluding its chief financial officer) to $1.0 million. This limitation does not, however, apply to compensation meeting the definition of qualifying performance-based compensation.

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5	Executive Compensation Matters (continued)

Management regularly reviews the provisions of our plans and programs, monitors legal developments, and works with our Compensation Committee and its consultant to review and consider Section 162(m) tax deductibility of compensation payments. Our Compensation Committee, however, believes that a compensation program that attracts, retains, and rewards executive talent and achievement is necessary for our success and, therefore, is in the best interests of the Company and our stockholders and that, in establishing the cash and equity incentive compensation program for the Company’s executive officers, the potential deductibility of the compensation payable under that program should only be one of a number of relevant factors taken into consideration. Consequently, our Compensation Committee may pay or provide, and has paid or provided, compensation in excess of $1.0 million that is not exempt from the deduction limitations under Section 162(m).

Amounts of base salary above $1.0 million are not deductible by the Company. Our annual bonus plan payouts in 2017 for our 2016 plan year and our 2016 LTI grants of CSPUs and MSUs are intended to fall within the exception for qualifying performance-based compensation (and therefore to be tax-deductible compensation) under Section 162(m).

The rules and regulations promulgated under Section 162(m) are complex and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) and/or deductible by the Company.

Compensation Committee Report

The Compensation Committee furnishes the following report:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Biogen management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by,

Robert W. Pangia (Chair)

Richard C. Mulligan

Eric K. Rowinsky

Lynn Schenk

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5	Executive Compensation Matters (continued)

Summary Compensation Table

The following table shows the compensation paid to or earned by our NEOs during the years ended December 31, 2016, December 31, 2015, and December 31, 2014, for the year(s) in which they were a named executive officer.

Name and Principal Position (a)	Year (b)	Salary (c)			Bonus(1) (d)	Stock Awards(2) (e)		Non-Equity Incentive Plan Compensation(3) (f)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (g)		All Other Compensation(5) (h)		Total (i)
George A. Scangos(6)	2016		$1,500,000		—		$13,007,653		$2,541,000		$221,642		$463,493		$17,733,788
Former Chief Executive Officer	2015		$1,538,462		—		$13,015,232		$1,181,250		$184,724		$954,718		$16,874,386
	2014		$1,375,000		—		$12,120,939		$4,047,313		$86,634		$1,001,483		$18,631,369
Michel P. Vounatsos(7)	2016		$519,231	(8)	$1,500,000		$3,151,199		$447,799		$1,598		$181,222		$5,801,049
Chief Executive Officer and Former Executive Vice President, Chief Commercial Officer
Paul J. Clancy	2016		$844,600		—		$3,556,773		$728,818		$55,376		$199,635		$5,385,202
Executive Vice President, Finance and Chief Financial Officer	2015 2014	$ $	747,498 698,389		— —	$ $	2,543,374 2,824,497	$ $	284,655 811,632	$ $	45,960 25,454	$ $	332,115 330,045	$ $	3,953,602 4,690,017
John G. Cox(9)	2016		$696,750		—		$6,010,767		$594,636		$247,644		$181,167		$7,730,964
Former Executive Vice President, Pharmaceutical Operations and Technology, of Biogen, and Chief Executive Officer of Bioverativ	2015 2014	$ $	674,753 609,508		— —	$ $	3,559,612 2,820,174	$ $	258,348 709,086	$ $	144,138 3,818	$ $	340,997 320,831	$ $	4,977,848 4,463,417
Michael D. Ehlers(10)	2016		$491,827	(11)	$1,170,177		$3,410,650		$425,062		$155		$14,665		$5,512,536
Executive Vice President, Research & Development

Notes to the Summary Compensation Table

(1)	The amounts in column (d) reflect sign-on bonuses provided to Mr. Vounatsos and Dr. Ehlers at the time of hire, as described above in the CD&A under the heading “2016 and 2017 Hiring- and Transition-Related Compensation Decisions — Arrangements with Mr. Vounatsos and Dr. Ehlers.” All other cash bonuses were based on achievement of performance criteria under our annual bonus plan, which amounts are disclosed in column (f).
(2)	The amounts reflect the grant date fair value computed in accordance with ASC 718 for RSUs, MSUs, and CSPUs granted during 2016, 2015, and 2014, excluding the effect of estimated forfeitures. The 2016 amounts for Mr. Cox and Dr. Ehlers represent grants of MSUs, CSPUs, and RSUs, as described in more detail in the CD&A above. The amounts for all other NEOs for 2016 and for all NEOs, as applicable, for 2015 and 2014 represent grants of MSUs and CSPUs. These grants were subsequently adjusted pursuant to the anti-dilution provisions of such awards in connection with the spin-off of Bioverativ on February 1, 2017. The amounts reported in this column do not reflect such anti-dilution adjustments. The grant date fair value for MSU grants are estimated as of the date of grant using a lattice model with a Monte Carlo simulation. Assumptions used in this calculation are included on page F-44 in footnote 15 of our 2016 Annual Report on Form 10-K. The grant date fair value for CSPU and RSU grants was determined by multiplying the number of shares subject to the award (assuming target performance for CSPUs) by the closing price of the Company’s common stock on the grant date. The MSU and CSPU grants are estimated based on the Monte Carlo expected value on the date of grant. The table below shows the target and maximum payouts possible for the 2016, 2015, and 2014 MSU and CSPU awards based on the value at the date of grant and the payout levels.

	2016		2015		2014
Executive Officer	Target Payout	Maximum Payout	Target Payout	Maximum Payout	Target Payout	Maximum Payout
Dr. Scangos	$13,007,653	$26,015,306	$13,015,232	$26,030,464	$12,120,939	$24,241,878
Mr. Vounatsos	$3,151,199	$6,302,398	—	—	—	—
Mr. Clancy	$3,556,773	$7,113,546	$2,543,374	$5,086,749	$2,824,497	$5,648,994
Mr. Cox	$3,810,767	$7,621,534	$3,559,612	$7,119,225	$2,820,174	$5,640,348
Dr. Ehlers	$2,540,438	$5,080,876	—	—	—	—

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5	Executive Compensation Matters (continued)

(3)	The amounts in column (f) reflect actual bonuses paid under our annual bonus plan.
(4)	The amounts in column (g) reflect earnings in the SSP that are in excess of 120% of the applicable federal long-term rate. The federal long-term rates applied in this calculation are 3.14%, 3.16%, and 4.11% for 2016, 2015, and 2014, respectively. A description of the SSP is presented in the narrative preceding the 2016 Non-Qualified Deferred Compensation Table below.
(5)	The amounts in column (h) for 2016 reflect the following:

Executive Officer	Company Matching Contribution to 401(k) Plan Account	Company Contribution to SSP Account	Personal Health and Financial Planning(12)	Value of Company- Paid Life Insurance Premiums	Relocation(13)
Dr. Scangos	$15,900	$446,538	—	$1,055	$0
Mr. Vounatsos	$11,077	$18,000	$3,000	$1,187	$147,958
Mr. Clancy	$15,900	$176,179	$6,031	$1,525	$0
Mr. Cox	$15,900	$156,382	$7,500	$1,385	$0
Dr. Ehlers	$0	$13,610	$0	$1,055	$0
(6)	Dr. Scangos’ ceased to be Biogen’s Chief Executive Officer, effective January 6, 2017.
(7)	Mr. Vounatsos joined Biogen as our Executive Vice President, Chief Commercial Officer effective April 18, 2016. Mr. Vounatsos was appointed our Chief Executive Officer and a member of our Board of Directors effective January 6, 2017.
(8)	Mr. Vounatsos’ base salary for 2016 was $750,000. Mr. Vounatsos was paid his pro rata share of his base salary from April 18, 2016 through December 31, 2016.
(9)	Mr. Cox served as our Executive Vice President, Pharmaceutical Operations and Technology, through June 30, 2016 and thereafter served as our Executive Vice President and Chief Executive Officer of Bioverativ, a wholly owned subsidiary of the Company until it was spun-off in February 2017. In addition, from October 2015 through May 2016, Mr. Cox served as our interim Executive Vice President, Global Therapeutics Operations. Mr. Cox voluntarily separated from the Company on January 31, 2017 in connection with the closing of the Bioverativ spin-off.
(10)	Dr. Ehlers joined Biogen as Executive Vice President, Research & Development effective May 9, 2016.
(11)	Dr. Ehlers’ base salary for 2016 was $775,000. Dr. Ehlers was paid his pro rata share of his base salary from May 9, 2016 through December 31, 2016.
(12)	Represents reimbursements of expenses relating to tax, financial and estate planning, and executive physicals as described under the heading “Executive Physicals, Tax Preparation, Financial and Estate Planning” above. The amount for Mr. Clancy includes the 2016 benefit of $4,406 and reimbursement during 2016 of the 2015 benefit of $1,625.
(13)	The amount for Mr. Vounatsos reflects relocation benefits under our Executive Relocation Policy. This amount includes a tax gross-up of $71,372.

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5	Executive Compensation Matters (continued)

2016 Grants of Plan-Based Awards

The following table shows additional information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other Stock Awards: Number of Shares or Units (#) (i)	Grant Date Fair Value of Stock Awards(2) (j)
Name (a)	Grant Date (b)	Notes	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)
George A. Scangos	02/22/2016	(3)	—	—	—	10,115	20,230	40,460	—	$6,607,796
	02/22/2016	(4)	—	—	—	12,038	24,075	48,150	—	$6,399,857
	02/22/2016	(5)	$525,000	$2,100,000	$4,725,000	—	—	—	—	—
Michel P. Vounatsos	05/02/2016	(3)	—	—	—	2,380	4,760	9,520	—	$1,600,745
	05/02/2016	(4)	—	—	—	2,833	5,665	11,330	—	$1,550,454
	05/02/2016	(5)	$92,521	$370,082	$832,685	—	—	—	—	—
Paul J. Clancy	02/22/2016	(3)	—	—	—	2,765	5,530	11,060	—	$1,806,282
	02/22/2016	(4)	—	—	—	3,293	6,585	13,170	—	$1,750,491
	02/22/2016	(5)	$150,582	$602,329	$1,355,240	—	—	—	—	—
John G. Cox	02/22/2016	(3)	—	—	—	2,963	5,925	11,850	—	$1,935,336
	02/22/2016	(4)	—	—	—	3,528	7,055	14,110	—	$1,875,431
	02/22/2016	(5)	$122,859	$491,434	$1,105,727	—	—	—	—	—
	04/01/2016	(6)	—	—	—	—	—	—	8,444	$2,200,000
Michael D. Ehlers	06/01/2016	(3)	—	—	—	1,830	3,660	7,320	—	$1,289,903
	06/01/2016	(4)	—	—	—	2,180	4,360	8,720	—	$1,250,535
	06/01/2016	(5)	$87,823	$351,291	$790,405	—	—	—	—	—
	06/01/2016	(6)	—	—	—	—	—	—	3,034	$870,212

Notes to the 2016 Grants of Plan-Based Awards Table

(1)	Reflects the potential future payouts of awards granted in 2016 under our annual bonus plan and our LTI program for each NEO as of the grant date. For NEOs hired during 2016 (Mr. Vounatsos and Dr. Ehlers), our annual bonus plan is prorated based on their hire date.
(2)	Represents the grant date fair value of CSPUs, MSUs, and RSUs, computed in accordance with ASC 718, excluding the effect of estimated forfeitures. These grants were subsequently adjusted pursuant to the anti-dilution provisions of such awards in connection with the spin-off of Bioverativ on February 1, 2017. The amounts reported in this column do not reflect such anti-dilution adjustments. The grant date fair value for MSU grants is estimated as of the date of grant using a lattice model with a Monte Carlo simulation. Assumptions used in this calculation are included on page F-44 in footnote 15 of our 2016 Annual Report on Form 10-K. The grant date fair value for CSPU and RSU grants was determined by multiplying the number of shares subject to the award (assuming target performance for CSPUs) by the closing price of the Company’s common stock on the grant date.
(3)	These amounts relate to the annual grant of MSUs. These are performance-based RSUs tied to the growth in our stock price between the grant date and each of three annual vesting dates. The number of MSUs earned is determined on each vesting date. Columns (f), (g), and (h) represent the number of MSUs that can be earned based on performance at the threshold level of 50%, target level of 100%, and the maximum level of 200%, respectively. To the extent earned, the award becomes eligible to vest ratably over three years, as described in further detail under the heading “Long-Term Incentives (LTI)” above.
(4)	These amounts relate to the annual grant of CSPUs. These are performance-based RSUs tied to our 2016 financial performance and subsequently subject to time-based vesting. The number of CSPUs earned is determined in early 2017 based on 2016 revenue and adjusted free cash flow performance against target. Earned CSPUs will vest ratably over three years. These awards are settled in cash or stock at the discretion of our Compensation Committee upon the vesting date based on the 30-day average closing price of our common stock. Columns (f), (g), and (h) represent the number of CSPUs earned if the Company performance multiplier were 50%, 100%, and 200%, respectively.
(5)	These amounts relate to our 2016 annual bonus plan. The amounts shown in column (d) represent the 2016 target payout amount based on the target percentage applied to each NEO’s base salary as of December 31, 2016. For 2016, the bonus targets were 140% of salary for Dr. Scangos and 70% of salary for all other NEOs. In 2016, because the individual performance multiplier was the same as the Company performance multiplier under our 2016 annual bonus plan, the amounts in column (c), (d), and (e) represent a payment if the Company performance multiplier and the individual performance multiplier were each 50%, 100%, and 150%, respectively, which amounts are prorated for Mr. Vounatsos and Dr. Ehlers based on their hire dates. Actual amounts paid to each NEO under this plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(6)	These amounts relate to special grants of time-based RSUs, as described in further detail in the CD&A above under the heading “2016 and 2017 Hiring- and Transition-Related Compensation Decisions.”

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5	Executive Compensation Matters (continued)

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2016 for each of our NEOs.

(a)		Option Awards(1)				Stock Awards
								Equity Incentive Plan Awards
					Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested (3) (h)	Number of Unearned Shares or Units That Have Not Vested(4) (i)	Market Value of Unearned Shares or Units That Have Not Vested(3) (j)
	Grant Date (b)	Number of Securities Underlying Unexercised Options		Option Exercise Price (e)
		Exercisable (c)	Unexercisable (d)
George A. Scangos	2/12/2013	—	—	—	—	—	—	9,191	$2,606,384
	2/12/2014	—	—	—	—	10,656	$3,021,828	—	—
	2/12/2014	—	—	—	—	—	—	5,251	$1,489,079
	2/23/2015	—	—	—	—	8,397	$2,381,221	—	—
	2/23/2015	—	—	—	—	—	—	8,851	$2,509,967
	2/22/2016	—	—	—	—	28,890	$8,192,626	—	—
	2/22/2016	—	—	—	—	—	—	40,460	$11,473,647
Michel P. Vounatsos	5/2/2016	—	—	—	—	6,798	$1,927,777	—	—
	5/2/2016	—	—	—	—	—	—	9,520	$2,699,682
Paul J. Clancy	2/12/2013	—	—	—	—	—	—	2,808	$796,293
	2/12/2014	—	—	—	—	2,483	$704,129	—	—
	2/12/2014	—	—	—	—	—	—	1,224	$347,102
	2/23/2015	—	—	—	—	1,641	$465,355	—	—
	2/23/2015	—	—	—	—	—	—	1,731	$490,877
	2/22/2016	—	—	—	—	7,902	$2,240,849	—	—
	2/22/2016	—	—	—	—	—	—	11,060	$3,136,395
John G. Cox	2/12/2008	2,892	—	$60.56	2/11/2018	—	—	—	—
	2/24/2009	7,588	—	$49.65	2/23/2019	—	—	—	—
	2/12/2013	—	—	—	—	—	—	2,249	$637,771
	2/12/2014	—	—	—	—	2,483	$704,129	—	—
	2/12/2014	—	—	—	—	—	—	1,224	$347,102
	2/23/2015	—	—	—	—	2,297	$651,383	—	—
	2/23/2015	—	—	—	—	—	—	2,421	$686,547
	2/22/2016	—	—	—	—	8,466	$2,400,788	—	—
	2/22/2016	—	—	—	—	—	—	11,850	$3,360,423
	4/1/2016	—	—	—	—	8,444	$2,394,550	—	—
Michael D. Ehlers	6/1/2016	—	—	—	—	8,266	$2,344,072	—	—
	6/1/2016	—	—	—	—	—	—	7,320	$2,075,806

Notes to the Outstanding Equity Awards at 2016 Fiscal Year End Table

(1)	All stock options were granted with a ten-year term. Stock options vest 25% on each of the first four anniversaries of the grant date. It has not been the Company’s practice to cash out stock options having an exercise price greater than the market price (i.e., underwater options). These stock options were subsequently adjusted pursuant to the anti-dilution provisions of such awards in connection with the spin-off of Bioverativ on February 1, 2017. The amounts reported in this column do not reflect such anti-dilution adjustments.
(2)	CSPUs were granted in 2016, 2015, and 2014. Numbers reflect the number of CSPUs earned and eligible to vest based on our financial performance for each of 2016, 2015, and 2014, but that have not satisfied the service-based vesting requirement as of December 31, 2016. CSPUs that have been earned upon satisfaction of the performance conditions vest ratably over three years from the grant date. The cash payout for these awards will be based on the 30-day average closing stock price at vesting. For Mr. Cox and Dr. Ehlers, the amounts in this column also reflect 8,444 RSUs granted to Mr. Cox under his special recognition award on April 1, 2016 and 3,034 RSUs granted to Dr. Ehlers on June 1, 2016 in connection with his hire, each vesting ratably over three years from the grant date. These grants were subsequently adjusted pursuant to the anti-dilution provisions of such awards in connection with the spin-off of Bioverativ on February 1, 2017. The amounts reported in this column do not reflect such anti-dilution adjustments.
(3)	The market value of awards is based on the closing price of our stock on December 30, 2016 ($283.58), the last business day of 2016, as reported by NASDAQ.
(4)	MSUs were granted in 2016, 2015, 2014, and 2013. These are performance-based RSUs tied to the growth in our stock price between the dates of grant and vesting. MSUs are eligible to vest ratably over four years for grants made in 2013, and three years for grants made in 2014, 2015, and 2016. The number and value shown in columns (i) and (j), respectively, reflects maximum performance results for MSUs granted in 2013 and 2016 and target performance results for MSUs granted in 2014 and 2015 based on the prior year’s performance in each case. These grants were subsequently adjusted pursuant to the anti-dilution provisions of such awards in connection with the spin-off of Bioverativ on February 1, 2017. The amounts reported in this column do not reflect such anti-dilution adjustments.

2016 Option Exercises and Stock Vested

Our executive officers must use pre-established trading plans to sell shares of Biogen stock. Trading plans may only be entered into when the executive is not in possession of material non-public information about the Company, and we require

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5	Executive Compensation Matters (continued)

a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our executives an opportunity to realize the value intended by the Company in granting equity-based LTI awards.

Our NEOs are also subject to the share ownership guidelines described above in the subsection titled “Share Ownership Guidelines.”

The following table shows information regarding vesting of stock awards for each NEO during the year ended December 31, 2016. None of the NEOs exercised stock options during the year ended December 31, 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)(3)
George A. Scangos	57,609	$14,815,081
Paul J. Clancy	15,242	$3,976,993
John G. Cox	15,205	$3,950,976

Notes to the 2016 Option Exercises and Stock Vested Table

(1)	With the exception of Dr. Scangos’ 2014 CSPUs, CSPUs were settled in cash for all of our NEOs. The number of actual shares of our common stock acquired on vesting after shares were withheld to pay the minimum withholding of taxes was as follows:

Net Shares Acquired(4)
Dr. Scangos	20,823
Mr. Clancy	4,613
Mr. Cox	4,876

(2)	The value realized for MSUs and RSUs are calculated by multiplying the closing price of a share of our common stock on the vesting date by the total number of shares that vested on such date. The value realized for CSPUs is calculated using the 60-day average closing price of the common stock of the Company through the vesting date for grants made prior to 2014 and the 30-day average closing price for grants made in 2014 and later.
(3)	The value realized upon vesting for Mr. Cox includes non-qualified deferred CSPUs of $928,065. Terms of the non-qualified deferred compensation plan are presented in the narrative preceding the 2016 Non-Qualified Deferred Compensation Table below.
(4)	MSUs were settled in shares of our common stock. CSPUs were settled in cash for all of our NEOs, other than Dr. Scangos, in which case a portion of his CSPUs were settled in shares of our common stock. For Dr. Scangos, in 2015, our Compensation Committee exercised its discretion to settle Dr. Scangos’ 2014 CSPUs in shares of our common stock; the net shares acquired by Dr. Scangos reflected in the table above represent 14,792 MSUs and 6,031 CSPUs settled in shares.

2016 Non-Qualified Deferred Compensation

The SSP covers our executive officers and other management employees in the U.S. Employees whose base salary and annual cash incentives for the year exceed a specified limit ($265,000 in 2016) receive a Company-paid restoration match on the portion of their base salary, annual bonus, and payments in respect of CSPUs that exceeds this limit; the restoration match equals 6% of this excess compensation. The restoration match feature is intended to replace the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for the $265,000 limit imposed by Section 401(a)(17) of the Internal Revenue Code. In addition, eligible employees may make voluntary contributions of up to 80% of their base salary and 100% of their annual bonus and cash payments in respect of CSPUs to the SSP, and thereby defer income taxes on such amounts until distribution is made from the SSP. The Company does not match participants’ voluntary contributions to the SSP. The SSP provides for immediate vesting of the restoration match consistent with our immediate vesting of the Company match provided under our 401(k) plan.

Notional SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect the performance of notional investments selected by the employee or a default investment if the employee does not make a selection. These notional investment options include the mutual funds offered under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s retirement committee. For contributions to the SSP fixed rate option in 2016, this rate of return is set at 5.50%. Contributions to the fixed

49

5	Executive Compensation Matters (continued)

rate option continue to earn at the rate of return that was in effect during the year of contribution. The excess of the interest rate paid on the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our NEOs during 2016 is shown in the Summary Compensation Table. We fund the SSP liabilities through corporate owned life insurance (COLI) which we purchase with the written consent of SSP participants. We believe that the COLI policies will be sufficient to cover plan liabilities through the projected payout date so the plan will not require direct funding by the Company. Upon enrollment in the SSP, a participant must elect when and how distributions will be made from the participant’s account. Distributions can be made upon termination of the participant’s employment, either in a lump sum or up to 15 annual installments, or at a specified future date while the partic-

ipant is still employed (an “in-service” distribution), either in a lump sum or up to five annual installments. Further, upon enrollment, a participant must also elect a distribution method upon death or a change in control of the Company, which can either be a lump sum payment or, if different, the method selected for payment upon termination of employment.

The following table shows a summary of all contributions to, earnings on and distributions received from the SSP for each of our NEOs for the year ended December 31, 2016. The account balances as of year-end include all contributions and interest amounts earned by our NEOs through the end of 2016 plus the SSP contributions that the Company made in early 2017 based on earnings in the last quarter of 2016.

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End(4)
George A. Scangos	$504,375	$446,538	$656,387	—	$11,619,411
Michel P. Vounatsos	$300,000	$18,000	$3,763	—	$321,763
Paul J. Clancy	$0	$176,179	$107,017	—	$1,851,529
John G. Cox	$928,065	$156,382	$553,539	—	$13,995,903
Michael D. Ehlers	$116,250	$13,610	$2,331	—	$132,190

Notes to the 2016 Non-Qualified Deferred Compensation Table

(1)	The amounts in this column are also included, in part, in columns (c), (e), and/or (f) of the Summary Compensation Table as non-qualified deferral of salary, non-qualified deferral of CSPU payments, and non-qualified deferral of payments under our 2016 annual bonus plan, respectively.
(2)	The amounts in this column are also included in column (h) of the Summary Compensation Table for 2016 as Company contributions to the SSP.
(3)	Earnings in excess of 120% of the applicable federal long-term rate are reported in column (g) of the Summary Compensation Table for 2016 for Dr. Scangos ($221,642), Mr. Vounatsos ($1,598), Mr. Clancy ($55,376), Mr. Cox ($247,644), and Dr. Ehlers ($155).
(4)	The following table lists the compensation deferrals during 2015 and 2014 by the NEOs, as reported, where applicable, in the proxy statement for our 2016 and 2015 Annual Meetings of Stockholders.

	Amounts Previously Reported as Deferred
Name	2015	2014
George A. Scangos	$1,368,040	$1,205,644
John G. Cox	$3,030,054	$4,313,520

This column also includes Company contributions and compensation earned and deferred in prior years, which was disclosed in our prior proxy statements where applicable, together with earnings on these amounts.

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5	Executive Compensation Matters (continued)

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Definition of Key Terms Relating to our Executive Severance Plan

Our Executive Severance Policy and benefits refer to certain key terms. These terms are defined in our 2008 Omnibus Equity Plan.

Executive Vice President Arrangements

Each of our current NEOs, other than Dr. Scangos, participated in executive severance plans in 2016 under which they were eligible to receive the following benefits if certain events occurred during 2016:

•	In the event of a termination of employment other than for cause and other than by reason of the executive’s death or disability, the NEO would be entitled to receive a lump sum severance payment equal to a minimum of twelve months of such NEO’s then-annual base salary and target annual bonus, with an additional two months for each full year of service to a maximum benefit of 21 months. We refer to the number of months of severance a NEO is entitled to as the “severance period”.
•	If, within two years following a corporate transaction or a corporate change in control, the NEO experiences a termination of employment other than for cause or by reason of death or disability or experiences an involuntary employment action, the NEO would be entitled to a lump sum severance payment equal to two times the NEO’s then-annual base salary plus target annual bonus. These payments are in lieu of any payment in the preceding paragraph.

The payment of these severance benefits is conditioned upon execution of an irrevocable release in favor of the Company. These executive severance arrangements do not pay severance upon a termination for cause, voluntary retirement, or death or disability.

Our annual bonus plan provides for a prorated target bonus payment upon a termination of employment due to the death or disability of the participant, and upon a termination of employment arising from an involuntary employment action. As our annual bonus plan provides for payment of a full bonus to any participant remaining employed on the last day of the plan year, annual bonus amounts are not included in the Potential Post-Termination Payments Table below.

In any case where severance is payable under our executive severance plans, our NEOs would also receive con-

tinuation of medical and dental insurance benefits until the earlier of the last date of the severance period or the date the executive becomes eligible to participate in another employer’s medical and dental insurance plans. NEOs are also provided up to twelve months of executive-level outplacement services at our cost.

Dr. Scangos’ Arrangements

On January 6, 2017, Dr. Scangos’ ceased to be our Chief Executive Officer and the Company paid him the severance benefits payable under his employment agreement, described in the CD&A above under the heading “2016 and 2017 Hiring- and Transition-Related Compensation Decisions — Dr. Scangos’ Arrangements.”

Mr. Vounatsos’ Arrangements

We entered into an employment agreement with Mr. Vounatsos on January 6, 2017 with an initial term ending on December 31, 2019, at which time the term automatically extends for additional twelve month periods until the agreement is otherwise terminated in accordance with its terms.

Under Mr. Vounatsos’ employment agreement, if his employment is terminated by the Company without cause or if he terminates his employment for good reason (referred to in his employment agreement as an involuntary employment action), then he would be entitled to a lump sum payment of cash severance in the amount of one and one-half times his annual base salary and target annual bonus. If, however, such termination occurs within two years following a corporate transaction or a corporate change in control (CIC), then he would be entitled to a lump sum payment of cash severance in the amount of two times his annual base salary and target annual bonus. Mr. Vounatsos would also receive continuation of medical and dental benefits until the earlier of 18 months (24 months if within two years of a CIC) following the date his employment terminates or the date upon which he becomes eligible to receive substantially comparable benefits through another employer. In addition, he would be entitled to receive a pro rata portion of his annual cash bonus for the year that such termination occurs based on actual performance or, in the event the termination occurs within two years following a CIC, the target annual bonus. Mr. Vounatsos would also be provided executive-level outplacement services for a 12-month period following the termination date at our cost. The payment of Mr. Vounatsos’ severance benefits is conditioned upon execution of general release in favor of the Company.

During 2017, Mr. Vounatsos has agreed to invest $1.0 million in Biogen common stock.

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5	Executive Compensation Matters (continued)

Dr. Ehlers’ Additional Arrangements

In connection with the hiring of Dr. Ehlers, we agreed that if a new CEO were appointed within two years from his start date (i.e., prior to May 9, 2018) and as a result of the appointment (1) Dr. Ehlers’ employment is terminated other than for cause or (2) if Dr. Ehlers terminates his employment, following a notice and cure period, because there is a material and substantial change in the Company’s financial spend committed to the R&D organization or a material alteration and diminution in Dr. Ehlers’ authority, duties, or responsibilities, then he would be entitled to receive severance benefits and accelerated vesting of outstanding LTI as if a change in control and involuntary employment action had occurred under our executive severance plan and our 2008 Omnibus Equity Plan.

Mr. Cox’s Additional Arrangements

We entered into an offer letter agreement with Mr. Cox to become the CEO of Bioverativ effective May 19, 2016. The agreement included the following enhanced severance benefits: (i) 24 months of severance instead of 21 months of severance for an involuntary termination, other than “for cause” and (2) the vesting in full of all of his outstanding awards under the Company’s LTI program in the event the spin-off of Bioverativ did not occur and the Executive Vice President, Pharmaceutical Operations and Technology and Global Therapeutic Operations position was no longer available.

Excise Tax Provisions

Before June 2009, we maintained an excise tax gross-up policy for all of our executives, including certain of our NEOs. Under this policy, if payments to these executive officers in the event of a corporate transaction or corporate change in control were subject to the excise tax under Internal Revenue Code Section 4999, we would pay the executive officer an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount (280G tax gross-up), so that the executive officer realized the full intended benefit.

In June 2009, we changed our excise tax gross-up policy so that newly-hired executives are not eligible for any 280G tax gross-up but may elect to have severance payments reduced to an amount that will not be subject to excise tax. Consistent with this policy, Dr. Scangos, Mr. Vounatsos, and Dr. Ehlers are not eligible for a 280G tax gross-up. As Mr. Clancy was already eligible for this benefit prior to June 2009, he remains eligible for a 280G tax gross-up. Until his separation from Biogen on January 31, 2017 as a result of the Bioverativ spin-off, Mr. Cox had been eligible for a 280G tax gross-up.

Awards Under Equity Plans

Under the provisions of our equity plans, if a corporate change in control occurs, all outstanding options and stock awards under our equity plans granted prior to February 12, 2014 will become fully exercisable or vested, as the case may be, and options will remain exercisable until the original option expiration date.

As amended in February 2014, awards granted under our 2008 Omnibus Equity Plan on or after February 12, 2014, unless otherwise determined by our Compensation Committee at the time of grant, will not automatically vest or become exercisable upon a corporate change in control (i.e., upon a “single trigger”), but will vest or become exercisable in full immediately prior to an involuntary employment action that occurs within two years following a corporate change in control (i.e., upon a “double trigger”).

In the event of a corporate transaction, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed and an executive officer’s employment is terminated in an involuntary employment action within two years following the corporate transaction, the equity awards that are assumed will become fully vested and, if applicable, exercisable. Under our equity plans, any assumed awards that become vested will remain exercisable through the earlier of twelve months from the termination date or the original option expiration date.

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen after reaching age 55 with at least ten years of service, each then outstanding equity award not yet vested or exercisable will become immediately vested or exercisable upon such termination at a rate of 50% of the shares unvested at the time of retirement plus an additional 10% of the shares for each full year of service beyond ten years of service. Options vested under these provisions remain exercisable for 36 months from retirement or until the original option expiration date, if sooner.

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5	Executive Compensation Matters (continued)

Potential Post-Termination Payments Table

The following table summarizes the potential payments to each NEO under various termination events. The table assumes that the event occurred on December 31, 2016. The calculations use the closing price of our common stock as reported by NASDAQ on December 30, 2016, the last business day of 2016, which was $283.58 per share. Amounts for Mr. Vounatsos are determined under our executive severance plans described above, since his employment agreement did not become effective until January 2017. Amounts for Dr. Scangos assume a termination on December 31, 2016 in accordance with SEC rules. On January 6, 2017, Dr. Scangos ceased to be our Chief Executive Officer and received the benefits described in the CD&A under the heading “2016 and 2017 Hiring- and Transition-Related Compensation Decisions — Dr. Scangos’ Arrangements.”

Name and Payment Elements(1) (a)	Retirement(2) (b)	Involuntary by the Company Without Cause and Not Following a Corporate Transaction or Change in Control (c)	Involuntary Employment Action Following a Corporate Transaction or Change in Control (d)
George A. Scangos(3)
Severance	—	$7,200,000	$7,200,000
Performance-based RSUs(4)	$25,741,046	$25,741,046	$25,741,046
Medical, Dental and Vision	—	$27,110	$27,110
Outplacement(5)	—	$38,000	$38,000
Total	$25,741,046	$33,006,156	$33,006,156
Michel P. Vounatsos
Severance	—	$1,275,000	$2,550,001
Performance-based RSUs	—	—	$3,344,749
Medical, Dental and Vision	—	$19,879	$39,757
Outplacement(5)	—	$38,000	$38,000
Total	—	$1,332,879	$5,972,507
Paul J. Clancy
Severance	—	$2,559,898	$2,925,598
Performance-based RSUs	$6,614,090	$6,614,090	$6,614,090
Medical, Dental and Vision	—	$34,080	$38,949
Outplacement(5)	—	$38,000	$38,000
280G Tax Gross-Up(6)	—	—	—
Total	$6,614,090	$9,246,068	$9,616,637
John G. Cox(7)(8)
Severance	—	$2,386,967	$2,386,967
Performance-based RSUs	—	—	$7,068,736
Time-based RSUs	—	—	$2,394,550
Medical, Dental and Vision	—	$34,080	$38,949
Outplacement(5)	—	$38,000	$38,000
280G Tax Gross-Up(6)	—	—	—
Total	—	$2,459,047	$11,927,202
Michael D. Ehlers(9)
Severance	—	$1,317,500	$2,635,000
Performance-based RSUs	—	—	$2,586,555
Time-based RSUs	—	—	$860,382
Medical, Dental and Vision	—	$19,475	$38,949
Outplacement(5)	—	$38,000	$38,000
Total	—	$1,374,975	$6,158,886

Notes to the Potential Post-Termination Payments Table

(1)	In the event of an executive’s death or disability, all outstanding awards under the Company’s LTI program will vest in full. The value of such accelerated awards for all NEOs other than Dr. Scangos would be the same amount as shown in column (d) for such NEO (based on actual performance estimated as of December 31, 2016). The value of Dr. Scangos’ accelerated awards would be $23,703,474, which, pursuant to his employment agreement, is calculated at the target level of performance. The grants underlying these calculations were subsequently adjusted pursuant to the anti-dilution provisions of such awards in connection with the spin-off of Bioverativ on February 1, 2017. The amounts reported in this table do not reflect such anti-dilution adjustments.
(2)

Dr. Scangos and Mr. Clancy were eligible for potential payments upon retirement at December 31, 2016. Under Dr. Scangos’ employment agreement, upon retirement, all of his outstanding awards under the Company’s LTI program will continue to vest as if he had remained employed by the Company for the duration of the vesting period, subject to the achievement of any applicable performance criteria, and all awards that require exercise by him will remain exercisable until the earlier of three years after retirement or the original expiration date. Upon Mr. Clancy’s retirement, any vested CSPU awards would be paid to him following, if applicable, the six-month delay required by Section 409A of the Internal Revenue Code, any unvested CSPU awards would vest immediately upon

53

5	Executive Compensation Matters (continued)

certification of the achievement of the applicable performance criteria and would be paid to him following, if applicable, the six-month delay required by Section 409A of the Internal Revenue Code, and any unvested MSU awards would, subject to the achievement of any applicable performance criteria, vest in accordance with the terms of such awards. The amounts listed for Dr. Scangos and Mr. Clancy in column (b) assumes the value of all unvested awards based on actual performance estimated as of December 31, 2016.
(3)	On January 6, 2017, Dr. Scangos ceased to be our Chief Executive Officer and became entitled to the payments in column (c), as further described in the CD&A under the heading “2016 and 2017 Hiring- and Transition-Related Compensation Decisions — Dr. Scangos’ Arrangements.”
(4)	Under Dr. Scangos’ employment agreement, in the case of an involuntary employment action or retirement, all of his outstanding awards under the Company’s LTI program would continue to vest as if he remained employed by the Company for the duration of the vesting period, subject to the achievement of any applicable performance criteria, and all awards that require exercise by him will remain exercisable for three years (or, if earlier, until the original expiration date). The amounts listed for Dr. Scangos in columns (c) and (d) assumes the value of all unvested LTI awards based on actual performance estimated as of December 31, 2016. The actual value that will be earned, if any, will not be known until the end of the applicable performance period.
(5)	The NEOs are also provided executive-level outplacement services at a cost of $38,000 at the executive vice president level.
(6)	The payments for Mr. Clancy and Mr. Cox upon a corporate transaction or a corporate change in control on December 31, 2016 would not have been subject to a Section 280G excise tax.
(7)	Biogen entered into an offer letter agreement with Mr. Cox to become the CEO of Bioverativ effective May 19, 2016. The agreement included the following enhanced severance benefits: (i) 24 months of severance instead of 21 months of severance for an involuntary termination, other than “for cause” and (2) the vesting in full of all of his outstanding awards under the Company’s LTI program in the event the spin-off of Bioverativ did not occur and the Executive Vice President, Pharmaceutical Operations and Technology and Global Therapeutic Operations position was no longer available.
(8)	Mr. Cox voluntarily separated from the Company on January 31, 2017 in connection with the closing of the Bioverativ spin-off. Mr. Cox did not receive any severance benefits in connection with such separation; however, all of Mr. Cox’s outstanding LTI awards were converted into time-based RSUs for Bioverativ common stock and will continue to vest in accordance with the service requirements of each original award.
(9)	Dr. Ehlers would be entitled to the payments in column (d) in connection with a termination as discussed above in the section entitled “Potential Payments Upon Termination or Change in Control — Executive Severance Policy — Dr. Ehlers’ Additional Arrangements.”

54

6	Other Management Proposals

Proposal 4 – Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Proposal 3 above requests that you cast an advisory vote for the compensation disclosed in this Proxy Statement that we paid in 2016 to our named executive officers. That advisory vote is referred to as a “say-on-pay” vote. In this Proposal 4, as required pursuant to Section 14A of the Securities Exchange Act, our Board of Directors is asking that stockholders cast a non-binding, advisory vote on how frequently we should have say-on-pay votes in the future. You can vote to hold say-on-pay votes every one, two, or three years, or you can abstain from voting.

Our Board of Directors believes that say-on-pay votes should be held annually to give stockholders the opportunity to provide regular input on our executive compensation programs and increase our Board’s accountability for its compensation decisions and therefore recommends that stockholders vote for the one-year option. This vote, like the say-on-pay vote itself, is non-binding. If a choice other than one year receives the most votes, our Board will take the voting results into consideration in determining how frequently we will present you with a say-on-pay vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ONE-YEAR OPTION AS THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Proposal 5 – Approval of the Biogen Inc. 2017 Omnibus Equity Plan

We are asking stockholders to approve the Biogen Inc. 2017 Omnibus Equity Plan (the 2017 Plan). Our Board of Directors, upon the recommendation of our Compensation Committee, approved the 2017 Plan, subject to stockholder approval. The 2017 Plan will not become effective unless and until it is approved by our stockholders. If the 2017 Plan is approved by our stockholders, we will no longer make grants under our 2008 Omnibus Equity Plan (the 2008 Plan). The material features of the 2017 Plan are described under “Summary of the 2017 Plan” below.

Our Board believes that the 2017 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

•	Fungible Share Design. Each stock option and stock appreciation right (SAR) granted under the 2017 Plan will be counted against the share pool as one share and each other equity award will be counted against the share pool as 1.5 shares.

•	No Liberal Share-Recycling. Shares underlying stock options and other awards delivered under the 2017 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

•	Limitations on Awards. The 2017 Plan limits the number of stock options, SARs, and other awards that may be granted to plan participants in any calendar year.

•	Performance Awards. Under the 2017 Plan, our Compensation Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under Section 162(m), as well as other performance-based awards.

•	No Discounted Stock Options or SARs. All stock options and SARs granted under the 2017 Plan must have a per share exercise price or base value that is not less than the fair market value of the underlying shares on the date of grant.

•	No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, the 2017 Plan prohibits the repricing of stock options or SARs without obtaining stockholder approval.

•	No Single-Trigger Vesting upon a Change in Control. The 2017 Plan does not provide for the automatic acceleration of equity awards in connection with a change in control.

Reasons for Seeking Stockholder Approval

Our Board believes that equity awards have been, and will continue to be, a critical part of our total compensation program and allow us to attract and retain the key talent needed to effectively compete in our industry, incentivize superior results and long-term value creation, and align the interests of our employees with those of our stockholders. Unlike many companies, we have a practice of granting

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6	Other Management Proposals (continued)

equity awards to all of our employees, believing that our business will succeed if our employees are invested in us and in our future. In addition, we believe that it fosters an ownership mindset by allowing employees to take part in the successes of the Company. Our employees generally receive annual equity awards based on their individual performance and expected future contributions.

As of March 31, 2017, there were 5,867,986 shares available for grant under the 2008 Plan. Our three-year average burn rate — the number of shares granted in each year divided by the weighted shares of our common stock outstanding at year-end — is 0.35%. We believe that our historical burn rate is reasonable in our industry, especially given our broad-based use of equity awards to compensate our employees. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms. Based on a review of the remaining shares available for grant under the 2008 Plan, the number of equity awards outstanding under (a) the 2008 Plan, (b) the Company’s 2005 Omnibus Equity Plan (under which we cannot grant additional awards but under which certain awards remain outstanding) (the 2005 Plan), and (c) the Company’s 2006 Non-Employee Directors Equity Plan (the Directors Plan) (under which non-employee directors of the Company are eligible to receive equity awards), our historic burn rate, current and proposed plan features, and the equity plan guidelines established by proxy advisory firms, FW Cook supported and our Board approved the 2017 Plan and the share pool authorized under it, as described below.

In addition, stockholder approval of the 2017 Plan will allow us to continue to grant, if desired, performance-based compensation that is exempt from the deduction limitations under Section 162(m). Section 162(m) generally provides that compensation paid by a publicly-held corporation to its “covered employees” (the corporation’s chief executive officer and any of its three other named executive officers (other than its chief executive officer or chief financial officer)) is not deductible by the corporation for U.S. federal income tax purposes for any taxable year to the extent it exceeds $1.0 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by the corporation’s stockholders not less frequently than every five years. Under Section 162(m), the material terms include the class of eligible employees, a description of the business criteria on which the performance goals may be based and the maximum amount that can be paid to any participant for a specified period. For the 2017 Plan, these terms are described below under “Eligibility,” “Performance Criteria,” and “Individual Limits,” respectively. Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation. Furthermore, our Compensation Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

If the 2017 Plan is not approved by our stockholders, the 2017 Plan will not become effective and we will continue to grant equity awards under the 2008 Plan until the 2008 Plan expires on June 19, 2018. We believe that the terms of the 2017 Plan, including its share pool, are reasonable, appropriate, and in the best interests of our stockholders.

Existing Equity Plan Information

The 2008 Plan is the only current plan of the Company under which equity awards may be granted to our employees. As of March 31, 2017, 5,867,986 shares were available for grant under the 2008 Plan. If the 2017 Plan is approved by our stockholders, we will cease granting awards under the 2008 Plan and the 2017 Plan will be our only equity plan under which we may grant future equity awards to our employees.

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6	Other Management Proposals (continued)

The table below includes aggregated information regarding awards outstanding under the 2008 Plan, the 2005 Plan, and the Directors Plan, the number of shares available for future awards under each of the 2008 Plan and the Directors Plan as of March 31, 2017, and the proposed number of shares issuable under the 2017 Plan. We also maintain a tax-qualified employee stock purchase plan, pursuant to which 6,008,140 shares remain outstanding as of March 31, 2017.

	Number of shares (as of March 31, 2017)(1)	As a percentage of stock outstanding (214,236,610 shares as of March 31, 2017)
Outstanding stock options and SARs (for stock options outstanding as of March 31, 2017, the weighted average exercise price was $54.02 and the weighted average remaining contractual term was 2.03 years)	45,337	0.02%
Outstanding full value shares, including time-vested RSUs and performance-based awards	1,386,421	0.65%
Total shares subject to outstanding awards	1,431,758	0.67%
Total shares available for future awards under the 2008 Plan(2)	5,867,986	2.74%
Total shares available for future awards under the Directors Plan	734,333	0.34%
Total shares subject to outstanding awards, available for future awards under the 2008 Pan, and available for future awards under the Directors Plan	8,034,077	3.75%
Proposed shares available for future awards under the 2017 Plan(3)(4)	8,000,000	3.73%
Total shares outstanding under existing equity awards, available for future awards, and additional shares proposed to be reserved for issuance under the 2017 Plan	16,034,077	7.48%
(1)	For purposes of the number of shares subject to outstanding awards under the 2008 Plan, each share subject to a stock option or SAR is counted as one share and each share subject to any other award is counted as 1.5 shares.
(2)	We will cease granting new awards under the 2008 Plan if the 2017 Plan is approved by our stockholders and, as described below under “Authorized Shares,” the shares remaining available for issuance under the 2008 Plan will be available for issuance under the 2017 Plan.
(3)	For purposes of determining shares available under the 2017 Plan, each share subject to a stock option or SAR will count as one share and each share subject to any other award will count as 1.5 shares. Because the 2017 Plan does not specify a mix of stock options and SARs, on the one hand, and other awards, on the other, it is not possible to determine the amount of subsequent dilution that may ultimately result from such awards. Other share-counting provisions, including adjustments to the numbers of shares available under the 2017 Plan, are described below under “Authorized Shares.”
(4)	Subject to adjustment as described below under “Authorized Shares,” the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2017 Plan is 8,000,000 plus any shares of stock that either remain available for grant as of the date of adoption of the 2017 Plan (including shares available by reason of a predecessor plan) or are subject to awards under the 2008 Plan and on or after the date of adoption of the 2017 Plan are cancelled, surrendered, exchanged, terminated, or forfeited for any reason in accordance with the terms of such plan.

Summary of the 2017 Plan

The following is a brief summary of the material features of the 2017 Plan. A copy of the 2017 Plan is attached as Appendix B to this Proxy Statement, and we urge stockholders to read it in its entirety. The following summary is qualified in its entirety by reference to the full text of the 2017 Plan.

Administration. The 2017 Plan is administered by our Compensation Committee, which has the discretionary authority to, among other things, interpret the 2017 Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures for awards, and otherwise do all things necessary or desirable to carry out the purposes of the 2017 Plan. Determinations of our Compensation Committee under the

2017 Plan will be conclusive and bind all parties. Our Board may perform any of the functions of our Compensation Committee under the 2017 Plan, and our Compensation Committee may delegate such of its duties, powers, and responsibilities as it may determine. As used herein, the term “Compensation Committee” refers to our Board, our Compensation Committee, or its authorized delegates, as applicable.

Eligibility. All employees of the Company and its affiliates are eligible to participate in the 2017 Plan. As of March 31, 2017 we had approximately 7,100 employees.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2017 Plan is 8,000,000, plus any shares of stock that either remain available for grant as of the date of adoption

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6	Other Management Proposals (continued)

of the 2017 Plan (including shares available by reason of a predecessor plan) or are subject to awards under the 2008 Plan and on or after the date of adoption of the 2017 Plan are cancelled, surrendered, exchanged, terminated, or forfeited for any reason in accordance with the terms of such plan (the Share Pool). Up to 1,000,000 shares from the Share Pool may be issued as stock options intended to qualify as incentive stock options (ISOs). For purposes of the Share Pool:

•	Each share subject to an award of stock options or SARs will reduce the Share Pool by one share and each share subject to any other award will reduce the Share Pool by 1.5 shares.

•	All shares covering a SAR, any portion of which is settled in stock, will reduce the Share Pool.

•	Shares withheld in satisfaction of tax withholding obligations or the exercise or purchase price of an award will not return to the Share Pool.

•	The Share Pool will not be reduced to the extent any portion of an award is settled in cash or property (other than shares).

•	If an award expires or is terminated or cancelled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase are forfeited or repurchased by the Company, or if shares subject to an award under the 2008 Plan return to the Share Pool, the shares allocable to the terminated portion of such award or such forfeited or repurchased shares, or the shares subject to such award under the 2008 Plan, will return to the Share Pool at the rate of one share for each share subject to an award of stock options or SARs and 1.5 shares for each share subject to any other award.

•	Shares issued under awards granted by another company and assumed or substituted-for by the Company will not reduce the Share Pool.

Shares that may be delivered under the 2017 Plan may be authorized but unissued shares or treasury shares. The closing price of our common stock as reported on NASDAQ on March 31, 2017 was $273.42 per share.

Individual Limits. The maximum number of shares subject to awards that may be granted to any participant in any calendar year is 1,500,000 shares in the aggregate, subject to adjustment as described below.

Types of Awards. The 2017 Plan provides for the grant of stock options, SARs, RSUs, restricted stock awards (RSAs),

and other awards (including performance awards). Dividends, dividend equivalents, or other cash payments may also be provided in connection with awards under the 2017 Plan.

•	Stock Options and SARs. Our Compensation Committee may grant stock options, including ISOs and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares or other property of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2017 Plan shall be no less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of certain ISOs). Other than adjustments in connection with certain corporate transactions or changes to our capital structure as described below, stock options and SARs granted under the 2017 Plan may not be amended to reduce the exercise price or base value or cancelled in exchange for stock options or SARs with a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise price or base value greater than the fair market value of a share of our common stock on the date of such cancellation, in each case, without stockholder approval. The expiration date of each stock option and SAR granted under the 2017 Plan shall be ten years from the date of grant, or such earlier time as our Compensation Committee may determine, and vested awards that expire are automatically exercised on the expiration date if the per share exercise price or base value is less than the fair market value of a share on that date.

•	RSUs and RSAs. Our Compensation Committee may grant awards of RSUs or RSAs. An RSU is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, subject to the satisfaction of specified performance or other vesting conditions. An RSA is stock subject to restrictions requiring that it be redelivered or offered for sale to us if specified service or performance-based conditions are not satisfied.

•

Performance Awards. Our Compensation Committee may grant performance awards, which are awards subject to performance criteria. Our Compensation Committee may grant performance awards that are intended to

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6	Other Management Proposals (continued)

qualify as exempt performance-based compensation under Section 162(m) and awards that are not intended to so qualify.

•	Other Awards. Our Compensation Committee may grant other awards convertible into or otherwise based on shares, subject to such terms and conditions as it may determine.

Vesting; Terms of Awards. Our Compensation Committee determines the terms of all awards granted under the 2017 Plan and may impose such restrictions or conditions to vesting as it deems appropriate, including requiring the achievement of performance criteria. Awards under the 2017 Plan that vest solely based on continued employment shall vest on a schedule that provides for vesting in equal installments on each of the first three anniversaries of the date of grant, or such longer period as our Compensation Committee may determine, except that up to 500,000 shares of stock may be subject to awards that provide for vesting sooner than this schedule and awards will be subject to accelerated vesting in connection with certain terminations of employment, as described below, or as set forth in a participant’s award agreement.

Transferability of Awards. Awards may not be transferred other than by will or by the laws of descent and distribution, except that our Compensation Committee may permit stock options other than ISOs to be transferred to family members of a participant or to certain entities controlled by the participant or his or her family members.

Performance Criteria. The 2017 Plan provides for grants of performance awards subject to “performance criteria.” Performance criteria with respect to those awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) are limited to objectively determinable measure(s) of performance relating to any or any combination of the following (measured either absolutely or comparatively and on a consolidated or other basis): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, or assets; one or more operating ratios; borrowing levels, leverage ratios, or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition, expansion, or retention;

acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups, and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings; or achievement of clinical trials or measurable research objectives.

Performance criteria and any related targets need not be based on an increase, a positive or improved result, or avoidance of loss and may be based on GAAP, non-GAAP, or other metrics. To the extent consistent with the requirements of Section 162(m), our Compensation Committee may establish that one or more of the applicable performance criteria will be adjusted in an objectively determinable manner to reflect events (for example, acquisitions or dispositions) occurring during the applicable performance period that affect the applicable performance criteria.

Effect of Termination of Employment. Unless an award agreement expressly provides otherwise, immediately upon the termination of a participant’s employment, unvested awards will be forfeited and awards requiring exercise will cease to be exercisable, except that:

•	If the termination of employment is due to the participant’s death or disability, each award will become fully vested and each award requiring exercise will remain exercisable for one year (or the remainder of the original term, if less);

•	If the termination is due to the participant’s retirement (generally, a voluntary termination of employment after attaining age 55 with ten years of employment with the Company and its affiliates), each award will become vested as to 50% of the shares subject thereto, plus an additional 10% of such shares for each full year of consecutive employment in excess of ten years, provided that awards subject to performance criteria will so vest only to the extent consistent with the requirements of Section 162(m), and (iii) each award requiring exercise, to the extent then exercisable, will remain exercisable for three years (or the remainder of the original term, if less);

•	If the termination of employment is for cause, each award will terminate on the date of such termination; and

•	If the termination of employment is for any other reason, each award requiring exercise, to the extent then exercisable, will remain exercisable for six months (or the remainder of the original term, if less).

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6	Other Management Proposals (continued)

Effect of Certain Transactions. Unless an award agreement expressly provides otherwise, in the event of a corporate change in control or any other consolidation, merger, or similar transaction in which the Company is not the surviving corporation, a sale of all or substantially all of the Company’s assets, or a dissolution or liquidation of the Company:

•	If there is an acquiring or surviving entity, our Compensation Committee shall provide for the assumption, substitution, or continuation of some or all awards;

•	If at any time within two years thereafter the participant’s employment is terminated without cause or the participant resigns under certain circumstances, any awards that are assumed, substituted for, or continued in connection with such transaction will vest in full;

•	If stockholders will receive a payment in the transaction, our Compensation Committee may provide for a payout of some or all awards on such payment and other terms and conditions as it may determine; and

•	Awards that are not assumed, substituted for, or continued will terminate upon the consummation of the transaction.

Adjustment Provisions. In the event of a stock dividend or similar distribution, stock split or combination of shares (including a reverse stock split), recapitalization, or other change in our capital structure, our Compensation Committee shall make appropriate adjustments to the maximum number of shares that may be delivered under the 2017 Plan; the individual award limits; the number and kind of securities subject to, and, if applicable, the exercise price or base value of, outstanding awards; and any other provisions affected by such event. Our Compensation Committee may make similar adjustments for other events if it determines adjustments are appropriate to avoid distortion in the operation of the 2017 Plan or to preserve the value of awards.

Clawback. Our Compensation Committee may cancel, rescind, withhold, or otherwise limit or restrict awards if a participant is not in compliance with the provisions of the 2017 Plan or engages in certain detrimental activities. In addition, our Compensation Committee may provide that awards and related proceeds are subject to forfeiture or disgorgement to the extent required or permitted by applicable Company policy, law, or stock exchange listing standards.

Effective Date, Amendments and Termination. If the 2017 Plan is approved by our stockholders, the 2017 Plan will become effective as of the date of such approval. No awards will be granted after the tenth anniversary of such approval. Our Compensation Committee may at any time amend, suspend, or terminate the 2017 Plan or any portion thereof, subject to such stockholder approval as our Compensation Committee determines necessary or advisable, except that no such amendment, suspension, or termination will adversely affect the rights of a participant under a previously granted award (without the participant’s consent) and no amendment will effectuate a change for which stockholder approval is required without obtaining such approval.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the 2017 Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2017 Plan, nor does it cover state, local, or non-U.S. taxes, except as may be specifically noted.

Stock Options (other than ISOs). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an NSO) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a

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6	Other Management Proposals (continued)

SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

RSAs. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Internal Revenue Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2017 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

RSUs. The grant of a RSU does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Internal Revenue Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). Stock options, SARs, and certain performance awards under the 2017 Plan may be eligible for exemption from the deductibility limits of Section 162(m). However, our Board will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

Certain Change in Control Payments. Under Section 280G of the Internal Revenue Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting, or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

Because awards under the 2017 Plan will be granted in the discretion of our Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Vote Required

The 2017 Plan will be approved upon the affirmative vote of a majority of the votes present in person or represented by proxy and having voting power at the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE BIOGEN INC. 2017 OMNIBUS EQUITY PLAN.

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7	Additional Information

STOCK OWNERSHIP

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers (listed in the Summary Compensation Table);
•	each of our directors and nominees for director; and
•	all of our directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is as of April 13, 2017 (Ownership Date).

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142.

Name	Shares Owned (1)	Shares Subject to Options and Stock Units (2)	Total Number of Shares Beneficially Owned	Percentage of Outstanding Shares (3)
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10022	17,082,146	—	17,082,146	8.01%
PRIMECAP Management Company(5) 177 East Colorado Boulevard 11th Floor Pasadena, CA 91105	15,584,387	—	15,584,387	7.31%
The Vanguard Group(6) 100 Vanguard Boulevard Malvern, PA 19355	14,009,922	—	14,009,922	6.57%
Paul J. Clancy	20,705	—	20,705	*
John G. Cox(7)	30,601	—	30,601	*
Alexander J. Denner(8)	317,890	1,084	318,974	*
Caroline D. Dorsa	16,033	1,084	17,117	*
Michael Ehlers(9)	—	5,598	5,598
Nancy L. Leaming	7,924	1,084	9,008	*
Richard C. Mulligan	7,890	1,084	8,974	*
Robert W. Pangia	15,568	13,030	28,598	*
Stelios Papadopoulos(10)	26,580	1,626	28,206	*
Brian S. Posner	5,275	1,084	6,359	*
Eric K. Rowinsky	12,005	1,084	13,089	*
George A. Scangos(11)	82,497	—	82,497	*
Lynn Schenk(12)	7,990	1,084	9,074	*
Stephen A. Sherwin	3,845	13,362	17,207	*
Michel Vounatsos(9)	1,525	3,244	4,769
Executive officers and directors as a group (18 persons)(9)(13)	492,518	50,834	543,361	*

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	The shares described as “owned” are shares of our common stock directly or indirectly owned by each listed person.
(2)	Includes options that are or will become exercisable and RSUs that will vest within 60 days of the Ownership Date.
(3)	The calculation of percentages is based upon 213,116,278 shares outstanding on the Ownership Date, plus for each of the individuals listed above the shares subject to options and RSUs reflected in the column under the heading “Shares Subject to Options and Stock Units.”

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7	Additional Information (continued)

(4)	Based solely on information as of December 31, 2016 contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 19, 2017, which also indicates that it has sole voting power with respect to 14,947,189 shares, sole dispositive power with respect to 17,073,676 shares, and shared voting and shared dispositive power with respect to 8,470 shares.
(5)	Based solely on information as of December 31, 2016 contained in Form 13F-HR filed with the SEC by PRIMECAP Management Company on February 13, 2017, which also indicates that it has sole voting power over 2,054,072 shares.
(6)	Based solely on information as of December 31, 2016 contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 10, 2017, which also indicates that it has sole voting power with respect to 340,469 shares, sole dispositive power with respect to 13,632,396 shares, shared voting power with respect to 40,243 shares, and shared dispositive power with respect to 377,526 shares.
(7)	Mr. Cox voluntarily separated from the Company on January 31, 2017 in connection with the closing of the Bioverativ spin-off.
(8)	Includes (i) 190,142 shares of common stock directly beneficially owned by Sarissa Capital Domestic Fund LP, a Delaware limited partnership (Sarissa Domestic); and (ii) 119,858 shares of common stock directly beneficially owned by Sarissa Capital Offshore Master Fund LP, a Cayman Islands limited partnership (Sarissa Offshore and, together with Sarissa Domestic, the Sarissa Funds). Sarissa Capital Management GP LLC, a Delaware limited liability company (Sarissa Capital GP), is the general partner of Sarissa Capital Management LP, a Delaware limited partnership (Sarissa Capital), the investment advisor to the Sarissa Funds. Alexander Denner is the Chief Investment Officer of Sarissa Capital and the managing member of Sarissa Capital GP. By virtue of the foregoing, Dr. Denner may be deemed to indirectly beneficially own the shares that the Sarissa Funds directly beneficially own. Dr. Denner disclaims beneficial ownership of such shares of common stock owned by the Sarissa Funds.
(9)	Includes shares underlying market stock units that will vest within 60 days of the Ownership Date, assuming the maximum possible number of shares that are eligible for vesting on the vesting date.
(10)	Includes 10,000 shares held in limited liability companies of which Dr. Papadopoulos is the sole manager.
(11)	Includes 10,756 shares held in trusts of which Dr. Scangos is a trustee. Dr. Scangos ceased to be Biogen’s Chief Executive Officer and a member of our Board, effective January 6, 2017.
(12)	Includes 3,100 shares held in a trust of which Ms. Schenk is a trustee.
(13)	Includes 323,100 shares held indirectly through trusts, funds, or limited liability companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors, and greater than 10% stockholders to file initial reports of ownership and changes of ownership of our common stock. As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 forms on their behalf. Based solely on information provided to us by our directors and executive officers, we believe that during 2016 all such parties complied with all applicable filing requirements.

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7	Additional Information (continued)

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct (Values in Action), Corporate Governance Principles, Related Person Transaction Policy, and Conflict of Interest Policy set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules.

In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction involving Biogen, our Corporate Governance Committee must review and approve all such proposed transactions or courses of dealing. In determining whether to approve or ratify a transaction with a related person, among the factors our Corporate Governance Committee may consider (as applicable) are:

•	the business reasons for entering into the transaction;
•	the size of the transaction and the nature of the related person’s interest in the transaction;
•	whether the transaction terms are as favorable to us as they would be to an unaffiliated third party;
•	whether the transaction terms are more favorable to the related person than they would be to an unaffiliated third party;
•	the availability of alternative sources for comparable products, services, or other benefits;
•	whether the transaction would impair the independence or judgment of the related person in the performance of his or her duties to us;
•	for non-employee directors, whether the transaction would be consistent with NASDAQ’s requirements for independent directors;
•	whether the transaction is consistent with our Conflict of Interest Policy, which prohibits related persons and others from having a financial interest in any competitor, customer, vendor, or supplier of ours;
•	the related person’s role in arranging the transaction;
•	the potential for the transaction to be viewed as representing or leading to an actual or apparent conflict of interest; and
•	any other factors that our Corporate Governance Committee deems appropriate.

Other than the sponsored research agreement described below, there are no relationships or transactions with related persons that are required to be disclosed in this Proxy Statement under SEC rules. Indeed, our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers, and employees must avoid relationships or activities that might impair their ability to make objective and fair decisions while acting in their Company roles.

On January 27, 2017, we entered into a sponsored research agreement with Harvard University (the Research Agreement), under which the Artavanis-Tsakonas Laboratory at Harvard Medical School will conduct research to identify novel genes, targets, and pathways that regulate neurodegenerative diseases. We believe the Research Agreement will support the identification of new drug targets and pathways in a resource efficient manner. Under the Research Agreement, we have an option to negotiate an exclusive license to any invention resulting from projects funded under the agreement. Dr. Spyros Artavanis-Tsakonas is the Principal Investigator and directs the activities of the Artavanis-Tsakonas Laboratory and is a Professor of Cell Biology at Harvard Medical School. Dr. Artavanis-Tsakonas currently serves as a Visiting Scientist at Biogen, which is a part-time position, and previously served as our Senior Vice President, Chief Scientific Officer. The Research Agreement requires us to make payments to Harvard University of $1.7 million per year, of which $1.0 million per year will directly fund the sponsored research at the Artavanis-Tsakonas Laboratory. The Research Agreement has an initial term of five years and may, after three years, be terminated on six months’ notice if certain milestones have not been met.

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7	Additional Information (continued)

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 about:

•	the number of shares of common stock subject to issuance upon exercise of outstanding options and vesting of RSUs under plans adopted and assumed by us;
•	the weighted-average exercise price of outstanding options under plans adopted and assumed by us; and
•	the number of shares of common stock available for future issuance under our active plans: the 2008 Omnibus Equity Plan, the 2006 Non-Employee Directors Equity Plan, and the 2015 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted-average Exercise Price of Outstanding Options and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(2) (c)
Equity compensation plans approved by stockholders	1,415,759	$ 54.06	13,144,980
Equity compensation plans not approved by stockholders	—	—	—
Total	1,415,759	$ 54.06	13,144,980
(1)	The weighted-average exercise price includes all outstanding stock options but does not include RSUs, which do not have an exercise price. If the RSUs were included in this calculation, the weighted average exercise price would be $2.51. The total number of RSUs included in column (a) is 1,350,291.
(2)	Of these shares, (a) 6,496,000 remain available for future issuance under our 2008 Omnibus Equity Plan, (b) 717,613 remain available for future issuance under our 2006 Non-Employee Directors Equity Plan, and (c) 5,931,367 remain available under our 2015 Employee Stock Purchase Plan. In addition to shares issuable upon the exercise of options or rights, the shares under our 2008 Omnibus Equity Plan and our 2006 Non-Employee Directors Equity Plan may also be issued other than upon such exercise.

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7	Additional Information (continued)

MISCELLANEOUS

Stockholder Proposals

Stockholder proposals submitted pursuant to Securities Exchange Act Rule 14a-8 and intended to be presented at our 2018 annual meeting of stockholders must be received by our Secretary no later than December 27, 2017 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting.

A stockholder proposal submitted outside the processes of Rule 14a-8 and not for inclusion in our proxy statement for the 2018 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days and not more than 120 days in advance of the first anniversary of the date this Proxy Statement was released to our stockholders in connection with the Annual Meeting. However, if the date of the 2018 annual meeting of stockholders is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, we must receive the stockholder’s notice not earlier than the close of business on the 120th day before the 2018 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day before the 2018 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2018 annual meeting of stockholders is first made.

All stockholder proposals for our 2018 annual meeting of stockholders should be sent to our Secretary, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142.

Other Stockholder Communications

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 464-2442. However, stockholders who wish to communicate directly with our Board of Directors, or any individual director, should direct questions in writing to our Secretary, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142. Communications addressed in this manner will be forwarded directly to our Board of Directors or named individual director(s).

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report, the content of www.biogen.com, including the charters of the committees of our Board of Directors, Corporate Governance Principles, Related Person Transaction Policy, Conflicts of Interest Policy, and Code of Business Conduct, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.

Copies of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of this Proxy Statement, annual report, or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of these documents without charge to you if you write or call Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. If you want to receive separate copies of our proxy statement, annual report, or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Manner and Cost of Proxy Solicitation

Biogen pays the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers, and employees may contact you in person, by telephone, or by email or other electronic means. None of our directors, officers, or employees will receive additional compensation for soliciting you. We will reimburse brokerage houses, banks, custodians, and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of our common stock. Georgeson LLC, New York, New York, has been retained to assist us in the solicitation of proxies at a fee estimated not to exceed $11,000.

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APPENDIX A

GAAP to Non-GAAP Reconciliation

Diluted Earnings Per Share and Net Income Attributable to Biogen Inc.

(Unaudited, $ in millions, except per share amounts)

	For the Twelve Months Ended
	December 31, 2016	December 31, 2015
GAAP earnings per share – Diluted	$16.93	$15.34
Adjustments to GAAP net income attributable to Biogen Inc. (as detailed below)	3.29	1.67
Non-GAAP earnings per share – Diluted	$20.22	$17.01

	For the Twelve Months Ended
	December 31, 2016	December 31, 2015
GAAP net income attributable to Biogen Inc.	$3,702.8	$3,547.0
Adjustments:
TECFIDERA litigation settlement and license chargesA	454.8	—
Amortization of acquired intangible assets	373.6	365.3
(Gain) loss on fair value remeasurement of contingent consideration	14.8	30.5
(Gain) loss on deconsolidation of variable interest entities	(4.4)	—
Hemophilia business separation costs	18.1	—
Restructuring, business transformation and other cost saving initiatives:
Restructuring chargesB	33.1	93.4
Cambridge manufacturing facility rationalization costsC	54.8	—
Income tax effect related to reconciling items	(224.9)	(104.3)
Non-GAAP net income attributable to Biogen Inc.	$4,422.7	$3,931.9

(A)

Under our settlement and license agreement with Forward Pharma A/S (Forward Pharma), we paid Forward Pharma $1.25 billion in cash. The $455 million pre-tax charge recognized during the twelve months ended December 31, 2016 represents the portion of the $1.25 billion cash payment that is attributable to our sales of TECFIDERA during the period April 2014 through December 31, 2016.

(B)

Restructuring charges for the twelve months ended December 31, 2016 and 2015 include $8.0 million and $93.4 million, respectively, of costs incurred in connection with our 2015 corporate restructuring. Restructuring charges for the twelve months ended December 31, 2016 include charges of $17.7 million incurred in connection with additional cost savings measures primarily intended to realign our organizational structure in anticipation of the changes in roles and workforce resulting from our decision to spin off our hemophilia business, and to achieve further targeted cost reductions. Restructuring charges for the twelve months ended December 31, 2016 also include severance charges of $7.4 million related to employee separation costs as a result of our decision to vacate and cease manufacturing in Cambridge, MA and vacate our warehouse in Somerville, MA.

(C)

Cambridge manufacturing facility rationalization costs reflect additional depreciation, the write-down of excess inventory and other direct costs associated with our decision to vacate and cease manufacturing in Cambridge, MA and vacate our warehouse in Somerville, MA. Additional depreciation expense, which totaled $45.5 million for the twelve months ended December 31, 2016, is included in cost of sales, excluding amortization of acquired intangible assets in our condensed consolidated statements of income. Also reflected in this amount for the twelve months ended December 31, 2016 are charges of $6.9 million for the write-down of excess inventory, which are included in cost of sales, excluding amortization of acquired intangible assets in our condensed consolidated statements of income.

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “Non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these Non-GAAP financial measures provides additional insight into the ongoing economics of our business and reflects how we manage our business internally, set operational goals, and forms the basis of our management incentive programs. These

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Appendix A (continued)

Non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Inc. and diluted earnings per share.

Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share – Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share – Diluted”:

1. Purchase accounting and merger-related adjustments.

We exclude certain purchase accounting related items associated with the acquisition of businesses, assets, and amounts in relation to the consolidation of variable interest entities for which we are the primary beneficiary. These adjustments include, but are not limited to, charges for in-process research and development, the amortization of certain acquired intangible assets, and charges or credits from the fair value remeasurement of our contingent consideration obligations.

2. Hemophilia business separation costs.

We have excluded costs that are directly associated with the set up and spin off of our hemophilia business into an independent, publicly-traded company. These costs represent incremental third party costs attributable solely to hemophilia separation and set up activities.

3. Restructuring, business transformation, and other cost saving initiatives.

We exclude costs associated with the company’s execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities, or refocus R&D activities. These costs may include employee separation costs, retention bonuses, facility closing and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage, and other costs or credits that management believes do not have a direct correlation to our on-going or future business operations.

4. Other items.

We evaluate other items of income and expense on an individual basis, and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis, including in the fourth quarter of 2016, TECFIDERA litigation settlement and license charges. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc.

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APPENDIX B

Biogen Inc. 2017 Omnibus Equity Plan

BIOGEN INC.

2017 OMNIBUS EQUITY PLAN

1. Defined Terms

Exhibit A, which is incorporated by reference, defines certain capitalized terms used in the Plan and sets forth certain operational rules related to those terms.

2. Purpose; Term

The Plan provides for the grant of Awards consisting of or based on the Stock of the Company. The purpose of the Plan is to attract and retain employees of the Company and its Affiliates, to provide an incentive for them to generate stockholder value by contributing to the appreciation of the Company’s Stock price and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Stock. No Awards may be granted under the Plan more than ten (10) years after the Effective Date, but Awards granted prior to that date may continue in accordance with their terms.

3. Administration

The Plan shall be administered by the Committee. The Board may in any instance perform any of the functions of the Committee hereunder and the Committee may delegate such of its duties, powers and responsibilities as it may determine in accordance with applicable legal requirements, including Section 157(c) of the Delaware General Corporation Law (references herein to the Committee shall include the Board or the person or persons so delegated to the extent of such delegation, as applicable).

The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock or other property); prescribe forms, rules and procedures and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Committee made under the Plan will be conclusive and will bind all parties.

4. Eligibility

All employees of the Company (or of any Affiliate) are eligible to be Participants in the Plan.

5. Stock Available for Awards

A. Shares Available. Subject to the other subsections of this Section 5 and subject to adjustment as provided in Section 10, no more than 8,000,000 shares of Stock in the aggregate may be delivered under or in satisfaction of Awards, plus the number of shares of Stock that, as of the date of adoption of the Plan, either: (i) remain available for grant under the 2008 Plan (including shares available under such plan by reason of a predecessor plan) or (ii) are subject to awards under 2008 Plan and on or after the date of adoption are cancelled, surrendered, exchanged, terminated or forfeited for any reason whatsoever in accordance with the terms of such plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. No fractional shares will be issued under the Plan.

B. Fungible Share Plan. Each share of Stock subject to an Award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5.A as one (1) share. Each share of Stock subject to any Award other than an Award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5.A as one and one-half (1.5) shares.

C. Reversion to the Plan. For the avoidance of doubt, if (i) an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, (ii) if shares of Stock acquired pursuant to an Award subject to

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Appendix B (continued)

forfeiture or repurchase are forfeited or repurchased by the Company or (iii) on or after the date of adoption of the Plan, an outstanding award under the 2008 Plan is cancelled, surrendered, exchanged, terminated or forfeited in accordance with the terms of the 2008 Plan, the shares of Stock allocable to such expired, terminated, cancelled, exchanged or forfeited, as applicable, portion of such Award or such forfeited or repurchased shares of Stock, shall again be available for delivery under the Plan in an amount determined in accordance with Section 5.B. Shares of Stock shall not be deemed to have been delivered in satisfaction of Awards under the Plan to the extent that any portion of an Award is settled in cash or other property (other than shares of Stock). Upon delivery of shares of Stock in settlement of a SAR, the full number of shares of Stock covered by such SAR shall be treated as delivered under the Plan (and not only the number of shares of Stock delivered in settlement of such Award). Shares of Stock withheld from an Award in satisfaction of withholding taxes as described in Section 9.I or in payment of the exercise price or purchase price of any Award shall not again be available for delivery under the Plan.

D. Certain Other Company Awards. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards granted by another company (“other company awards”) and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares of Stock available for Awards under the Plan and such other company awards shall not be subject to the individual limits described in Section 5.E. Such awards may have terms inconsistent with the terms of the Plan.

E. Limit on Individual Grants. The maximum number of shares of Stock subject to Options, SARs, RSUs, RSAs and Other Awards that may be granted to any Participant in any calendar year is 1,500,000 shares of Stock in the aggregate, subject to adjustment as provided in Section 10. The foregoing limit refers to the maximum number of shares of Stock that may be delivered, or the value of which may be paid in cash or other property (based on the fair market value of the shares of Stock or such other property on the date of payment), under Awards granted during the calendar year. The foregoing limit will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

6. Options

A. Grant of Options. Subject to the provisions of the Plan, the Committee may grant both (i) Options to purchase up to a maximum of 1,000,000 shares of Stock that are intended to comply with the requirements of Section 422 (“ISOs”) and (ii) Options that are not intended to comply with such requirements (“NQSOs”). Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Each Option shall be clearly identified in the applicable Award agreement as either an ISO or an NQSO, but if no such identification is made, the Option shall be treated as an NQSO. The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. An ISO granted to an employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such Fair Market Value.

B. Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. An ISO may not be exercisable after the period provided in Section 1.422-2(d) of the Treasury Regulations. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an Option, the Committee may impose such restrictions or conditions to the vesting of such Option as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. The Expiration Date of each Option shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.

C. Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent

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Appendix B (continued)

legally permissible and expressly permitted by the Committee at or after the grant of the Option, by delivery of other property such as shares of Stock (for which the Committee may require a holding period), valued at their Fair Market Value on the date of delivery or such other lawful consideration, including in accordance with a cashless exercise, as the Committee may determine or any combination of the foregoing permitted forms of payment.

7. SARs

A. Grant of SARs. Subject to the provisions of the Plan, the Committee may grant SARs. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Stock over the base value of the SAR. The Committee shall fix the base value of each SAR, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

B. Terms and Conditions. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of a SAR, the Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. The Expiration Date of each SAR shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.

8. RSUs, RSAs and Other Awards

A. RSUs. Subject to the provisions of the Plan, the Committee may grant RSUs. Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Stock or, if specified in the Award, cash equal to the Fair Market Value of the Stock subject to the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time.

B. RSAs. Subject to the provisions of the Plan, the Committee may grant RSAs and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares of Stock may be forfeited to the Company and the other terms and conditions of such Awards. RSAs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. RSAs shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of RSAs shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. Upon the expiration of the Restricted Period, the Company shall deliver such shares of Stock, along with any certificates, to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

C. Other Awards. Subject to the provisions of the Plan, the Committee may grant Awards (including Performance Awards) other than Options, SARs, RSUs or RSAs (“Other Awards”). Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Awards, whether such Awards are to be settled in cash, Stock, other property or a combination of the foregoing, and all other conditions of such Other Awards.

D. Terms and Conditions. At the time of the grant of RSUs, RSAs or Other Awards, the Committee shall determine the price, if any, to be paid by the Participant for each share of Stock subject to the Award. At the time of the grant of RSUs, RSAs or Other Awards, as applicable, the Committee may impose such restrictions or conditions to the vesting of such Award as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria.

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Appendix B (continued)

9. General Provisions Applicable to Awards

A. Documentation and Legal Conditions on Delivery of Stock. Each Award shall be evidenced by a written or electronic document delivered or made available to the Participant or an agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax or other laws or accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, or if the Company determines that the registration statement covering the sale of Stock is not available, the Company may defer the sale until such time as it determines that the registration statement is available and may delay the applicability of any provisions of the Award during any period of unavailability. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock and the Company may hold the certificates pending lapse of the applicable restrictions.

B. Performance Criteria. The Committee may establish Performance Criteria on which the granting of Performance Awards, or the vesting of Performance Awards, will be subject. The Committee shall determine whether any Performance Criteria so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.

C. Minimum Vesting Period. To the extent an Award is to vest based solely upon the continued employment of the Participant, such Award shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or such longer period as the Committee may determine; provided, however, that up to 500,000 shares of Stock may be made subject to Awards with a time-based vesting schedule that provides for vesting sooner than the default schedule set forth in this Section 9.C; and, provided, further, that Awards shall be subject to accelerated vesting as set forth in Section 9.G, Section 10 or in a Participant’s Award agreement.

D. Committee Discretion. Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award agreement, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

E. Dividends and Cash Payments. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash, property or other Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award. Any entitlement to such dividends, dividend equivalents, cash payments or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A and shall subject to such limits or restrictions as the Committee may impose.

F. Leaves of Absence. Awards held by a Participant on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Participant was an active employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the Award agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.

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Appendix B (continued)

G. Termination of Employment. Unless the Committee expressly provides otherwise in an Award agreement, the following rules shall apply in connection with the termination of a Participant’s employment with the Company and its Affiliates. Immediately upon the termination of the Participant’s employment with the Company and its Affiliates, each Award requiring exercise will cease to be exercisable and each Award to the extent not then vested will be forfeited, except that:

(1) In the event of a termination of the Participant’s employment by reason of death or as a result of Disability, each Award held by a Participant immediately prior to his or her death or termination of employment as a result of Disability shall, to the extent not vested previously, become fully vested, and each Option, SAR and other Award requiring exercise, to the extent then exercisable, will remain exercisable by the Participant or the Participant’s executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of: (i) the one-year period ending with the first anniversary of the Participant’s death or Disability, as applicable, or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

(2) In the event of the Participant’s Retirement, each Award, to the extent not vested previously, shall become vested as to 50% of the number of shares covered by such unvested Award and for an additional 10% of the number of shares covered by such unvested Award for every full year of consecutive employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Award; provided, however, that: (i) the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A and (ii) Awards subject to Performance Criteria intended to comply with Section 162(m) will vest according to the schedule contemplated in this Section 9.G(2) only to the extent consistent with the requirements of Section 162(m). In the event of the Participant’s Retirement, each Option, SAR and other Award requiring exercise, to the extent then exercisable (after giving effect to the accelerated vesting provided for herein), will remain exercisable for the lesser of: (a) the three-year period ending with the third anniversary of the Participant’s Retirement or (b) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;

(3) In the event of the Participant’s termination of employment For Cause, each Award held by a Participant or a Participant’s permitted transferees, if any, immediately prior to such termination of employment (including any portion of the Award that is then exercisable) shall terminate at the commencement of business on the date of such termination; and

(4) In the event of the Participant’s termination of employment for any reason other than death, Disability, Retirement or For Cause, each Option, SAR and other Award requiring exercise held by a Participant immediately prior to such termination of employment, to the extent then exercisable, will remain exercisable for the lesser of: (i) the period ending six (6) months from the Participant’s termination date or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate; and each other Award shall terminate at the close of business on the date of such termination.

Subject to Section 9.O, unless the Committee expressly provides otherwise, a Participant’s employment with the Company and its Affiliates will be deemed to have ceased upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates).

H. Transferability. No Award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a Participant only by the Participant, except that, as to Options other than ISOs, the Committee may in its sole discretion permit certain transfers to the Participant’s family members or to certain entities controlled by the Participant or his or her family members.

I. Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld with respect to Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates will, to the extent permitted by law, deduct any such tax or social insurance contributions from any payment of any kind due to the Participant hereunder or

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Appendix B (continued)

otherwise. In the Committee’s discretion, tax and social insurance contributions required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Stock, including shares retained by the Company from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery, but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under applicable accounting rules (including FASB ASC Topic 718 (or any successor provision)).

J. Option or SAR Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 10 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price or base value of such Options or SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Options or SARs or (iii) cancel outstanding Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

K. Amendment of Award. Except as otherwise expressly provided in the Plan, the Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NQSO; provided, however, that if stockholder approval is required by law or the rules of the applicable stock exchange on which the Stock of the Company is then publicly-traded, such amendment shall not become effective until such stockholder approval is obtained. Any such action shall require the Participant’s consent unless the Committee determines that the action would not materially and adversely affect the Participant.

L. Recovery of Compensation. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan or if the Participant engages in any Detrimental Activity. In addition, the Committee may provide that Awards and the proceeds from Awards or Stock acquired thereunder will be subject to forfeiture and disgorgement to the Company to the extent required or permitted by applicable Company policy, law or stock exchange listing standards. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Committee to effectuate any forfeiture or disgorgement required hereunder. The Participant (and neither the Committee nor the Company) will be solely responsible for any adverse tax or other consequences to a Participant that may arise in connection with this Section 9.L.

M. Foreign Nationals. The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

N. Deemed Exercise of Awards. On the Expiration Date on which a vested Award (or portion thereof) requiring exercise is scheduled to terminate in accordance with the Plan and the terms of the Award, if the per share exercise price or base value, as the case may be, of the Award is less than the Fair Market Value of a share of Stock on that date, the vested portion of the Award will be deemed to have been exercised at the close of business on that date. As promptly as practicable thereafter, the Company will deliver to the Participant the shares of Stock subject to the vested portion of the Award less that number of shares with a value that is equal to the aggregate Fair Market Value of: (i) the aggregate exercise price or base value, as the case may be, of the vested portion of the Award and (ii) the amount withheld, as determined by the Committee in accordance with Section 9.I, in satisfaction of any federal, state and local withholding of taxes or social insurance contributions related to the exercise.

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Appendix B (continued)

O. Section 409A. Notwithstanding any other provision of the Plan or any Award agreement to the contrary:

(1) Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly.

(2) To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, a Participant shall not be considered to have terminated employment with the Company and its Affiliates until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A (after giving effect to the presumptions contained therein).

(3) If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 9.O(3) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(4) For purposes of Section 409A, each payment made under the Plan shall be treated as a separate payment.

P. Section 162(m). In the case of any Performance Award (other than an Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Committee shall establish the Performance Criterion (or Criteria) applicable to the Award within the time period required under Section 162(m) and the grant, vesting or payment, as the case may be, of the Award will be conditioned upon the satisfaction of the Performance Criterion (or Criteria) as certified by the Committee. The Committee may, subject to the terms of the Plan, amend a previously granted Performance Award or take any other action that disqualifies such Award from the performance-based compensation exception under Section 162(m).

10. Effect of Certain Transactions

A. Covered Transactions

Except as otherwise expressly provided in an Award agreement:

(1) If the Covered Transaction is one in which there is an acquiring or surviving entity other than the Company or its Affiliate, the Committee shall provide for the assumption of some or all outstanding Awards or for the grant of new Awards in substitution therefor or the continuation of some or all of the Awards by the acquiror or survivor or an affiliate of the acquiror or survivor, except to the extent that the Committee pays out the Award pursuant to the provisions of Section 10.A(2).

(2) If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a cash-out), with respect to some or all Awards or any portion thereof (whether or not vested), equal in the case of each affected Award or portion thereof to the excess, if any, of (i) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (ii) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines; provided, that the Committee shall not exercise its discretion under this Section 10.A(2) with respect to an Award or portion thereof providing for nonqualified deferred compensation subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. For avoidance of doubt, in the event that the aggregate

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Appendix B (continued)

exercise or purchase price of the Award exceeds the aggregate Fair Market Value of the Stock subject to the Award, the Award will be deemed to be cashed out for a payment of zero.

(3) Each Award will terminate upon consummation of the Covered Transaction, other than Awards assumed, substituted or continued pursuant to Section 10.A(1). For avoidance of doubt, in the event that the Awards are not cashed out (or deemed cashed out) as provided in Section 10.A(2), such Awards shall be assumed, substituted or continued as provided in Section 10.A(1).

B. Corporate Transaction. Except as otherwise provided in the Award agreement, if at any time within two (2) years after the effective date of a Corporate Transaction there is an Involuntary Employment Action with respect to any Designated Employee, each then outstanding Award assumed, substituted or continued under Section 10.A(1) and held by such Designated Employee (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Designated Employee, any outstanding Options or SARs held by such Designated Employee (and a permitted transferee of such person) shall be exercisable for one (1) year following the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or SAR.

C. Corporate Change in Control. Except as otherwise provided in the Award agreement, if at any time within two (2) years after the effective date of a Corporate Change in Control there is an Involuntary Employment Action with respect to any Designated Employee, each then outstanding Award assumed, substituted or continued under Section 10.A(1) and held by such Designated Employee (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Designated Employee, any outstanding Options or SARs held by such Designated Employee (and a permitted transferee of such person) shall be exercisable for one (1) year following the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or SAR.

D. Changes In, Distributions With Respect To and Redemptions of the Stock.

(1) In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the following shall be equitably adjusted (i) the number of shares that may be delivered as per Section 5, (ii) the individual limits described in Section 5.E, (iii) the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, (iv) exercise prices or base values, as the case may be, relating to outstanding Awards and (v) any other provision of Awards affected by such change.

(2) The Committee may also make equitable or proportionate adjustments of the type described in Section 10.D(1) to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving Stock or any other event other than those described in Section 10.D(1), if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value and equity of Awards made hereunder, having due regard for: (i) the qualification of ISOs under Section 422; (ii) the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A, where applicable and (iii) in the case of Awards intended to qualify for the performance-based compensation exception Section 162(m), the continued qualification for that exception (unless otherwise determined by the Committee).

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Appendix B (continued)

(3) References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.

11. Miscellaneous

A. No Right to Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

B. No Rights as a Stockholder. Subject to the provisions of the applicable Award, no Participant or other person shall have any rights as a stockholder with respect to any shares of Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom an RSA is awarded shall be considered a stockholder of the Company at the time the Award is granted except as otherwise expressly provided in the applicable Award agreement.

C. Effective Date. The Plan became effective on the Effective Date.

D. Amendment of the Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Committee determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan in order to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in Section 9.L, no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required under applicable law or relevant stock exchange listing standards.

E. Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

F. Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Committee, nor any person acting on behalf of the Company, any Affiliate or the Committee, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

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Appendix B (continued)

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2008 Plan” means the Company’s 2008 Amended and Restated Omnibus Equity Plan.

“Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such Sections shall be applied by substituting “at least 50%” for “at least 80%” wherever applicable; provided, however, that in determining eligibility for the grant of an Option or SAR by reason of service for an Affiliate, “Affiliate” shall mean any corporation or other entity in a chain of corporations all of which have a controlling interest in another corporation or other entity in the chain, beginning with the parent entity and ending with the entity for which the Award recipient was providing services on the grant date of the Award (defining the term “controlling interest” based on “at least 50%” rather than “at least 80%”). The Company may at any time by amendment provide that different ownership thresholds apply (consistent with Section 409A, where applicable).

“Award” means any Option, SAR, RSA, RSU and any Other Award convertible into or otherwise based on Stock (including a Performance Award payable in cash), granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means the Compensation and Management Development Committee of the Board.

“Company” means Biogen Inc., a Delaware corporation.

“Competitive Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

“Continuing Director” shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on March 24, 2017 or (ii) becomes a member of the Board subsequent to March 24, 2017 and was appointed, nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such appointment, nomination or election, provided that a director whose initial assumption of office is in connection with an actual or threatened election contest will not be considered a Continuing Director unless and until (a) such director has served on the Board for at least two (2) years and (b) the most recent reelection of such director has been approved by a majority of the Continuing Directors in office at the time of such approval.

“Corporate Change in Control” shall be deemed to have occurred upon the first of the following events:

(1) an event in which any Person, is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 under the Exchange Act) of such Person, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(2) the consummation of the merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to

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2017 PROXY STATEMENT

Appendix B (continued)

represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger; or

(3) at any time the Continuing Directors do not constitute a majority of the Board (or, if applicable, the board of directors of a successor to the Company).

Notwithstanding the foregoing, in any case where the occurrence of a Corporate Change in Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term “Corporate Change in Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A.

“Corporate Transaction” means any of: (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company (or an Affiliate) is not the surviving corporation or which results in the acquisition of all or substantially all of the then outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert; (iii) a sale or transfer of all or substantially all of the Company’s assets or (iv) a dissolution or liquidation of the Company. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) as determined by the Committee, the Corporate Transaction shall be deemed to have occurred upon consummation of the tender offer.

Notwithstanding the foregoing, in any case where the occurrence of a Corporate Transaction could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term “Corporate Transaction” shall mean an occurrence that both (a) satisfies the requirements set forth above in this definition and (b) is a “change in control event” as that term is defined in the regulations under Section 409A.

“Covered Transaction” means a Corporate Change in Control or a Corporate Transaction.

“Delay Period” has the meaning set forth in Section 9.O(3).

“Designated Beneficiary” means the Participant’s estate.

“Designated Employee” means an employee designated by the Committee, in its sole discretion, as a “Designated Employee” for purposes of the Plan at any time prior to the effective date of a Corporate Transaction or Corporate Change in Control, as applicable.

“Detrimental Activity” shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company’s Code of Conduct, (c) results in the Company’s restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any Competitive Activity.

“Disability” shall exist for purposes of the Plan if the Company determines in its sole discretion that the Participant has been terminated as a result of the employee having become totally and permanently disabled. For this purpose, totally and permanently disabled means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the date the Plan was approved by the Company’s stockholders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Expiration Date” means the latest date on which an Option, SAR or Other Award requiring exercise may be exercised pursuant to the Award agreement.

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2017 PROXY STATEMENT

Appendix B (continued)

“Fair Market Value” means, with respect to Stock, for so long as such Stock is readily tradable on an established securities market (within the meaning of Section 409A), the closing price on the day of the grant or measurement or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date, and otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A).

“For Cause” shall be deemed to include, but is not limited to, dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach of, or a failure to comply with, the Company’s policies, procedures or codes of ethics or business conduct, breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, the Participant’s commission of, or plea of nolo contendere to, a felony and other conduct that is, or could reasonably be expected to be, harmful or prejudicial to the business of the Company or an Affiliate. The determination of the Committee or its designee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment or similar agreement with the Company or an Affiliate which contains a “cause” definition, such definition shall be controlling for purposes of the Plan for so long as such agreement is in effect.

“Involuntary Employment Action” as to a Participant means the involuntary termination of a Participant’s employment with the Company following a Corporate Transaction or Corporate Change in Control, as applicable, (i) other than For Cause or (ii) upon the occurrence of any of the following circumstances: (a) any adverse and/or material alteration and diminution in the Participant’s authority, duties or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Corporate Transaction or Corporate Change in Control, as applicable, or as the same may be increased from time to time thereafter, (b) a reduction of the Participant’s base salary or a reduction in targeted bonus opportunity, in each case as in effect on the date prior to the Corporate Transaction or Corporate Change in Control, as applicable, or as the same may be increased from time to time thereafter or (c) relocation of the offices at which the Participant is employed which increases his or her daily commute by more than 100 miles on a round trip basis; provided, however, that in any case the Participant notifies the Chief Legal Officer or the Head of Human Resources of the Company in writing of the basis for his or her involuntary termination within ninety (90) days of the occurrence of the circumstances and the Company does not cure such circumstance within thirty (30) days thereafter.

“ISOs” has the meaning set forth in Section 6.A.

“NQSOs” has the meaning set forth in Section 6.A.

“Option” means the right to purchase shares of Stock of the Company for a specified period of time at a specified price.

“Other Award” has the meaning set forth in Section 8.C.

“other company award” has the meaning set forth in Section 5.D.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

“Performance Criteria” means specified criteria, other than the mere continuation of employment or passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, payment or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall be based on objectively determinable measures of performance relating to any of, or to any combination of, the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in

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2017 PROXY STATEMENT

Appendix B (continued)

combinations thereof and subject to such adjustments, if any, as the Committee specifies, consistent with the requirements of Section 162(m)): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or achievement of clinical trials or measurable research objectives. A Performance Criteria and any targets with respect thereto determined by the Committee shall be based on achievement of an objectively determinable performance goal. A Performance Criteria and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss and may be based on GAAP, non-GAAP or other metrics as provided for herein. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Plan” means the Biogen 2017 Omnibus Equity Plan, as from time to time amended and in effect.

“Restricted Period” has the meaning set forth in Section 8.B.

“Retirement” as to any employee of the Company or any of its Affiliates shall mean such person’s leaving the employment of the Company and its Affiliates after reaching age 55 with ten (10) consecutive years of service with the Company or its Affiliates, but not including pursuant to any termination For Cause or pursuant to any termination for insufficient performance, as determined by the Company.

“RSA” means Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified service or performance-based conditions are not satisfied.

“RSU” means an unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future, subject to the satisfaction of specified performance or other vesting conditions.

“SAR” means the right to receive upon exercise an amount (payable in cash or in shares of Stock of equivalent value) equal to any excess in value of shares of Stock subject to the right over the base value from which appreciation is measured.

“Section 162(m)” means Section 162(m) of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Section 409A” means Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Section 422” means Section 422 of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Stock” means the common stock, $0.0005 par value, of the Company.

B-13

BIOGEN INC.

225 BINNEY STREET

CAMBRIDGE, MA 02142

VOTE BY INTERNET

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOGEN INC.

The Board recommends a vote FOR the following proposals:

1.	Election of Directors. To elect the eleven director nominees numbered 1a through 1k to serve for a one-year term extending until the 2018 annual meeting of stockholders and their successors are duly elected and qualified.		For	Against	Abstain					For	Against	Abstain

	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i.	Alexander J. Denner Caroline D. Dorsa Nancy L. Leaming Richard C. Mulligan Robert W. Pangia Stelios Papadopoulos Brian S. Posner Eric K. Rowinsky Lynn Schenk	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		1j.	Stephen A. Sherwin		☐	☐	☐
							1k.	Michel Vounatsos		☐	☐	☐
						2.	To ratify the selection of PricewaterhouseCoopers LLP as Biogen Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2017.			☐	☐	☐
						3.	Say on Pay - To approve an advisory vote on executive compensation.			☐	☐	☐
						The Board recommends a vote for 1 YEAR on the following proposal:			1 Year	2 Years	3 Years	Abstain
						4.	Say When on Pay - To approve an advisory vote on the frequency of the advisory vote on executive compensation.		☐	☐	☐	☐
						The Board recommends a vote FOR the following proposal:				For	Against	Abstain
						5.	To approve the Biogen Inc. 2017 Omnibus Equity Plan.			☐	☐	☐
						6.	To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2017 Notice and Proxy Statement and 2016 Annual Report with Form 10-K are available at: www.proxyvote.com.

E25473-P92180

BIOGEN INC.

Annual Meeting of Stockholders

June 7, 2017, 9:00 AM, Eastern Daylight Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michel Vounatsos, Paul J. Clancy, and Susan H. Alexander, and each of them (with full power to act alone), as proxies of the undersigned with all the powers the undersigned would possess if present during the 2017 Annual Meeting, and with full power of substitution in each of them to appear, represent and vote all shares of common stock of Biogen Inc. which the undersigned would be entitled to vote at the 2017 Annual Meeting of Stockholders, to be held online at www.virtualshareholdermeeting.com/BIIB2017 on Wednesday, June 7, 2017, at 9:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof.

The shares represented by this proxy will be voted as directed herein. If no direction is indicated, such shares will be voted FOR the election of all of the director nominees listed in Proposal 1, FOR Proposals 2, 3 and 5, and for the 1 YEAR option for Proposal 4. As to any other matter that may be properly brought before the meeting or any adjournment or postponement thereof, proxy holders will vote in accordance with their best judgment.

Continued and to be signed on reverse side

V.1.2